As filed with the U.S. Securities and Exchange Commission on June 20, 2025.

Registration No. 333-287134

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Platinum Analytics Cayman Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	6289	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

60 Anson Road, 17-01, Mapletree, Singapore 079914

(86) 13701694870

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Henry Yin, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR (852) 3923-1111	Andrei Sirabionian, Esq. Norly S. Jean-Charles, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4271	Richard Anslow, Esq. Jonathan Deblinger, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED JUNE 20, 2025

2,000,000 Class A Ordinary Shares

Platinum Analytics Cayman Limited

This is an initial public offering of our 2,000,000 Class A ordinary shares, $0.0004 par value per share (“Class A Ordinary Shares”). We are offering on a firm commitment basis our Class A Ordinary Shares. Prior to this offering, there has been no public market for Class A Ordinary Shares. We expect the initial public offering price will be in the range of $4 to $5 per Class A Ordinary Share. We plan to reserve the symbol “PLTS” for purposes of listing our Class A Ordinary Shares on the Nasdaq Capital Market and plan to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market.

Upon the completion of this Offering, our issued share capital will be a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Holders of the Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Each Class A Ordinary Share will be entitled to one (1) vote on all matters subject to a vote at general meetings of the Company, and each Class B Ordinary Share will be entitled to twenty (20) votes. Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. For more detailed description of risks related to the dual-class structure, see “Risk Factors—Risks Related to our Corporate Structure—We have a dual class ordinary share structure that has the effect of concentrating voting control with the holders of our Class B Ordinary Shares. Our Class B Ordinary Shares have multiple votes per share and this ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring stockholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.”

Upon the completion of this offering, we will be a “controlled company” as defined under corporate governance rules of The Nasdaq Stock Market, LLC (“Nasdaq”), because our founders and directors, Huiyi Zheng and Qihong Bao, will beneficially own approximately 38.59% of our then-issued and outstanding shares, including 6,853,674 Class B Ordinary Shares (as defined herein) each with twenty (20) votes, and nil Class A Ordinary Shares, and will be able to exercise approximately 92.63% of the total voting power of our issued and outstanding Shares (as defined herein) immediately after the consummation of this offering, assuming the underwriters do not exercise its option to purchase additional Class A Ordinary Shares. Huiyi Zheng and Qihong Bao will have the ability to control matters requiring shareholder approval, including the election of directors, amendments of organizational documents and approvals of major corporate transactions. For further information, see “Principal Shareholders.” For more detailed description of risks related to being a “controlled company,” see “Risk Factors—Risks Related to Our Company—We will be a ‘controlled company’ within the meaning of the Nasdaq listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

Platinum Analytics Cayman Limited (the “Company”) is a holding company incorporated under the laws of the Cayman Islands. As a holding company, the Company conducted all of its operations through its subsidiaries in Singapore and Hong Kong, and incurred general and administrative expenses in Mainland China, until January 10, 2025, when it disposed of both its Hong Kong and Mainland China subsidiaries. For the avoidance of doubt, as of January 10, 2025, we ceased to generate any revenue from customers in Hong Kong or China, and we currently do not have any business operations in Hong Kong or China. Consequently, the Company may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong. The PRC government may intervene or influence our current and future operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like Platinum Analytics Cayman Limited. Such governmental actions, if and when they occur:

●	could result in a material change in our operations and/or the value of our Class A Ordinary Shares;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and

●	may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

See “Risk Factors — Risks Related to Doing Business in Hong Kong — The PRC government may exercise significant oversight and discretion over the conduct of our business, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our former operating subsidiary in Hong Kong may be subject to certain PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the PRC legal system is evolving rapidly, and enforcement of certain laws, regulations and rules may further change or develop and thus our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.” on page 22.

We are aware that, in recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. This indicated the PRC government’s intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, its ability to accept foreign investments, and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors.

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the Securities and Exchange Commission to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in Mainland China and Hong Kong.

On August 26, 2022, the PCAOB signed SOP Agreements with the CSRC and the Ministry of Finance of the PRC. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the Holding Foreign Companies Accountable Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act and the Consolidated Appropriations Act.

Our auditor, AOGB CPA Limited, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Hong Kong, and is currently subject to inspection by the PCAOB on a regular basis. As of the date of this prospectus, the PCAOB has not yet issued an inspection report for AOGB CPA Limited. However, the recent developments would add uncertainties to our offering and we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. Furthermore, the Accelerating Holding Foreign Companies Accountable Act, which requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years, may result in the delisting of our Company in the future if the PCAOB is unable to inspect our accounting firm at such future time.

Until January 10, 2025, cash was transferred through our organization in the following manner: (i) funds were transferred from Platinum Analytics Cayman Limited, our holding company incorporated in the Cayman Islands, to our operating subsidiaries in Singapore, Hong Kong and Mainland China, in the form of capital contributions or loans, as the case may have been; and (ii) dividends or other distributions may have been paid by our operating subsidiaries in Singapore, Hong Kong and Mainland China to Platinum Analytics Cayman Limited. If Platinum Analytics Cayman Limited intends to distribute dividends to its shareholders, it will depend on payment of dividends from our operating subsidiaries to Platinum Analytics Cayman Limited in accordance with the laws and regulations of Singapore, Hong Kong and Mainland China (up to January 10, 2025) and in accordance with the laws and regulations of Singapore (subsequent to January 10, 2025), and the dividends will be distributed by Platinum Analytics Cayman Limited to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

The Company does not currently generate any revenue from customers in Hong Kong of Mainland China. The Company does not have any other business operations, such as assets located in Hong Kong or China.

Our holding company rely on dividends paid by our operating subsidiaries for its cash requirements, including funds to pay any dividends and other cash distributions to its shareholders, service any debt it may incur and pay its operating expenses. Our holding company’s ability to pay dividends to its shareholders will depend on, among other things, the availability of dividends from our operating subsidiaries.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 13 to read about factors you should consider before buying our Class A Ordinary Shares.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Our Being an Emerging Growth Company and a Foreign Private Issuer.”

	Per Share	Total
Initial public offering price	$4.500	$9,000,000
Discounts and commissions to underwriters (1)	$0.315	$630,000
Proceeds, before expenses, to us (2)	$4.185	$8,370,000

(1) We have agreed to pay the underwriters a fee equal to 7.0% of the gross proceeds of the offering. Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the initial public offering price payable to the underwriters. See “Underwriting” beginning on page 84 for additional disclosure regarding underwriting compensation payable by us.

(2) We have granted a 45-day option to the representative of the underwriters to purchase up to an additional 300,000 Class A Ordinary Shares on the same terms and conditions as set forth above solely to cover over-allotments, if any. If such over-allotment option is fully exercised, we will receive additional gross proceeds of $1,350,000, less a 7.0% discount to the underwriters before expenses. See “Underwriting” beginning on page 84 for more information.

The underwriters are offering the Class A Ordinary Shares for sale on a firm commitment basis. The underwriters expect to deliver the Class A Ordinary Shares against payment in U.S. dollars to purchasers on or about [●], 2025.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Bookrunner

Kingswood Capital Partners, LLC.

Prospectus dated [●], 2025

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About this Prospectus

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. We are responsible for updating the prospectus to contain all material information, and as such this prospectus will be updated from time to time prior to its effectiveness, to the extent required by law. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. Neither we nor the underwriters have authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. We take no responsibility for, and can provide no assurances as to the reliability of, any other information about us or this offering that others may give you or that you might research on your own.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. We will, prior to effectiveness of this registration statement, provide any additional disclosures to the extent that we are or become aware of the existence of any material facts that are required to be disclosed under the federal securities laws and that might otherwise contradict the representations, warranties and covenants contained in the agreements and will update such disclosure as required by federal securities laws.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 13, of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Our financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

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Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Platinum BVI” are to Platinum Analytics Trading Technology Limited, a business company incorporated in the British Virgin Islands on March 14, 2017, and a directly wholly-owned subsidiary of our Company;

●	“Class A Ordinary Shares” are to Class A ordinary shares of Platinum Analytics Cayman Limited, par value $0.0004 per share, each carrying one vote;

●	“Class B Ordinary Shares” are to Class B ordinary shares of Platinum Analytics Cayman Limited, par value $0.0004 per share, each carrying 20 votes;

●	“Company”, “Platinum Cayman”, “our Company”, “we”, “us”, or “our” means Platinum Analytics Cayman Limited, a company with limited liability incorporated in Cayman Islands on October 6, 2016;

●	“Platinum Singapore” are to Platinum Analytics Singapore Pte. Ltd., a company incorporated in Singapore on May 27, 2017, and an indirectly wholly-owned subsidiary of the Company;

●	“shares”, “Shares” or “Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares of Platinum Analytics Cayman Limited; and

●	“we”, “us” or the “Company” are to Platinum Analytics Cayman Limited, and its subsidiaries.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Our business is conducted in Singapore through our Singapore subsidiary, Platinum Singapore, using both Singapore dollars, the currency of Singapore, and United States dollars. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of Singapore dollars to United States dollars, where applicable, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors” before deciding whether to buy our Class A Ordinary Shares. This prospectus also contains information and statistics relating to macroeconomy and the industries in which we operate which are derived from various publications issued by market research companies and governmental entities.

Overview

Platinum Singapore, established 2017 in Singapore, is a software developer specializing in the provision of FX trading software development solutions, data analytics solutions and technology development solutions to financial institutions with a strategic focus on serving Asia and other emergent markets. Supported by the Monetary Authority of Singapore (MAS), Platinum Singapore focuses on helping financial institutions in addressing the distinct challenges of the dynamic financial environments, such as rapid growth in currency trade volumes, the complexity of cross-border transactions, and the volatility of emerging market currencies. Platinum Singapore also operates a spot FX trading platform, the Electronic Communications Network (ECN), which provides brokerage-based trading solutions for institutional and enterprise clients which contributed a small amount of our revenue. As advised by our Singapore counsel, Drew & Napier LLC, there is no license nor permit requirement for the operation of both our software development and ECN businesses, because our spot FX trading platform does not handle transaction monies, and involves neither spot foreign exchange for the purposes of leveraged foreign exchange trading nor spot foreign exchange contracts that are traded on a margin basis.

Our Products and Services

The FX trading software development industry is defined by rapid innovation, increasing regulatory complexity, and growing demand for customization and interoperability. Within this context, Platinum Singapore has developed a suite of solutions that directly address the needs and gaps in the market.

Platinum offers a fully integrated suite of FX trading and analytics solutions tailored to the needs of financial institutions operating in dynamic and complex market environments. Our products span the entire trade lifecycle, from real-time price discovery to execution, risk management, and post-trade analytics. Each module is designed to function both independently and as part of a unified stack, offering clients the flexibility to adopt solutions at their own pace while benefiting from seamless interoperability when integrated.

Our primary products and services include:

●	Pricing Engine

This engine enables real-time price discovery by aggregating liquidity, applying customizable spreads, and generating executable pricing for multiple currency pairs. The engine supports differentiated logic for regional trading venues and is optimized for both onshore and offshore FX markets.

●	Order Management System (OMS)

Our OMS handles trade execution workflows across spot and forward FX, with full lifecycle tracking, execution routing, exception management, and support for straight-through processing (STP). The system supports compliance with regional regulations and offers role-based access control for complex banking environments.

●	Autohedger

A proprietary tool designed to manage mid-desk exposure by automatically executing hedging strategies in response to real-time position changes. It integrates directly with the OMS and supports configurable rules for timing, volume thresholds, and venue selection.

●	AI Analytics Layer

Our analytics framework applies proprietary machine learning models to generate market insights, detect pricing anomalies, forecast short-term movements, and interpret market sentiment. The models access a broad range of real-time and historical data streams, enhancing trade decision-making and risk assessment.

●	Developer APIs and Customization Tools

Clients can extend or tailor their trading workflows via sandbox environments, APIs, and plug-ins. The platform supports integration with third-party systems, custom strategy development in Python or Java, and bespoke data ingestion adapters.

●	Professional Services and Technical Integration

Our implementation teams offer clients onboarding support, API training, systems integration, and post-deployment optimization. Beyond implementation, our team collaborates closely with clients to customize product configurations, integrate proprietary logic, and adapt modules to specific regulatory or operational requirements.

We work with banks to map our solution stack directly onto their internal workflows, ensuring seamless data handoff between internal systems such as treasury management, risk control, and compliance monitoring platforms. Our systems are designed to interface with a wide range of industry-standard protocols and vendor ecosystems, enabling deep integration into the client’s broader infrastructure.

Ongoing support is provided through a combination of 24/5 helpdesk access, periodic system reviews, and hands-on workshops that ensure clients are maximizing the value of their deployments over time.

This product architecture enables us to deliver agile, AI-powered FX infrastructure to clients ranging from Tier 1 banks to regional fintech firms. Industry analysis highlights the increasing importance of agile, intelligent trading systems in high-growth markets. As the demand for intelligent and adaptive trading systems grows in these emerging markets, we believe our integrated approach offers a distinct competitive advantage.

Our Competition

The competitive environment for Platinum Singapore is shaped by the growing demand for advanced FX trading and analytics solutions, particularly in Asia and other emergent markets. Based on our experiences in the industry, and servicing Singaporean banks as our customers, we believe that the FX industry in those markets will continue to grow in the future.

The industry landscape includes major global players like Refinitiv and Bloomberg, who provide comprehensive financial data and trading platforms but often lack the specialized, adaptable AI-driven solutions Platinum Singapore offers. These traditional competitors have established infrastructures and extensive client bases, though they may be less agile in integrating cutting-edge AI technologies or customizing solutions to meet the specific demands of high-growth markets in Asia.

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Our competitors generally fall into the following groups:

●	Global Competitors: These players offer comprehensive trading platforms, data analytics, and extensive financial data services with well-established infrastructures and vast global networks.

●	Regional Competitors: These companies often offer services tailored to specific currency pairs and regional trading requirements.

●

Niche Technology Providers: These providers often focus on specific modules, such as pricing engines, risk management, or AI-driven market sentiment analysis, without offering a fully integrated suite such as Platinum Singapore’s solutions.

Our platform covers the full FX trading lifecycle through four core components:

●	Pricing Engine – Aggregates liquidity and performs real-time price discovery and market making.
●	Order Management System (OMS) – Manages order routing, execution, lifecycle tracking, and exception handling for both spot and forward trades.
●	Autohedger – Tracks mid-desk exposure and automates hedging with execution management and STP-enabled back-office integration.
●	AI Analytics Layer – Provides real-time market intelligence through proprietary models for sentiment, forecasting, and anomaly detection.

Unlike most competitors who offer isolated modules, we provide a fully integrated stack. This allows for consistent data flow, faster deployment, and reduced operational complexity across the entire FX workflow.

Our platform was built with AI in mind from the start. In 2019, we delivered our first AI-integrated FX system to DBS Bank, making us one of the early movers in applying machine learning to live trading infrastructure in Asia. This foundation allows us to build, test, and deploy new AI capabilities quickly and safely.

Because our front, mid, and back office systems run on a unified stack, our AI models have access to real-time positions and exposures. This enables context-aware decision-making—for example, suppressing bullish signals if a client is already overexposed. Such cross-functional optimization is difficult to achieve in fragmented, multi-vendor environments.

Clients can customize pricing, hedging, and risk parameters through a rules-based interface—no coding or service disruption required. For advanced needs, we offer APIs and sandbox environments that support custom Python or Java workflows, enabling clients to build proprietary logic and integrate with external systems.

Examples of client-level customization include:

1.	Pulling real-time data—such as market prices, internal positions, and live orders—via our data API for in-house consumption.
2.	Writing custom trading algorithms in Python that publish execution signals through our messaging layer.
3.	Building data adapters to connect internal data stores or third-party price providers to our platform.

We support full on-premise deployments, where clients retain complete control over both hardware and software. In contrast to many competitors shifting toward cloud-only offerings, our architecture allows institutions to maintain internal control, meet security and compliance requirements, and deeply tailor the system to their existing IT environments.

Our professional services team provides technical walkthroughs and API training to help clients integrate and extend the platform effectively.

Asian FX markets are shaped by the complexity of split onshore and offshore markets. Pairs like USD/CNH, USD/MYR, and USD/THB trade in parallel venues with distinct liquidity, pricing behavior, and trading restrictions. Our platform supports this structure through differentiated pricing logic, separate liquidity pools, and venue-aware execution strategies.

We also support complex regional banking structures where different branches may be licensed to trade only onshore or only offshore. Our system can segment access, pricing, and execution logic based on entity, jurisdiction, or user role—enabling banks to deploy a unified platform across multiple markets without violating local trading constraints.

For high-growth fintechs, our modular architecture and open APIs enable fast customization and scaling. Combined with low-latency infrastructure, this allows clients to operate effectively in highly competitive, price-sensitive markets across Asia.

We apply advanced AI to FX because we delivered our first AI-driven FX system to DBS Bank in 2019—well ahead of broader industry adoption. That system remains in production use today.

While AI adoption was growing in equities, few firms had successfully applied it to FX. The FX market presents unique challenges—such as fragmented liquidity, real-time pricing, and extremely low latency tolerance—that make AI integration significantly more complex. Our early success reflects both our technical depth and our focus on real-world applicability.

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Our Strengths

We leverage on the following competitive strengths that we possess:

●

Pioneering AI-Driven Trading and Analytics Solutions: We leverage advanced AI technologies for foreign exchange (FX) trading and analytics, and we believe our early adoption of AI-driven models, coupled with continuous innovation, positions us as a market leader in FX trading and analytics.

●	Comprehensive and Dynamic Product Portfolio: We have established a holistic service ecosystem that promotes efficiency, transparency, and profitability for our partners.

●

Alignment and Market Recognition: Platinum Singapore’s product strategy is aligned with Singapore’s broader financial innovation goals. This is evidenced by our receipt of a grant from MAS, which, to our knowledge, made us one of a limited number of fintech companies focused on institutional FX to receive such recognition. Furthermore, our market position is demonstrated by a client base that includes leading financial institutions in Asia.

●	Good Relations with Client and Partner Network: Platinum Singapore has cultivated good relations with clients and partners, including banks, financial institutions, and FX trading firms.

Our Strategies

Our key business strategies are as follows:

●	Strategic Acquisitions and Partnerships: We aim to strengthen our market position through strategic acquisitions and the formation of joint ventures with key partners in the financial technology sector.

●	Expansion of Product Offerings and Services: We are committed to broadening our product portfolio to meet the evolving needs of our clients in the FX trading sector, and to expand beyond to other financial products such as commodities, derivatives, and fixed income. This strategy will not only enable us to grow our market share but also diversify our revenue sources, allowing for greater stability and resilience in fluctuating market conditions.

●	Geographical Expansion and Market Penetration: We seek to extend our market reach into new regions and strengthen our foothold in existing markets. By replicating our successful business model from other regions, we aim to establish a global presence and capture growth opportunities in high-potential markets.

●	Investment in Advanced Technology and Platform Optimization: As we scale our business, continuous investment in technology will remain a key priority. These technological investments will strengthen our competitive edge, support our market expansion efforts, and drive sustained business growth.

Corporate Information

Our principal executive offices are located at 60 Anson Road, 17-01, Mapletree, Singapore 079914, and our phone number is (65) 68227800. We maintain a corporate website at www.platinumanalytics.net. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Corporate Structure

The following chart summarizes our corporate legal structure and identifies our subsidiaries as of the date of this prospectus.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

●	We may not be able to grow at the historical rate of growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.

●	Our limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

●	Our clients are subject to complex laws and regulations, and new laws or regulations and/or changes to existing laws or regulations could impact our clients and, in turn, materially and adversely impact our business or may reduce our profitability.

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●	We may fail to obtain and maintain licenses and permits which may in future be necessary for the conduct of our operations in Singapore, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the industries in which we operate in Singapore.

●	Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

●	Our business is subject to risks related to lawsuits and other claims brought by our clients.

●	Failure to manage our liquidity and cash flows may materially and adversely affect our financial conditions and operating results. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

●

Our business collects and processes consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal and operational consequences.

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

●	Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

●	Increases in labor costs in Singapore may adversely affect our business and results of operations.

●	We do not have any business insurance coverage.

●	We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

Risks Related to Our Corporate Structure

●	Our controlling shareholder has substantial influence over our company and his interests may not be aligned with the interests of our other shareholders.

●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Class A Ordinary Shares.

●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

●	Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

●	You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

●	We are an “emerging growth company” within the meaning of the Securities Act of 1933 (the “Securities Act”), and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

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●	As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Class A Ordinary Shares less attractive to investors.

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

●	Anti-takeover provisions in our memorandum and articles of association may discourage, delay or prevent a change in control.

●	Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances.

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Risks Related to Doing Business in Hong Kong

●	The PRC government may exercise significant oversight and discretion over the conduct of our business, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our former operating subsidiary in Hong Kong may be subject to certain PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the PRC legal system is evolving rapidly, and enforcement of certain laws, regulations and rules may further change or develop and thus our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

●	There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

●	Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

●	If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in former Mainland China-based issuers to former Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

●	The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our former Hong Kong subsidiary.

●	The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our former operating subsidiary’s operations and/or the value of the securities we are offering.

●	There are political risks associated with conducting business in Hong Kong.

Risks Related to Our Securities and This Offering

●	There has been no public market for our Class A Ordinary Shares prior to this offering, and if an active trading market does not develop you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

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●	Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

●	The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

●	You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

●	Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

●	We do not intend to pay dividends for the foreseeable future.

●	If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

●	The market price for our Class A Ordinary Shares may be volatile.

●	Our results of operations are subject to fluctuations in the exchange rate between the U.S. dollar and the Singapore dollar.

●	Volatility in our Class A Ordinary Shares price may subject us to securities litigation.

●	If another shutdown of the federal government occurs, we will not be able to effectively utilize a registration statement on Form F-1 to conduct a primary offering of our securities, which will limit our ability to raise financing and may require us to raise financing on less favorable terms.

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

●	If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

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Transfer of Cash to and from our operating subsidiaries

The Company is permitted under the laws of the Cayman Islands and its memorandum and articles of association, as amended from time to time, to provide funding to Platinum BVI and Platinum Singapore and its subsidiaries from time to time through loans or capital contributions.

For the year ended September 30, 2024, the Company transferred US$120,000 to Platinum Singapore and US$1,500 to Platinum Analytics Hong Kong Limited (“Platinum HK”) (disposed of on January 10, 2025) through loans, and Platinum Singapore made repayment of US$5,000 to the Company. For the year ended September 30, 2023, the Company transferred US$69,300 to Platinum Singapore and US$335,200 to Platinum HK through loans.

Regulatory Development in the PRC

We are a holding company incorporated under the laws of the Cayman Islands. We currently do not have, nor do we currently intend to establish, any subsidiary nor do we plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, our PRC counsel has advised us that the PRC laws and regulations on cybersecurity, M&A and the oversight and control over overseas securities offerings do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future.

We are aware that, in recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. This indicated the PRC government’s intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, its ability to accept foreign investments, and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors.

Cybersecurity Review

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (i) such processing is for the purpose of providing products or services for natural persons within Mainland China, (ii) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review, and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. The publication of the Measures expands the application scope of the cybersecurity review to cover data processors and indicates greater oversight by the CAC over data security, which may impact our business and this offering in the future.

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Data Security Law

The PRC Data Security Law (the “Data Security Law” or “DSL”), which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, DSL applies to data processing activities within the territory of Mainland China as well as data processing activities conducted outside the territory of Mainland China which jeopardize the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties.

CSRC Filing or Approval

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations currently in effect at the time of this prospectus, we will not be required to submit an application to the CSRC for its approval of this Offering and the listing and trading of our Class A Ordinary Shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities (“Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by PRC-based companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities.

On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (2) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC according to the requirements; and (3) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies.

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It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to operating subsidiaries we used to have which located in Hong Kong and mainland China. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our former operating subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

Permission Required from Hong Kong and PRC authorities

We believe that, as of the date of this prospectus, the Company and our operating subsidiary are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Class A Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its operating subsidiary or denied by any relevant authorities. As of the date of this prospectus, the Company and our operating subsidiary are not required to obtain any permission or approval from Hong Kong authorities to operate our business.

As advised by our PRC Counsel, AllBright Law Offices(Fuzhou), as of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, the Company is not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Class A Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) as of the date of this prospectus, both we and our operating subsidiary do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor are we controlled by any Mainland Chinese company directly or indirectly; (ii) both we and our operating subsidiary do not have any operations in Mainland China; (iii) both we and our operating subsidiary do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China; (iv) we are headquartered in Singapore with our officers and all members of the board of directors based in Singapore and our revenues and profits are generated by the operating subsidiary in Singapore and we have not generated revenues or profits from Mainland China in the most recent accounting year that accounts for more than 50% of the corresponding figure in our audited combined financial statements for the same period; and (v) both we and our operating subsidiary will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, given that: (a) as of the date of this prospectus, neither we nor our operating subsidiary operate an online platform that collects or processes personal information in Mainland China; and (b) as of the date of this prospectus, neither we nor our operating subsidiary have been informed by any PRC governmental authority of being classified as an “Operator” or a “data processor” that is subject to CAC cybersecurity review. As further advised by our PRC Counsel, AllBright Law Offices (Fuzhou), we and our operating subsidiary are not required to obtain any permissions or approvals from any PRC governmental authority to operate their business as of the date of this prospectus. No permissions or approvals have been applied for by us or denied by any relevant authority.

In the event that the operation of us or our former operating subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our operating subsidiary and us, given the substantial operations of our former operating subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

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However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. In the event that the operation of us or our former operating subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our operating subsidiary and us, given the substantial operations of our former operating subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in Mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies. Any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Implications of Our Being an “Emerging Growth Company” and a “Foreign Private Issuer”

As a company with $2,213,787 in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our independent registered accounting firm on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

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Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (ii) the last day of the fiscal year during which the fifth anniversary of the date of this offering occurs; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

Implications of Being a Controlled Company

Upon the completion of this offering, our founders and directors, Huiyi Zheng and Qihong Bao will beneficially own 100% of our total issued and outstanding Class B Ordinary Shares, and nil of our total issued and outstanding Class A Ordinary Shares, representing 92.63% of our total voting power, assuming that the underwriters do not exercise their option to purchase additional Class A Ordinary Shares, or 100% of our total issued and outstanding Class B Ordinary Shares and nil of our total issued and outstanding Class A Ordinary Shares, representing 92.44% of our total voting power, assuming that the option to purchase additional Class A Ordinary Shares is exercised by the underwriters in full. As a result, we will be a “controlled company” as defined under the Nasdaq listing rules because Huiyi Zheng and Qihong Bao will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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THE OFFERING

Securities offered by us	2,000,000 Class A Ordinary Shares

Over-allotment option	We have granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 300,000 additional Class A Ordinary Shares at the initial public offering price, less underwriting discounts.

Price per Share	We currently estimate that the initial public offering price will be in the range of $4 to $5 per Share.

Ordinary Shares outstanding prior to completion of this offering	8,905,435 Class A Ordinary Shares and 6,853,674 Class B Ordinary Shares See “Description of Share Capital” for more information.

Ordinary Shares outstanding immediately after this offering

10,905,435 Class A Ordinary Shares and 6,853,674 Class B Ordinary Shares assuming no exercise of the underwriters’ over-allotment option.

11,205,435 Class A Ordinary Shares and 6,853,674 Class B Ordinary Shares assuming full exercise of the underwriters’ over-allotment option.

Listing	We will apply to have our Class A Ordinary Shares listed on the Nasdaq Capital Market.

Proposed Ticker symbol	“PLTS”

Transfer Agent	[●]

Use of proceeds	We intend to use the proceeds from this offering to research and development, expansion of marketing and sales team, and procumbent of IT facilitate and financial license. See “Use of Proceeds” on page 35 for more information.

Lock-up	All of our directors and officers have agreed, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days after the date of this prospectus. See “Ordinary Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	The Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 13 for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

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RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We may not be able to grow at the historical rate of growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.

We commenced our business since the establishment of the Company in October 2016 and have experienced a period of rapid growth in recent years. Our revenue grew by approximately 280.2% from $582,253 to $2,213,787 for the year ended September 30, 2023 and 2024, respectively, and we turned from net loss for the year ended September 30, 2023 into a net income of $778,382 for the year ended September 30, 2024. We anticipate significant continuing growth in the foreseeable future. However, we cannot assure you that we will grow at the historical rate of growth. Our rapid growth has placed, and will continue to place, a significant strain on our management, personnel, systems and resources. To accommodate our growth, we will need to implement a variety of new and upgraded operational and financial systems, procedures and controls, including the improvement of our accounting and other internal management systems. We also will need to recruit, train, manage and motivate client relationship managers and other employees and manage our relationships with an increasing number of clients. Moreover, as we introduce new wealth management services or enter into new markets, we may face unfamiliar market and operational risks and challenges which we may fail to successfully address. We may be unable to manage our growth effectively, which could have a material adverse effect on our business.

Our limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

We commenced our business in October 2016. However, we cannot assure you that our efforts to further develop these businesses will be successful. If our business fails to grow, our future growth will be materially and adversely affected. Although we recorded net income for the fiscal year ended September 30, 2024, we cannot assure you that our results of operations will not be adversely affected for the fiscal year ending September 30, 2025 or any future period. Our limited operating history makes the prediction of future results of operations difficult, and therefore, past results of operations achieved by us should not be taken as indicative of the rate of growth, if any, that can be expected in the future. As a result, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in a rapidly evolving and increasingly competitive market in Singapore.

We may not be able to manage future growth effectively.

If our business plans are successful, we may experience significant growth in a short period of time and potential scaling issues. Should we grow rapidly, our financial, management and operating resources may not expand sufficiently to adequately manage our growth. If we are unable to manage our growth, our costs may increase disproportionately, our future revenues may stop growing or decline and we may face dissatisfied customers. Our failure to manage our growth may adversely impact our business and the value of your investment in our Class A Ordinary Shares.

We plan to incorporate AI technologies into some of our products and services, which may present operational and reputational risks.

As with many innovations, there are associated risks involved in utilizing AI technology. Although we believe that overall testing results of our products are improving and show promise, no assurance can be provided that our use of such AI will eventually produce the intended results. Even if it could produce such intended results, we cannot guarantee that such AI will not produce errors going forward. AI, particularly generative AI, has been known to produce false or “hallucinatory” inferences or outputs. AI can also present ethical issues and may subject us to new or heightened legal, regulatory, ethical, or other challenges. Inappropriate or controversial data practices by developers and end-users, or other factors adversely affecting public opinion of AI, could impair the acceptance of AI solutions, including those incorporated in our products and services. If the AI tools that we use are deficient, inaccurate, or controversial, we could incur operational inefficiencies, competitive harm, legal liability, brand or reputational harm, or other adverse impacts on our business and financial results.

In addition, regulation of AI is rapidly evolving worldwide, as legislators and regulators are increasingly focused on these powerful emerging technologies. The technologies underlying AI and its uses are subject to a variety of laws and regulations, including intellectual property, data privacy and security, customer protection, competition, and equal opportunity laws, and are expected to be subject to increased regulation and new laws or new applications of existing laws and regulations. For example, in the United States, President Biden issued the Executive Order on Safe, Secure and Trustworthy Artificial Intelligence in October 2023, with the goal of promoting the “safe, secure, and trustworthy development and use of artificial intelligence in the United States.” The Executive Order has established certain new standards for the training, testing and cybersecurity of sophisticated AI models. It has also instructed other federal agencies to promulgate additional regulations within certain timeframes from the date of the Executive Order. Federal artificial intelligence legislation has also been introduced in the U.S. Senate.

Since these regulatory frameworks rapidly evolve, we may become subject to new laws and regulations, either in Singapore or in the United States, which may affect the legality, profitability, or sustainability of our businesses, and we may be unable to predict all the legal, operational, or technological risks that may arise relating to the use of AI. The failure to comply with recommended guidelines may also negatively affect our reputation. Because AI technology itself is highly complex and rapidly developing, it is not possible to predict all the legal, operational, or technological risks that may arise relating to the use of AI. Failure to appropriately respond to this evolving landscape may result in legal liability, regulatory action, or brand and reputational harm.

Our ability to successfully integrate AI technologies in our future product may be dependent on our access to specific third-party software and infrastructure and our business may be adversely impacted if we are unable to access such third-party software and infrastructure.

We may employ further AI technologies in our current or new products in the future. Our ability to continue to use such technologies at the scale we need may be dependent on access to such specific third-party software and infrastructure. We cannot control the availability or pricing of such third-party AI technologies, especially in a highly competitive environment, and we may be unable to negotiate favorable economic terms with the applicable providers. If any such third-party AI technologies become incompatible with our solutions, become unavailable for use, or the providers of such models unfavorably change the terms on which their AI technologies are offered or terminate their relationship with us, our products and services may become less appealing to our customers and our business will be harmed. In addition, to the extent any third-party AI technologies are used as a hosted service, any disruption, outage, or loss of information through such hosted services could disrupt our operations or solutions, damage our reputation, cause a loss of confidence in our solutions, or result in legal claims or proceedings, for which we may be unable to recover damages from such affected provider.

We may also make our products that employ AI technologies available via license agreements to third parties, who can use our products in their own operations. We may not have insight into, or control over, the practices of third parties who may utilize such products. As such, we cannot guarantee that such third parties will not use such AI technologies for improper purposes, including through the dissemination of illegal, inaccurate, defamatory, or harmful content, intellectual property infringement or misappropriation, furthering bias or discrimination, cybersecurity attacks, data privacy violations, or to develop competing technologies, or that the measures we implement to prevent such improper use will be effective. Such improper use by any third party could adversely affect our business, financial condition, reputation (and the reputations of our customers), and/or subject us to legal liability.

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Some aspects of our future products and services may incorporate open-source AI technology, and our future use of open-source AI technology could negatively affect our business, results of operations, financial condition, and prospects.

Our future products and services may incorporate open-source AI technology, which may expose us to various risks. We will rely on contributions from a community of external developers to maintain and update these technologies, which introduces uncertainty regarding their availability and development timeline. Any discontinuation or delay in updates could force us to seek alternative solutions, increasing our costs and potentially disrupting our operations. Additionally, compliance with the complex landscape of open-source licenses is challenging. Non-compliance could lead to significant legal penalties or the requirement to release our proprietary code, undermining our competitive advantage.

Open-source AI technologies may also pose security and reliability concerns, as they are more susceptible to exploitation due to their public nature. Security vulnerabilities or bugs could compromise the integrity of our products, resulting in reputational harm, loss of customer trust, and financial damage. Open-source software may not always align with regulatory requirements in different jurisdictions, potentially exposing us to legal and compliance risks. Ensuring that the use of open-source AI technology complies with applicable laws and regulations adds complexity and could incur additional costs. Furthermore, we may face the risk of intellectual property infringement claims, which could lead to costly legal battles and operational disruptions. The inherent lack of control over these external technologies and their development could limit our ability to customize solutions and promptly respond to market demands, impacting our innovation capabilities and market position.

Our clients are subject to complex laws and regulations, and new laws or regulations and/or changes to existing laws or regulations could impact our clients and, in turn, materially and adversely impact our business or may reduce our profitability.

We provide technology solutions to clients in the financial services and FX trading industries, such as banks, financial institutions, and FX trading firms, that are generally subject to extensive regulation in Singapore and in other jurisdictions. Therefore, our AI technologies for FX trading and analytics are particularly sensitive to changes in laws and regulations governing these industries.

Changes in laws and regulations may impact our clients in a way that could adversely affect us. New regulations which apply to our clients could change the quantity or format of, or eliminate the need for, certain types of services or products offered by us. In certain cases, certain of our products may also be rendered incompatible or obsolete as a result of more stringent regulations being enforced. Further, an adverse regulatory action that changes a client’s business or adversely affects its financial condition could decrease their ability to purchase, or their demand for, our products and services, or they may seek to renegotiate existing agreements with us. The loss of business from our larger clients could have a material adverse effect on our revenues and results of operations.

We may fail to obtain and maintain licenses and permits which may in future be necessary for the conduct of our operations in Singapore, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the industries in which we operate in Singapore.

While our existing scope of business does not require any licenses or permits in Singapore, we may be required to obtain and maintain other approvals, licenses, permits and filings if the scope of our business changes. Whether such approvals, licenses, permits and filings are obtained is subject to satisfactory compliance with, among other things, the applicable laws and regulations. If we are unable to obtain any of such licenses and permits or extend, alter or renew any of the future licenses or permits upon their expirations, or if it is required to incur significant additional costs to obtain, extend, alter or renew these future licenses, permits and approvals, we may not be able to undertake any such changes to our scope of business, and our future operations could be materially and adversely affected.

Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

Our reputation and brand recognition, which depends on earning and maintaining the trust and confidence of high net worth and ultra-high net worth individuals or enterprises that are current or potential clients, is critical to our business. Our reputation and brand are vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits initiated by clients or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage our reputation, even if they are baseless or satisfactorily addressed. Moreover, any negative media publicity about the financial service industry in general or product or service quality problems of other firms in the industry, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain clients, wealth management product providers and key employees could be harmed and, as a result, our business and revenues would be materially and adversely affected.

Our business is subject to risks related to lawsuits and other claims brought by our clients.

We are subject to lawsuits and other claims in the ordinary course of our business. In particular, we may face arbitration claims and lawsuits brought by our clients. Actions brought against us may result in settlements, awards, injunctions, fines, penalties or other results adverse to us including harm to our reputation. The contracts between ourselves and third party wealth management product providers do not provide for indemnification of our costs, damages or expenses resulting from such lawsuits. Even if we are successful in defending against these actions, the defense of such matters may result in our incurring significant expenses. Predicting the outcome of such matters is inherently difficult, particularly where claimants seek substantial or unspecified damages, or when arbitration or legal proceedings are at an early stage. A substantial judgment, award, settlement, fine, or penalty could be materially adverse to our operating results or cash flows for a particular future period, depending on our results for that period.

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Failure to manage our liquidity and cash flows may materially and adversely affect our financial conditions and operating results. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

We have net cash used in operating activities in the amount of $869,355 and $353,164 for the year ended September 30, 2023 and 2024, respectively, although we generated a net income of approximately $778,382 during the fiscal year 2024. We cannot assure you that our business model will allow us to generate positive cash, given our substantial expenses in relation to our revenue at this stage of our company’s development. Inability to collect our commissions from service providers in a timely and sufficient manner, or the inability to offset our expenses with adequate revenue, may adversely affect our liquidity, financial condition and operating results. Although we believe that our cash on hand and anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure that this will be the case. We may need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions, or to grow our business substantially. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure that financing will be available in amounts or on terms acceptable to us, if at all.

Our business collects and processes consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal and operational consequences.

We collect, store and use personal data provided by our customers and their representatives in the course of our business activities. The collection and use of personal data are governed by the various data privacy and protection laws and regulations in Singapore including the Personal Data Protection Act 2012 of Singapore. We are required to comply with applicable laws, rules and regulations relating to the collection, use, storage, transfer, disclosure and security of personal data. We face risks inherent in handling and protecting the data that our business collects and processes, such as protecting the data hosted on our system against attacks on our system or fraudulent behavior or improper use by our employees. Although we employ a privacy policy which sets up comprehensive security measures to prevent, detect, address, and mitigate these risks (such as access controls, data encryption, multi-factor authentication, regular security audits, and setting up incident response plans), these threats may still materialize.

We also cannot guarantee the effectiveness of the policies and measures undertaken by the business partners and clients. If any of our client or business partner’s security measures are compromised, information provided by our customers or their representatives may be misappropriated or publicly disseminated, which may result in enforcement action being taken against our Group by the relevant data protection regulatory bodies, such as fines, suspension of relevant operations or other legal or administrative penalties. Furthermore, any failure or perceived failure by us, our clients or business partners to comply with all applicable data privacy and protection laws and regulations may result in negative publicity, which may, in turn, damage our reputation, cause our clients to lose trust and confidence in us, and stop using our technology altogether. We may also incur significant costs to remedy such security breaches, such as repairing any system damage and compensation to clients and business partners. If any of these risks were to materialize, it could have a material adverse effect on our business and results of operations.

Additionally, privacy regulations continue to evolve and, occasionally, may be inconsistent from one jurisdiction to another. Compliance with applicable privacy regulations may increase our operating costs. If we fail to comply with any of the applicable laws and regulations, depending on the type and severity of any such violation, we may be subject to, amongst others, warnings from relevant authorities, imposition of fines and/or criminal liability, being ordered to close down our business operations and/or suspension of relevant licenses and permits. As a result, our reputation may be harmed and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our copyright, trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others to protect our proprietary rights. See “Business—Intellectual Property” and “Regulation—Regulation on Intellectual Property Rights.” Thus, we cannot ensure that any of our intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or that such intellectual property will provide us with competitive advantages. Moreover, our business partially relies on technologies developed or licensed by third parties, and we may not be able to obtain licenses and technologies from third parties on reasonable terms, or at all.

Third parties may obtain and use our intellectual property without our due authorization. Confidentiality, invention assignment and non-compete agreements may be breached by counter-parties. In such cases, we may need to resort to litigation and other legal proceedings to enforce our intellectual property rights. Such legal actions to enforce our intellectual property rights could result in substantial costs and a diversion of our managerial and financial resources. We cannot assure you that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and operating results.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such rights against us in Singapore, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert some resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of Singapore’s intellectual property right laws and the procedures and standards for granting trademarks, copyrights, know-how or other intellectual property rights in Singapore are still evolving and are uncertain, and we cannot ensure that Singapore courts or regulatory authorities would agree with our analysis. If we were found to be in violation of the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and operating results may be materially and adversely affected.

We operate in a competitive environment and face competition from existing and new industry players.

We operate in a competitive environment and our success depends to a large extent on our ability to compete against other industry players on, among other things, reputation, track record and customer service.

We cannot assure you that we will be able to compete effectively against our existing and future competitors and adapt quickly to changing market conditions and trends. Failure to keep abreast of technological advancements and industry developments may result in failure to provide services in a cost-effective and efficient manner compared to our competitors, which may lead to loss of customers. Our business and results of operations may be adversely affected if competition intensifies. Any failure by us to remain competitive will adversely affect our business, financial condition and results of operations.

There is no assurance that we will be able to compete successfully in the future against our existing or potential competitors or that our business, financial condition and results of operations will not be adversely affected by increased competition.

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Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including Huiyi Zheng and Qihong Bao. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we plan to invest significant time and expenses in training our employees, which we expect will increase their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve our high net worth clients, resulting in a material adverse effect to our business.

Increases in labor costs in Singapore may adversely affect our business and results of operations.

The economy in Singapore has experienced increases in inflation and labor costs in recent years. As a result, average wages in Singapore are expected to continue to increase. In addition, we are required by Singapore laws and regulations to maintain various statutory employee benefits, including mandatory provident fund scheme and work-related injury insurance, to provide statutorily required paid sick leave, annual leave and maternity leave, and pay severance payments or long service payments. The relevant government agencies may examine whether an employer has complied with such requirements, and those employers who fail to comply commit a criminal offence and may be subject to fines and/or imprisonment. See “Regulations—Regulations Related to Our Business Operation in Singapore—Regulations related to employment and labor protection— Relevant Singapore Regulation” for details. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and operating results may be adversely affected.

The growth of our business depends on our ability to successfully introduce new products and improve existing products.

Our growth depends, in part, on our ability to successfully predict and respond to evolving customer demands and preferences. The development and introduction of innovative new products involve considerable costs. Any new product may not generate sufficient customer interest and sales to become a profitable product or to cover the costs of its development and promotion and may negatively affect our operating results and damage our reputation. If we are not able to anticipate, identify or develop and market products to respond to the requirements of our customers, or if our new product introductions fail to gain consumer acceptance, we may not grow our business as anticipated, our sales may decline and our business, financial condition and results of operations may be materially adversely affected.

We do not have any business insurance coverage.

Currently, while we do maintain worker’s injury insurance, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products and services on our platform.

We have a concentration of credit risk because we derived our corporate services income from a limited number of customers.

For the year ended September 30, 2024, we derived the majority of our income from two customers, with these two customers contributing approximately 99.1% of our total income. For the year ended September 30, 2023, we derived the majority of our corporate services income from three customers, with these three customers contributing approximately 99.9% of our total income. Generally, we either require prepayment in full or offer alternate payment plans for customers to prepay a certain percentage with the remainder to be settled after completion of our services. We cannot assure you that we will not see concentration of accounts receivable from a small number of customers in the future. In such case, if any of these customers defaults on its payment obligations to us, we will not be able to recover the related accounts receivable, and our business, financial condition and results of operations may be materially and adversely affected.

We depend on a limited number of customers for a significant portion of our income and the loss of one or more of these customers could adversely affect our business, financial condition, and results of operations.

Our ability to maintain close relationships with major customers is essential to the success of our business. We received a substantial portion of our corporate services income from a limited number of customers. For the years ended September 30, 2023 and 2024, our income generated from our two and three largest customers respectively accounted for approximately 99.1% and 99.9%, respectively. Although our customers continued to engage with us for other services for the year ended September 30, 2024, we cannot assure you that our revenue from these customers will remain consistent in the future. We cannot assure you that any of our customers in the future will not cease purchasing services from us in favor of services from our competitors, significantly reduce orders or seek price reductions in the future, and any such event could have a material adverse effect on our corporate services income, profitability, and results of operations.

We rely significantly on a key supplier that is controlled by our Chief Executive Officer, which exposes us to risks associated with related party transactions, potential conflicts of interest, and supplier concentration.

For the year ended September 30, 2024, our purchases from Shanghai Borui Finance Information Limited (“Shanghai Borui”) accounted for $490,032, representing 63.1% of our total purchases for that year. For the year ended September 30, 2023, our purchases from Shanghai Borui accounted for $398,509, representing 47.3% of our total purchases for that year. Shanghai Borui provides IT professional outsourcing services critical to our software development and research and development activities and is an entity controlled by Zheng, Huiyi, our Chief Executive Officer.

As our CEO controls Shanghai Borui, his interests as the controlling party of our key supplier may not always align with the best interests of our company or our shareholders. Decisions regarding the terms of our engagement with Shanghai Borui, including pricing, service levels, and contract duration, may be influenced by this conflict of interest. While we believe our transactions with Shanghai Borui have been conducted on terms comparable to those that could be obtained in arm’s-length dealings with unaffiliated third parties, there is no guarantee that this has been or will continue to be the case. We may not be able to negotiate terms as favorable as we could with an independent supplier, potentially resulting in higher costs or less advantageous service arrangements for our company. Our substantial reliance on Shanghai Borui for critical IT and R&D support services makes us vulnerable to disruptions in their operations or changes in our relationship. Any interruption in service delivery from Shanghai Borui, whether due to financial difficulties, operational issues, regulatory changes affecting them, or a decision by them to alter or terminate the relationship, could significantly disrupt our software development, delay research and development initiatives, and harm our overall business operations.

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Risks Related to Our Corporate Structure

Our controlling shareholder has substantial influence over our company and his interests may not be aligned with the interests of our other shareholders.

As of the date of this prospectus, Our founders, Huiyi Zheng and Qihong Bao (collectively, “Founders”), beneficially own an aggregate of approximately 100% of our issued and outstanding Class B Ordinary Shares and nil Class A Ordinary Shares through special-purpose vehicle and himself, respectively. As a result of our founders’ collective substantial shareholding, our Founders have a substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Our Founders may take actions that are not in the best interests of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Class A Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Class A Ordinary Share.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Class A Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. Before this offering, we were a private company with limited resources. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

In accordance with the provisions of the JOBS Act, we and our independent registered public accounting firm were not required to perform an evaluation of our internal control over financial reporting as of September 30, 2024, in accordance with the provisions of Section 404 of the Sarbanes-Oxley Act. However, we and our independent registered public accounting firm had identified three material weaknesses in our internal controls over financial reporting, which are as follows:

●	Lack of formal internal control policies and internal independent supervision functions to establish formal risk assessment process and internal control framework;

●	Lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements to design and implement formal period-end financial reporting policies and procedures to address complex U.S. GAAP technical accounting issue in accordance with U.S. GAAP and the SEC requirements; and

●	Lack of formal risk assessment process and internal control framework over financial reporting, including lack of a risk assessment process to identify, assess, address or mitigate the risks in internal control, and lack of sufficient IT general controls designed and implemented surrounding the key financial related systems.

See “INTERNAL CONTROL OF FINANCIAL REPORTING” at page 47.

Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq listing rules.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

The Nasdaq listing rules requires listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq listing rules also requires U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of the Nasdaq listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under the Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

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Although as a Foreign Private Issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our ordinary share is a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

To qualify for listing, we will need to meet the pre-tax income standard requirements of having net income of $750,000 in either the last fiscal year or two out of three most recent fiscal years, total shareholders’ equity of above at least $4 million in the most recent fiscal year (on a pro forma basis for the initial public offering), having at least 300 round lot holders, a minimum bid price of $4 per Class A Ordinary Share, a minimum of 1 million publicly-held shares, the market value of publicly held Class A Ordinary Shares of at least $5 million, in addition to meeting the board independence requirement. We plan to apply to list our Class A Ordinary Shares on Nasdaq Capital Market. Trading in the Class A Ordinary Shares will commence within five days after the date of the initial issuance of Class A Ordinary Shares pursuant to this prospectus.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future.

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You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

Our corporate affairs are governed by our memorandum and articles of association and by the Companies Act (Revised) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of United States securities laws.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Singapore may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Moreover, we have been advised that Singapore and Cayman Islands do not have a treaty providing for the reciprocal recognition and enforcement of judgments of courts with the United States. For more information regarding the relevant laws of the Cayman Islands and Singapore, see “Enforceability of Civil Liabilities”.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Class A Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

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We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) during which we have total annual gross revenues of at least US$1.235 billion, (b) the last day of our fiscal year following the fifth anniversary of the completion of this Offering, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Anti-takeover provisions in our memorandum and articles of association may discourage, delay or prevent a change in control.

Some provisions of our third amended and restated memorandum and articles of association, which became effective on March 31, 2025, prior to the date of this prospectus, may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the provisions that authorize our board of directors to issue shares with preferred, deferred or other special rights or restrictions.

Our board of directors may decline to register transfers of Ordinary Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

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You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our third amended and restated articles of association allow one or more of our shareholders who together hold not less than 10% of the rights to vote to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least five clear days is required for the convening of any general meeting. A quorum required for a general meeting is one or more holders holding shares that represent not less than one-third of the outstanding shares of the Company carrying the right to vote at such general meeting.

Risks Related to Doing Business in Hong Kong

The PRC government may exercise significant oversight and discretion over the conduct of our business, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our former operating subsidiary in Hong Kong may be subject to certain PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the PRC legal system is evolving rapidly, and enforcement of certain laws, regulations and rules may further change or develop and thus our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

One of our former operating subsidiaries was located and operated its business in Hong Kong, a special administrative region of the PRC. Pursuant to the Basic Law of Hong Kong (“Basic Law”), national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation of certain PRC laws and regulations to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of Mainland China to Hong Kong and exercise significant direct influence and discretion over the past operation of our operating subsidiary and, that, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political arrangement, or other unforeseeable reasons.

In the event that we or our former operating subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China also apply to our past operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our former operating subsidiary and us, given the past substantial operations of our former operating subsidiary in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties which could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

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The laws, regulations, and other government directives in Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention;

●	cause devaluation of our securities or delisting; and,

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our operating subsidiary was located and operated in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this Offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded.

The PRC government may exert oversight over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. For example, as advised by our PRC Counsel, AllBright Law Offices (Fuzhou), the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash or assets between the ultimate holding company and the former operating subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. If such restrictions and limitations are imposed in the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to the imposition of restrictions and limitations on the ability of us or our former operating subsidiary by the PRC government to transfer cash or assets. As a result, it may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our former operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

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On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law,” or the “PIPL,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited combined financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

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Furthermore, as advised by our PRC Counsel, AllBright Law Offices (Fuzhou),based on PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, neither we, nor our former operating subsidiary is required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) both we and our former operating subsidiary do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor are we controlled by any Mainland Chinese company directly or indirectly; (ii) both we and our former operating subsidiary do not have any operations in Mainland China; (iii) both we and our former operating subsidiary do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China; (iv) we are headquartered in Singapore with our officers and all members of the board of directors based in Singapore and all of our revenues and profits are generated by the operating subsidiary in Singapore and we have not generated revenues or profits from Mainland China in the most recent accounting year that accounts for more than 50% of the corresponding figure in our audited combined financial statements for the same period; and (v) both we and our former operating subsidiary will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, given that: (a) as of the date of this prospectus, neither we nor our former operating subsidiary operate an online platform that collects or processes personal information in Mainland China; and (b) as of the date of this prospectus, neither we nor our former operating subsidiary have been informed by any PRC governmental authority of being classified as an “Operator” or a “data processor” that is subject to CAC cybersecurity review.

However, as further advised by our PRC Counsel, AllBright Law Offices (Fuzhou),given the uncertainties arising from the legal system in Mainland China, including the enforcement of certain laws, regulations and rules may further change or develop and thus involves uncertainties, there remains significant uncertainty in the interpretation and enforcement of the Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our former operating subsidiary and the listing of our Class A Ordinary Shares on the U.S. or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Class A Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

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Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our former operating subsidiary in Hong Kong, our operation and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our former operating subsidiary become subject to the CAC or CSRC review, we cannot assure you that our former operating subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our former operating subsidiary’s operations in Hong Kong, we may be subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfillment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfillment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so. See “Regulation” on page 59.

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We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our former operating subsidiary who has conducted business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Administrative Measures published by CSRC on February 17, 2023, which came into effect on March 31, 2023, also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our former operating subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our former operating subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our former operating subsidiary in Hong Kong, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed into law the Hong Kong Autonomy Act (“HKAA”), into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our former operating subsidiary in Hong Kong is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

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The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our former operating subsidiary’s operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC accepted conditions such as Hong Kong’s Basic Law. According to Article 18 of the Basic Law, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. The Basic Law guaranteed a high degree of autonomy for Hong Kong which ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system.

However, if there are any changes in relation to the political arrangements which allows Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our former operating subsidiary’s business and operations. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with our customers.

There are political risks associated with conducting business in Hong Kong.

The business operations and financial conditions of our former operating subsidiary will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Hong Kong National Security Law that was passed in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump issued an executive order and signed into law the HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, Mainland China, and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like we used to be. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

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Risks Related to Our Class A Ordinary Shares and This Offering

There has been no public market for our Class A Ordinary Shares prior to this offering, and if an active trading market does not develop you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this public offering, there has been no public market for our Class A Ordinary Shares. We expect to apply for our Class A Ordinary Shares to be listed on the Nasdaq Capital Market. There is no guarantee that our application will be approved by the Nasdaq Capital Market. If an active trading market for our Class A Ordinary Shares does not develop after this offering, the market price and liquidity of our Class A Ordinary Shares will be materially adversely affected. The public offering price for our Class A Ordinary Shares will be determined by negotiations between us and the underwriter and may bear little or no relationship to the market price for our Class A Ordinary Shares after the public offering. You may not be able to sell any Class A Ordinary Shares that you purchase in the offering at or above the public offering price. Accordingly, investors should be prepared to face a complete loss of their investment.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

When our Class A Ordinary Shares are approved by the Nasdaq Capital Market and begin trading on the Nasdaq Capital Market, our Class A Ordinary Shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiations between us and the underwriter, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Class A Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the offering and upon completion of the offering, you will incur immediate dilution of $4.10 and $4.04 per share, assuming an initial public offering price of $4.5 and respectively, a minimum amount of offering is raised, and a maximum amount of offering is raised. See “Dilution.” In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. An aggregate of 8,905,435 Class A Ordinary Shares and 6,853,674 Class B Ordinary Shares is outstanding before the consummation of this offering and 10,905,435 Class A Ordinary Shares and 6,853,674 Class B Ordinary Shares will be outstanding immediately after the consummation of this offering if the minimum offering amount is raised, and 11,205,435 Class A Ordinary Shares and 6,853,674 Class B Ordinary Shares will be outstanding immediately after the consummation of this offering if the maximum offering amount is raised. The Ordinary Shares outstanding after this offering will be available for sale upon the expiration of the lock-up period ending 180 days after the commencement of sales of the offering, subject to certain restrictions. See “Ordinary Shares Eligible for Future Sale.” Any or all of these shares may be released prior to the expiration of the lock-up period at the discretion of the underwriter. Sales of these shares into the market could cause the market price of our Class A Ordinary Shares to decline.

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We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands and Singapore law.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

The market price for our Class A Ordinary Shares may be volatile.

The market price for our Class A Ordinary Shares may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Singapore companies;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	our capability to catch up with the technology innovations in the industry;

●	changes in the economic performance or market valuations of other similar companies;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between Singapore dollar and the U.S. dollar; and

●	general economic or political conditions in Singapore and greater Asia region.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Class A Ordinary Shares.

Our results of operations are subject to fluctuations in the exchange rate between the U.S. dollar and the Singapore dollar.

Exchange rate fluctuations between the U.S. dollar and the Singapore dollar, as well as inflation in Singapore may negatively affect our earnings. A substantial majority of our revenues and a substantial portion of our expenses are denominated in U.S. dollars. However, a significant portion of the expenses associated with our Singapore operations, including facilities-related expenses, are incurred in Singapore dollars, and personnel-related expenses are expected to be incurred in Singapore dollars. Consequently, inflation in Singapore will have the effect of increasing the dollar cost of our operations in Singapore, unless it is offset on a timely basis by a devaluation of the Singapore dollar, as applicable, relative to the U.S. dollar. We cannot predict any future trends in the rate of inflation in Singapore or the rate of devaluation of the Singapore dollar, as applicable, against the U.S. dollar. In addition, we are exposed to the risk of fluctuation in the value of the Singapore dollar vis-a-vis the U.S. dollar. Any significant appreciation of the Singapore dollar against the U.S. dollar would cause an increase in our Singapore dollar expenses, as applicable, as recorded in our U.S. dollar denominated financial reports, even though the expenses denominated in Singapore dollars, as applicable, will remain unchanged. In addition, exchange rate fluctuations in currency exchange rates in countries or areas other than Singapore where we operate and do business may also negatively affect our earnings.

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Volatility in our Class A Ordinary Shares price may subject us to securities litigation.

The market for our Class A Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have a dual class ordinary share structure that has the effect of concentrating voting control with the holders of our Class B Ordinary Shares. Our Class B Ordinary Shares have multiple votes per share and this ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring stockholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.

We have a dual class ordinary share structure and the holders of our Class B Ordinary Shares have 20 votes per share. Our founders own Class B Ordinary Shares representing approximately 93.9% of the voting power of the outstanding ordinary shares as of April 7, 2025. In addition, because of the twenty-to-one voting ratio between our Class B Ordinary Shares and Class A Ordinary Shares, holders of our Class B Ordinary Shares could continue to control a majority of the combined voting power of our ordinary shares and therefore control all matters submitted to our shareholders for approval until such time, if any, as a sufficient number of shares of our Class B Ordinary Shares are converted into Class A Ordinary Shares in accordance with the terms of the third amended and restated memorandum and articles of association of the Company. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring stockholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our ordinary shares that you may feel are in your best interest as one of our shareholders. As a result, such concentrated control may adversely affect the market price of our Class A Ordinary Shares.

Class B Ordinary Shares are convertible into Class A Ordinary Shares and will automatically convert into shares of Class A Ordinary Shares upon the occurrence of certain future events, generally including transfers, subject to limited excepts set forth in the third amended and restated memorandum and articles of association. The conversion of Class B Ordinary Shares to Class A Ordinary Shares will have the effect, over time, of increasing the relative voting power of those holders of Class B Ordinary Shares who retain their shares in the long term. As a result, it is possible that one or more of the persons or entities holding our Class B Ordinary Shares could gain significant voting control as other holders of Class B Ordinary Shares sell or otherwise convert their shares into Class A Ordinary Shares.

If another shutdown of the federal government occurs, we will not be able to effectively utilize a registration statement on Form F-1 to conduct a primary offering of our securities, which will limit our ability to raise financing and may require us to raise financing on less favorable terms.

The U.S. federal government shutdown from December 22, 2018 until January 25, 2019, and may shutdown again in the near future. During the pendency of any shutdown and assuming SEC operations during such shutdown prevent the SEC staff from declaring registration statements effective or offering statements qualified, we will be unable to effectively utilize a registration statement on Form F-1 for a primary offering of our securities. As such, any financing we conduct during a shutdown would be limited to private placements, which generally carry less favorable terms due to the trading restrictions on such securities. Our inability to raise financing or our inability to raise financing on favorable terms, could cause the trading price of our Class A Ordinary Shares to decline substantially.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a foreign private issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we must maintain a minimum share price of $1.00 and satisfy standards relative to minimum shareholders’ equity, minimum market value of publicly held shares and various additional requirements. If we fail to comply with all listing standards applicable to issuers listed on the Nasdaq Capital Market, our Class A Ordinary Shares may be delisted. If our Class A Ordinary Shars are delisted, it could reduce the price of the Class A Ordinary Share and the levels of liquidity available to our shareholders. In addition, the delisting of our Class A Ordinary Share could materially and adversely affect our access to the capital markets and any limitation on liquidity or reduction in the price of our Class A Ordinary Share could materially and adversely affect our ability to raise capital.

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If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A Ordinary Share is a “penny stock,” which will require brokers trading in our Class A Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Delisting from the Nasdaq Capital Market could also result in other negative consequences, including the potential loss of confidence by our clients, business partners and employees, the loss of institutional investor interest and fewer business development opportunities.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in the Class A Ordinary Shares to significant adverse U.S. income tax consequences.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding our client base;

●	our relationships with our offline business partners;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of our business;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	our ability to retain the services of our Founders, who serve as our key executives;

●	overall industry and market performance; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and private publications including industry data and information. Statistical data in these publications also include projections based on a number of assumptions. The foreign exchange industry in Singapore and greater Asia, may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Ordinary Shares. In addition, the new and rapidly changing nature of the foreign exchange industries results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in Singapore. In addition, a majority of our directors and officers are nationals or residents of Singapore and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our Cayman Islands counsel, and Drew & Napier LLC, our Singapore counsel, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or Singapore against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, (v) was not obtained by fraud, and (vi) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Drew & Napier LLC has further advised us that an in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the recognition or enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law. There is doubt whether a Singapore court may impose civil liability on us or our directors and officers who reside in Singapore in a suit brought in the Singapore courts against us or such persons with respect to a violation solely of the federal securities laws of the United States, unless the facts surrounding such a violation would constitute or give rise to a cause of action under Singapore law. Additionally, Singapore has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Singapore, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

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USE OF PROCEEDS

Based upon an assumed initial public offering price of $4.5 per Class A Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $7,361,455 if the underwriters do not exercise their over-allotment option, and $8,603,455 if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds we receive from this offering for the following purposes:

●	$3.0 million, which is expected to be approximately 40% of the net proceeds, for research and development;
●	$2.2 million, which is which is expected to be approximately 30% of the net proceeds, for expansion of marketing and sales team;
●	$2.2 million, which is which is expected to be approximately 30% of the net proceeds, for procumbent of IT facilitate and financial licenses.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments. To the extent that our actual net proceeds are not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis unless and until we can raise the balance of the funds required through equity or debt financing to fully fund our proposed uses above.

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DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our Singapore subsidiary for our cash requirements, including any payment of dividends to our shareholders.

The declaration, amount, and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions; our financial condition and results of operations; our available cash and current and anticipated cash needs; capital requirements; contractual, legal, tax, and regulatory restrictions; and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Companies Act and our third amended and restated memorandum and articles of association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of our third amended and restated memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

36

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of the Class A Ordinary Shares by us in this offering at both the minimum offering amount and the maximum offering amount at the initial public offering price of $4.5 per Class A Ordinary Share, after deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	September 30, 2024
	Actual	As adjusted (Minimum offering amount)	As adjusted (Maximum offering amount)
	$	$	$
Equity
Share capital (100,000,000 Class A Ordinary Shares and 25,000,000 Class B Ordinary Shares, both of $0.0004 par value, authorized; 0 Shares issued and outstanding actual; 17,759,109 ordinary shares issued and outstanding, as adjusted to reflect the minimum issuance, and 17,759,109 ordinary shares issued and outstanding, as adjusted to reflect the maximum issuance)	-	7,104	7,224
Ordinary shares, 5,000,000 shares authorized, $0.01 par value per share, 1,146,117 shares issued and outstanding actual, 0 shares authorized and outstanding, pro forma	11,461	-	-
Additional paid-in capital(1)	8,387,816	15,753,628	16,995,508
Accumulated deficit	(8,742,227)	(8,742,227)	(8,742,227)
Accumulated other comprehensive income	92,082	92,082	92,082
Total equity	(250,868)	7,110,587	8,352,587
Total capitalization	636,306	7,997,761	9,239,761

(1)	Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, Underwriter expense allowance and other expenses. We expect to receive net proceeds of (a) approximately $7,361,455 if minimum offering is raised ($9,000,000, less underwriting fee of $720,000 and offering expenses of approximately $918,545) or (b) approximately $8,603,455 if maximum offering is raised ($10,350,000 offering, less underwriting fee of $828,000 and offering expenses of approximately $918,545).

A $1.00 increase (decrease) in the assumed initial public offering price of $5.5 per Class A Ordinary Share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $1.8 million, assuming the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

37

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted for each Share you purchase to the extent of the difference between the initial public offering price per Share and our net tangible book value per Share after this offering. Dilution results from the fact that the initial public offering price per Share is substantially in excess of the net tangible book value per Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Our net tangible book value as of September 30, 2024, was $(296,505), or $(0.02) per Share (reflect a 1:25 stock split effective on March 31, 2025 and surrendering 45 out of every 100 shares effective on June 6, 2025). Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Share (as adjusted for the offering) from the initial public offering price per Share and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

After giving effect to our sale of 2,000,000 Class A Ordinary Shares offered in this offering, assuming a minimum amount is raised, based on an assumed initial public offering price of $4.5 per Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024, would have been $7,064,950, or $0.40 per outstanding Share. This represents an immediate increase in net tangible book value of $7,361,455 per Share to the existing shareholders, and an immediate dilution in net tangible book value of $4.10 per Share to investors purchasing Class A Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Assumed Initial public offering price per Share	$4.50	$4.50
Net tangible book value per Share as of September 30, 2024	$(0.02)	$(0.02)
Increase in net tangible book value per Share attributable to payments by new investors	$0.42	$0.48
Pro forma net tangible book value per Share immediately after this offering	$0.40	$0.46
Amount of dilution in net tangible book value per Share to new investors in the offering	$4.10	$4.04

The following tables summarize, on a pro forma as adjusted basis as of September 30, 2024, the differences between existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us, the total consideration paid and the average price per Share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

	Class A Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option not exercised	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholder	15,759,109	88.74%	$6,390,665	41.52%	$0.41
New investors	2,000,000	11.26%	$9,000,000	58.48%	$4.50
Total	17,759,109	100.00%	$15,390,665	100.00%	$0.87

	Class A Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option exercised in full	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholder	15,759,109	87.26%	$6,390,665	38.17%	$0.41
New investors	2,300,000	12.74%	$10,350,000	61.83%	$4.50
Total	18,059,109	100.00%	$16,740,665	100.00%	$0.93

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at the pricing.

38

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts included herein with respect to the fiscal years ended September 30, 2024 and 2023 are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP.

Overview

We are a holding company that was incorporated on October 6, 2016 under the laws of the Cayman Islands. As a holding company with no material operations of our own, we conduct substantially most of our operations through our subsidiary in Singapore.

We are a provider of software development or software related services to financial institutes. Most of our customers are located in Singapore or Taiwan. We currently generate revenues from software development service to customers, which represent approximately 95.9% and 99.9% of our total revenue for the years ended September 30, 2024 and 2023 respectively. We also generate revenue from software maintenance services or other software related services, which represent approximately 4.1% and 0.1% of our total revenue for the years ended September 30, 2024 and 2023, respectively. For the fiscal years ended September 30, 2024 and 2023, our total revenues were approximately $2.2 million and $0.6 million, respectively.

Key Factors that Affect Operating Results

We currently derive a majority of revenues from our software development services. We intend to continually enhance our services and cross-sell new services to our existing customers and acquire new customers by increasing our market penetration with a deeper market coverage and a broader geographical reach. Our ability to maintain and expand our customer base with our software development services significantly affects our operating results.

We intend to expand the scope of our offerings to service existing customers and acquire new customers by continuous investment in sales marketing activities as well as remaining our efforts in research and development (“R&D”) to develop and promote its Electronic Communication Network (“ECN”) service, our new software as a service (“SaaS”) service, to customers. Our ability to drive increased customer adoption and usage of our services affects our operating results. Our R&D spending could vary depending on the availability of our R&D human capital, outsourced third parties, the priority setting and the timeframes required for the R&D projects. Our ability to attract, train and retain a cost-effective pool of qualified R&D professionals, including our ability to leverage and expand our proprietary database of qualified R&D professionals and their job satisfaction, affects our financial performance.

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Results of Operations

For the years ended September 30, 2024 and 2023

The following table summarizes the results of our operations for the years ended September 30, 2024 and 2023, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the years Ended
	September 30,			%
	2024	2023	Change	Change
REVENUES:
Software development services	$2,123,203	$581,920	$1,541,283	264.9%
Maintenance and other similar services	90,584	333	90,251	27,102.4%
Total revenues	2,213,787	582,253	1,631,534	280.2%

COST OF REVENUES:
Software development services	(680,080)	(303,684)	(376,396)	123.9%
Maintenance and other similar services	(32,873)	-	(32,873)	-%
Total cost of revenues	(712,953)	(303,684)	(409,269)	134.8%
GROSS PROFIT	1,500,834	278,569	1,222,265	438.8%

OPERATING EXPENSES:
Selling, general and administrative expenses	(597,780)	(577,422)	(20,358)	3.5%
Research and development expenses	(127,102)	(927,924)	800,822	(86.3)%
Total operating expenses	(724,882)	(1,505,346)	780,464	(51.8)%
Income from operations	775,952	(1,226,777)	2,002,729	(163.3)%

OTHER INCOME (EXPENSES)
Foreign exchange loss	(757)	(4,498)	3,741	(83.2)%
Other income (expenses), net	3,187	(5,945)	9,132	(153.6)%
Total other income, net	2,430	(10,443)	12,873	(123.3)%

INCOME (LOSS) BEFORE INCOME TAXES	778,382	(1,237,220)	2,015,602	(162.9)%

Income tax expense (benefit)	-	-	-
NET INCOME (LOSS)	778,382	(1,237,220)	2,015,602	(162.9)%

Other comprehensive loss	(33,669)	(47,455)	13,786	(29.1)%

COMPREHENSIVE INCOME (LOSS)	$744,713	$(1,284,675)	$2,029,388	(158.0)%

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Revenues

We derive revenues from two sources: (1) revenue from software development services, and (2) revenue from maintenance and other similar services.

The Company is focusing on developing tailor-made software as required by customers and providing maintenance or other related services to customers. For the year ended September 30, 2024, our total revenue was approximately $2.2 million as compared to approximately $0.6 million for the year ended September 30, 2023. The Company’s total revenue increased by approximately $1.6 million, or 280.2%. The overall increase in total revenue was attributable to approximately $1.5 million increase in revenue from software development services.

Revenue from software development services

The Company’s software development service contracts are primarily on a fixed-price basis, which require the Company to perform services including designing the software as agreed upon, delivering programming source code and other documents to customer. Revenue from software development service is recognized at a point of time by customer acceptance.

For the year ended September 30, 2024, our software development service revenue was approximately $2.1 million as compared to approximately $0.6 million for the year ended September 30, 2023, which representing an increase of approximately $1.5 million or 264.9%. The increase in software development service revenue was mainly due to the reason that the Company completed more projects in fiscal year ended September 30, 2024 as compared to September 30, 2023. The Company’s software development capability was well-recognized by customers when the first one or two pieces of software were accepted by customers in fiscal year 2023, which resulted in receiving more orders from customers in fiscal year 2023 and 2024 while completed in fiscal year 2024.

Revenue from maintenance and other similar services

Revenue from maintenance service and other similar services is comprised of software maintenance fees and other software related services. The maintenance services contracts typically include a single performance obligation. When the Company provides the maintenance service, the customer received the benefit simultaneously. As a result, the revenue should be recognized over the time when the Company provides the service to the customer. As the total price is fixed and the service is considered evenly distributed during the period, the revenue can be amortized on a straight line basis over the contract service period.

Revenue from our maintenance and other similar services increased by approximately $0.1 million, from almost zero for the year ended September 30, 2023 to approximately $0.1 million for the year ended September 30, 2024. The increase in revenue from maintenance and other similar services was mainly due to that the Company obtained a maintenance contract with total amount of US$0.2 million and provided the services lasting for 12 months started from June 2024.

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Cost of Revenues

Our cost of revenues mainly consists of compensation benefit expenses for our professionals, and outsourcing professional costs directly related to the software projects. For the year ended September 30, 2024, our total cost was approximately $0.7 million as compared to approximately $0.3 million for the year ended September 30, 2023. The Company’s total cost increased by approximately $0.4 million, or 134.8%. The overall increase in total cost of revenues was primarily attributable to approximately $0.4 million increase in cost of providing software development services.

Our cost of software development services was approximately $0.7 million for the year ended September 30, 2024, representing an increase of approximately $0.4 million or 123.9%, from approximately $0.3 million for the year ended September 30, 2023. The increase in cost of software development service was mainly contributed to increased revenue from software development services recognized in fiscal year ended September 30, 2024 as compared to that in fiscal year ended September 30, 2023.

Our cost of maintenance and other similar services was approximately $0.03 million for the year ended September 30, 2024, representing an increase of approximately $0.03 million, from approximately $nil million for the year ended September 30, 2023. The increase in cost of maintenance and other similar services was mainly contributed to increased revenue from maintenance and other similar services recognized in fiscal year ended September 30, 2024 as compared to that in fiscal year ended September 30, 2023.

Gross profit

	For the years Ended
	September 30,
	2024		2023
GROSS PROFIT	Gross Profit	Gross Margin	Gross Profit	Gross Margin	Change	% of Change
Software development services	$1,443,123	68.0%	$278,236	47.8%	$1,164,887	418.7%
Maintenance and other similar services	57,711	63.7%	333	100.0%	57,378	17,231%
Total gross profit	$1,500,834	67.8%	$278,569	47.8%	$1,222,265	438.8%

Our gross profit increased by approximately $1.2 million or 438.8% from approximately $0.3 million for the year ended September 30, 2023 to approximately $1.5 million for the year ended September 30, 2024. Gross margin as a percent of overall revenue for the years ended September 30, 2024 and 2023 was approximately 67.8% and 47.8%, respectively.

Gross profit for software development services increased by approximately $1.2 million or 418.7% from approximately $0.3 million for the year ended September 30, 2023 to approximately $1.4 million for the year ended September 30, 2024. Gross profit margin for the years ended September 30, 2024 and 2023 was approximately 68.0% and 47.8%, respectively. The increase in gross profit margin was due to the reasons that (i) after more software developed for the similar industry, certain module or idea can be duplicated in new projects which completed in fiscal year 2024, which resulting a less developing costs; (ii) we laid-off certain idol or low-efficient developing staffs in fiscal year 2023 to improve our unit cost per output, which resulted in a lower cost in fiscal year 2024 as compared to fiscal year 2023.

Gross profit for maintenance and other similar services increased by approximately $0.05 million from approximately $nil for the year ended September 30, 2023 to approximately $0.05 million for the year ended September 30, 2024.

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Operating Expenses

	For the years Ended
	September 30,
	2024	2023	Change	% Change
OPERATING EXPENSES:
Selling, general and administrative expenses	597,780	577,422	20,358	3.5%
Research and development expenses	127,102	927,924	(800,822)	(86.3)%
Total operating expenses	$724,882	$1,505,346	$(780,464)	(51.8)%

Our operating expenses consist of selling, general and administrative expenses and research and development (“R&D”) expenses. Operating expenses decreased by approximately $0.8 million, or 53.1%, from approximately $1.5 million for the year ended September 30, 2023 to approximately $0.7 million for the year ended September 30, 2024. The decrease in our operating expenses was primarily due to approximately $0.8 million decrease in R&D expenses.

Selling, general and administrative expenses primarily consisted of salary and compensation expenses relating to our sales, accounting, human resources and executive office personnel, and included rental expenses, depreciation and amortization expenses, office overhead, professional service fees and travel and transportation costs. Selling, general and administrative expenses slightly increased by 3.5% from $0.58 million for the fiscal year ended September 30, 2023, to $0.60 million for the fiscal year ended September 30, 2024.

R&D expenses primarily consisted of compensation and benefit expenses relating to our R&D personnel as well as outsourcing costs relating to our R&D activities. R&D expenses decreased by approximately $0.8 million or 86.3% from approximately $0.9 million for the year ended September 30, 2023 to approximately $0.1 million for the year ended September 30, 2024. As our ECN project became more mature in fiscal year ended September 30, 2024, we incurred less R&D work in the ECN project.

Other Income (Expense)

Other income (expense) primarily consists of foreign currency exchange loss and other income (expense), net. Our net other income amounted to $2,430 for the year ended September 30, 2024, increased by $12,873 from net loss of $10,443 for the year ended September 30, 2023. The increase of net other income of $12,873 represents a decrease of foreign currency exchange loss of $3,741 and an increase of other income of $9,132. The decrease of foreign currency exchange loss was due to less US$ receivables recorded during the year ended September 30, 2024 in Platinum Singapore, while US dollars against Singapore dollars depreciated during the both two fiscal years. The increase of other income (expense) was mainly due to a loss on disposal of property and equipment of $7,135 during the year ended September 30, 2023.

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Income tax expense (benefit)

Income tax expense (benefit) was $nil for the both years ended September 30, 2024 and 2023. As all operating entities were suffered accumulated loss, no income tax were considered during the two fiscal years.

Net Income

As a result of the foregoing, our net income increased by approximately $2.0 million, or 162.9%, from approximately $1.2 million net loss for the year ended September 30, 2023 to approximately $0.8 million net income for the year ended September 30, 2024. The increase of net income is attributed to approximately $1.2 million increase in gross profit and $0.8 million decrease in operating expenses.

Other comprehensive loss

Foreign currency translation adjustments amounted to $33,669 and $47,455 for the years ended September 30, 2024 and 2023, respectively. The balance sheet amounts with the exception of equity as of September 30, 2024 were translated at SGD1.2831 to USD1.00 or RMB7.0176 to USD1.00 as compared to SGD1.3656 to USD1.00 or RMB7.2960 to USD1.00 as of September 30, 2023. Except for the accumulated deficits and accumulated comprehensive loss, the equity accounts were stated at their historical rate. The average translation rates applied to the income statements accounts for the years ended September 30, 2024 and 2023 were SGD1.3406 to USD1.00 or RMB7.2043 to USD1.00 and SGD1.3518 to USD1.00 or RMB7.0533 to USD1.00, respectively. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S, dollar terms without giving effect to any underlying change in our business or results of operation.

Major customers and suppliers

(a)	Significant customers

Major customers that make up 10% or more of revenue are as below:

	For the years ended
	September 30, 2024		September 30, 2023
	Amount	%	Amount	%
OCBC	$1,679,517	75.9%	$73,029	12.5%
Fubon Bank	512,816	23.2%	-	0.0%
DBS Bank Ltd	-	0.0%	238,201	40.9%
Cathay Bank Ltd	-	0.0%	270,690	46.5%
Others	21,454	0.9%	333	0.1%
Total	$2,213,787	100%	$582,253	100%

Material terms of Platinum Singapore’s agreements with major customers are similar, and are summarized as follows:

Scope of services:

Platinum Singapore will provide software development services relating to foreign exchange trading to its customers. The scopes, functions, specifications and requirements of the software may vary from case to case, and will be set out respectively in the agreements with customers or the relevant statement of work.

Service fees:

Platinum Singapore usually charges a fixed service fee for each software development project. Such service fees are usually determined based on various factors including scope of work, specifications and requirements of the software, expected delivery time, etc.

Payment terms:

Service fees are usually payable to Platinum Singapore in tranches upon completion of various development milestones by Platinum Singapore which are set out in the respective agreements with customers or the relevant statement of work.

(b)	Significant suppliers

Major suppliers that make up 10% or more of purchase are as below:

	For the years ended
	September 30, 2024		September 30, 2023
	Amount	%	Amount	%
Shanghai Borui Finance Information Limited (“Shanghai Borui”)	490,032	63.1%	398,509	47.3%
Transcend Solutions Pte Ltd	-	0.0%	126,065	15.0%
Others	286,861	36.9%	317,695	37.7%
Total	$776,893	100%	$842,269	100%

Note:

*       Shanghai Borui is a company controlled by the CEO of the Company. As a result, the transaction with Shanghai Borui is a related party transaction.

Material terms of the agreement with Shanghai Borui are summarized as follows:

Scope of services:

For various projects of Platinum Singapore from time to time, Shanghai Borui will provide technical services to Platinum Singapore at Shanghai Borui premises, Platinum Singapore’s site, or at other places designated by Platinum Singapore, depending on the need of the respective project. Where necessary, Shanghai Borui will arrange its personnel to carry out specified work content or duty of the respective project under the instruction of Platinum Singapore. Platinum Singapore and Shanghai Borui will enter into separate statement of work for each project in which their respective duties and responsibilities are set out.

Service fees:

Shanghai Borui generally charges Platinum Singapore service fees, overtime and other related expenses according to the number and qualification of personnel required for satisfying Platinum Singapore’s demands and the standard hourly rates of such personnels set out in the master service agreement.

Payment terms:	Service fees are usually settled and payable to Shanghai Borui upon completion of various milestones set out in the relevant statement of work.

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Liquidity and Capital Resources

As of September 30, 2024, the Company had positive working capital of approximately $0.5 million and net deficit of approximately $0.2 million. For the year ended September 30, 2024, the Company had net income of $0.8 million and net cash used in operating activities of approximately $0.4 million. The Company has historically funded its working capital needs primarily from operations, advance payments from customers and related parties. The working capital requirements are affected by the efficiency of operations, the numerical volume and dollar value of revenue contracts, the progress or execution on customer contracts, the timing of accounts receivable collections and supports from our related parties.

In assessing its liquidity, the Company monitors and analyzes its cash on hand, its ability to generate sufficient revenue sources in the future and its operating and capital expenditure commitments. As of September 30, 2024, the Company had cash of approximately $0.3 million. The Company believes that its cash on hand and operating cash flows will be sufficient to fund its operations over at least the next 12 months from the date of this report. However, the Company may need additional cash resources in the future if the Company experiences changed business conditions or other developments, and may also need additional cash resources in the future if the Company wishes to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If it is determined that the cash requirements exceed the Company’s amounts of cash on hand, the Company may seek to issue debt or equity securities or obtain a credit facility.

For the years ended September 30, 2024 and 2023

	For the Years Ended September 30,
	2024	2023
Net cash used in operating activities	$(353,164)	$(869,355)
Net cash provided by (used in) investing activities	24,832	(232,177)
Net cash provided by financing activities	656,935	160,196
Effect of exchange rate change on cash	(9,269)	(1,054)
Net increase (decrease) in cash	$319,334	$(942,390)

Operating Activities

Net cash used in operating activities was approximately $0.4 million for the year ended September 30, 2024. Net cash used in operating activities for the year ended September 30, 2024 primarily resulted from approximately $1.3 million decrease in advance from customer, $0.2 million increase in prepaid service fee to related a related party, offset by net income of $0.8 million, depreciation and decrease in accounts receivable with total amount of $0.1 million, a decrease of $0.3 million in software development cost.

Net cash used in operating activities was approximately $0.9 million for the year ended September 30, 2023. Net cash used in operating activities for the year ended September 30, 2023 primarily resulted from approximately $1.2 net loss, approximately $0.1 million increase in accounts receivable and approximately $0.1 million decrease in accrued expenses and other liabilities and operating lease liability, offset by depreciation and amortization of $0.1 million, an increase of approximately $0.3 million in accounts payable and advance from customers, a decrease of approximately $0.1 million in prepayments and other receivable.

Investing Activities

Net cash provided by investing activities was approximately $0.02 million for the year ended September 30, 2024. Net cash provided by investing activities for the year ended September 30, 2024 primarily resulted from repayment from a related party of $0.02 million.

Net cash used in investing activities was approximately $0.2 million for the year ended September 30, 2023. Net cash used in investing activities for the year ended September 30, 2023 primarily resulted from advance payment to related parties of $0.1 million and $0.1 million used in acquisition of property and equipment.

45

Financing Activities

Net cash provided by financing activities was $0.7 for fiscal ended September 2024, which represents advanced from related parties.

Net cash provided by financing activities was $0.2 for fiscal ended September 2023, which represents advanced from related parties.

Capital Expenditures

The Company made capital expenditures of $nil and $0.1 million for the years ended September 30, 2024 and 2023, respectively. The Company will make capital expenditures to meet the expected growth of its business when necessary.

Contractual Obligations

The Company had no outstanding bank loans as of September 30, 2024 and 2023, respectively. The Company operates from a WeWork facility located at 60 Anson Road, Singapore 079914, Singapore.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements for the years ended September 30, 2024 and 2023 that have or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.

Critical Accounting Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates and assumptions on our own historical data and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates and assumptions on an ongoing basis.

Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable and accurate, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

Our critical accounting policies and practices include the following: (i) revenue recognition; (ii) accounts receivable, net; and (iii) income taxes. See Note 2—Summary of Significant Accounting Policies to our consolidated financial statements for the disclosure of these accounting policies. We believe the following accounting estimates involve the most significant judgments used in the preparation of our financial statements.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. We consider our critical accounting estimates include (i) allowance for doubtful accounts for accounts receivable and (ii) valuation allowance of deferred tax assets.

Allowance for credit losses against accounts receivable

From October 1, 2022, the Company adopted ASU 2016-13 Financial Instruments - Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under CECL is applicable to financial assets measured at amortized cost, including accounts receivable. The Company uses the roll-rate method to measure the expected credit losses of account receivables on a collective basis when similar risk characteristics exist. The roll-rate method stratifies the receivables balance by delinquency stages and projected forward in one-year increments using historical roll rate. In each period end of the simulation, losses on the receivables are captured, and the ending delinquency stratification serves as the beginning point of the next iteration. This process is repeated on a yearly rolling basis. The loss rate calculated for each delinquency stage is then applied to respective receivables balance. The management adjusts the allowance that is determined by the roll-rate method for both current conditions and forecasts of economic conditions. The Company adopted ASC Topic 326 using the modified retrospective method in scope of the standard. Results for reporting periods beginning after October 1, 2022 are presented under ASC Topic 326, while prior period amounts continue to be reported in accordance with previously applicable GAAP.

Provision for expected credit losses are included in general and administrative expenses in the  consolidated statements of operation and comprehensive loss. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Accounts receivable, net represent the amounts that the Company has an unconditional right to consideration, which are stated at the original amount less an allowance for credit losses. Allowance for credit losses for accounts receivable amounted to $nil and $nil as of September 30, 2024 and September 30, 2023, respectively.

Valuation of deferred tax assets

Deferred income taxes are provided using assets and liabilities method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are recognized to the extent that these assets are more likely than not to be realized. In making such a determination, the management consider all positive and negative evidence, including future reversals of projected future taxable income and results of recent operation. Deferred tax assets are then reduced by a valuation allowance through a charge to income tax expense when, in the opinion of management, it is more likely than not that a portion of or all of the deferred tax assets will not be realized.

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The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management is not able to assure that the results of future operations will generate sufficient taxable income to realize the deferred tax assets as of September 30, 2024 and 2023. As a result, management decided to record a full valuation allowance as of September 30, 2024 and 2023. The deferred tax assets could be utilized in the future years if we make profits in the future, the valuation allowance shall be reversed.

INTERNAL CONTROL OF FINANCIAL REPORTING

Prior to this offering, we have been a private company with limited accounting personnel and other resources to address our internal controls and procedures. Our independent registered public accounting firm had not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended and as of September 30, 2023 and 2024, we identified three “material weaknesses” in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies.

A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified are related to:

i) Lack of formal internal control policies and internal independent supervision functions to establish formal risk assessment process and internal control framework;

ii) Lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements to design and implement formal period-end financial reporting policies and procedures to address complex U.S. GAAP technical accounting issue in accordance with U.S. GAAP and the SEC requirements; and

iii) Lack of formal risk assessment process and internal control framework over financial reporting, including lack of a risk assessment process to identify, assess, address or mitigate the risks in internal control, and lack of sufficient IT general controls designed and implemented surrounding the key financial related systems.

To address the material weaknesses identified before this offering, as of the date of this prospectus disclosure, we have implemented a range of measures aimed at remediating the identified weaknesses. These actions involve, but are not limited to: recruiting additional accounting and financial personnel with proficiency in U.S. Generally Accepted Accounting Principles (U.S. GAAP) and experience in Securities and Exchange Commission (SEC) reporting; arranging recurring training sessions for our accounting staff, particularly concerning U.S. GAAP standards and SEC reporting obligations; engaging a professional data compliance lawyer to instruct our corporate teams and facilitate the completion of data compliance rectifications, preparing to enforce more stringent authentication and access control systems, while bolstering the authorization process and supervision of system alterations; instituting proper controls for data backup and system restoration; and intensifying the supervision of third-party vendors.

We plan to adopt additional measures to improve our internal control over financial reporting, including, among others, creating U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest U.S. GAAP accounting standards, and establishing an audit committee and strengthening corporate governance.

We are continuing to (i) set up system of internal control framework with formal documentation of polices in place, appointing independent directors, establishing an audit committee, as well as strengthening corporate governance; (ii) develop a risk assessment process to allow early detection, prevention and resolution of potential risks related to internal control, and (iii) strengthening the supervision and controls on the IT functions, including the enhancement of IT security policies and procedures setup, logical security, data backup and cyber security training.

Recently issued accounting pronouncements

A list of recent relevant accounting pronouncements is included in Note 2 “Summary of Principal Accounting Policies” of our Consolidated Financial Statements.

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INDUSTRY

The FX Trading Software Development Industry

The foreign exchange (FX) trading software development industry is a critical component of the global financial ecosystem. This industry revolves around creating and maintaining the software platforms, tools, and systems that facilitate currency trading. Given the high-stakes nature of the FX market—the world’s largest and most liquid financial market—the demand for robust, reliable, and innovative software solutions is ever-increasing.

Industry Overview

The FX trading software development industry caters to a diverse range of market participants, including banks, hedge funds, institutional investors, and retail traders. Software developers in this sector provide tools that allow participants to execute trades, manage risk, analyze market data, and ensure compliance with regulatory requirements. The industry is characterized by rapid technological advancements, fierce competition, and a need for continuous innovation to meet evolving market demands.

Key software solutions developed within this industry include:

●	Trading Platforms: Providing the interface for traders to access the FX market, execute trades, and monitor positions.

●	Risk Management Systems: Tools to assess and mitigate market, credit, and operational risks.

●	Market Analytics Tools: Software for analyzing historical and real-time data to identify trading opportunities.

●	Connectivity Solutions: Enabling seamless integration with global FX markets and liquidity providers.

●	Compliance and Reporting Tools: Ensuring adherence to regulatory frameworks like MiFID II, Dodd-Frank, and MAS guidelines.

Market Leaders and Industrial Insights

1.	Trading Platforms

o	Insight: Trading platforms are the front-end solutions that provide access to real-time data, execution capabilities, and charting tools. MetaTrader remains dominant in the retail market due to its user-friendly interface and extensive library of plugins. In the institutional space, Bloomberg Terminal and Refinitiv Eikon are preferred for their comprehensive data feeds, analytical tools, and connectivity to global markets.

2.	Risk Management Systems

o	These systems are vital for banks and institutions to monitor and mitigate various risks associated with FX trading. Numerix specializes in pricing and risk analytics, Murex is renowned for its integrated trading and risk management platform, and Calypso provides comprehensive risk tools for end-to-end trading workflows. Advanced tools like stress testing and scenario analysis are increasingly being enhanced with AI.

3.	Market Analytics Tools

o	Insight: Analytics tools are integral to identifying market trends and opportunities. TradingView has gained popularity for its intuitive charting tools and collaborative features for retail and professional traders. CQG’s robust data and analytics capabilities cater to institutional users. Refinitiv remains a powerhouse for in-depth market analysis with vast historical and real-time data.

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4.	Connectivity Solutions

o	Insight: Connectivity solutions ensure seamless communication between trading systems and liquidity providers. FIX Protocol-based solutions dominate due to their standardization and reliability. Platforms like 360T and Integral offer robust liquidity aggregation services, facilitating low-latency execution and optimal pricing for institutional clients.

5.	Compliance and Reporting Tools

o	Insight: As regulatory requirements evolve, compliance tools are critical to avoid penalties and ensure transparency. AxiomSL provides robust data integrity and regulatory reporting capabilities. Wolters Kluwer offers solutions tailored to jurisdictional needs, while RegTek.Solutions excels in transaction reporting and reconciliation for MiFID II and other regulatory mandates.

The Singaporean FX Scene

Singapore plays a pivotal role in the global FX market, serving as one of the largest trading hubs in Asia. The city-state’s strategic geographic location, stable regulatory environment, and advanced financial infrastructure make it an ideal hub for FX trading and software development.

Local banks such as DBS Bank, UOB, and OCBC are active participants in the FX market, leveraging cutting-edge technology to compete with global players. These banks have heavily invested in proprietary platforms and AI-driven analytics to enhance their trading capabilities and risk management. DBS Bank, in particular, is recognized for its digital transformation efforts, including its innovative FX trading platforms that integrate AI for market insights and automation.

Singaporean software firms are also making a mark in the FX trading software space. Many companies are emerging as significant players. Singaporean FX software developers have gained traction by addressing regional challenges, such as managing emerging market currencies and ensuring regulatory compliance across multiple jurisdictions.

FX Trading in Singapore

Singapore ranks as one of the top global FX trading hubs, with daily trading volumes exceeding $900 billion according to the Bank for International Settlements (BIS). These volumes are driven by its strategic position as a gateway to Asia, its robust financial infrastructure, and a stable regulatory framework overseen by the Monetary Authority of Singapore (MAS).

The city-state is a focal point for trading major currency pairs, as well as emerging market currencies from the region, such as the Chinese yuan (CNY), and Indonesian rupiah (IDR). The high volume of trades highlights Singapore’s role as a liquidity hub, where international banks, hedge funds, and corporations converge to execute trades efficiently.

The Role of Technology in Emergent Market FX Sectors

Technology plays a transformative role in enabling efficient FX trading in emergent markets. Advanced software solutions are essential for overcoming challenges like market volatility, limited liquidity, and varying regulatory requirements. Tools like low-latency trading platforms, AI-driven analytics, and blockchain-based settlement systems empower participants to navigate these complexities effectively.

In Singapore, the integration of cutting-edge technologies into the FX ecosystem is particularly notable. Local and international software providers are developing tailored solutions to support cross-border transactions, optimize liquidity management, and ensure compliance with diverse regulatory standards across Asia. These innovations are vital for unlocking the potential of emerging market currencies and ensuring that Singapore maintains its competitive edge as an FX trading hub.

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Tools for FX Trades, Risk Management, and Regulatory Compliance

The FX trading software development industry creates essential tools that underpin the operations of global financial markets. Trading platforms serve as the primary interface for executing trades, offering real-time price feeds, customizable dashboards, and advanced charting tools. These platforms empower traders to make informed decisions quickly and efficiently.

Risk management systems are another cornerstone, enabling institutions to assess, monitor, and mitigate various risks associated with FX trading. These systems often include features like stress testing, scenario analysis, and exposure tracking, which are critical for maintaining financial stability.

Regulatory compliance tools ensure that market participants adhere to the ever-evolving legal and regulatory requirements governing FX trading. These tools automate reporting, monitor transactions for suspicious activities, and provide audit trails, reducing the compliance burden on institutions.

Caters to Banks, Hedge Funds, Institutional Investors, and Retail Traders

FX trading software developers address the needs of a wide spectrum of users, each with distinct functional requirements:

●	Banks: Banks require highly scalable platforms capable of handling vast transaction volumes, ensuring low latency, and integrating seamlessly with their existing risk management and compliance systems. They often seek customized solutions that support complex trade structures, liquidity aggregation, and automated hedging.

●	Hedge Funds: Hedge funds prioritize advanced analytics and algorithmic trading capabilities. Their software must support complex quantitative models, backtesting environments, and integration with global liquidity providers. The ability to deploy proprietary algorithms securely and efficiently is a key requirement.

●	Institutional Investors: Institutional investors need tools for portfolio management, trade execution, and real-time risk assessment. These users often prefer platforms with strong compliance features and sophisticated analytics for scenario modeling and stress testing.

●	Retail Traders: Retail traders value intuitive interfaces, educational resources, and affordability. They require easy-to-use platforms with robust charting tools, market alerts, and access to trading forums or communities. Additionally, mobile-friendly designs and integration with payment gateways are essential for this segment.

This diverse user base creates a demand for modular, adaptable software solutions that can cater to the unique needs of each participant type, ensuring scalability, usability, and security across the board.

Technological Trends like AI, ML, and Blockchain

The industry is undergoing a technological revolution, with artificial intelligence (AI), machine learning (ML), and blockchain technology leading the charge. AI and ML are transforming market analysis by enabling predictive analytics, sentiment analysis, and anomaly detection. These technologies provide traders with deeper insights and more accurate forecasts, enhancing their ability to capitalize on market opportunities.

Blockchain technology is reshaping the settlement process by introducing greater transparency, security, and efficiency. Distributed ledger systems reduce the time and cost associated with traditional settlement methods, while also minimizing counterparty risk. These advancements are particularly valuable in cross-border transactions, where delays and inefficiencies are common.

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High Demand for Automation and Low-Latency Solutions

Automation has become a hallmark of modern FX trading. Automated trading systems execute trades based on pre-set criteria, eliminating the need for manual intervention and reducing the risk of human error. These systems are particularly prevalent in high-frequency trading, where split-second decisions can significantly impact profitability.

Low-latency solutions are critical in the FX market, where prices can change in milliseconds. Software developers prioritize optimizing execution speeds to ensure that trades are processed quickly and efficiently. This demand for speed drives the adoption of technologies like direct market access (DMA) and co-location services, which minimize the physical and technological distance between trading systems and market servers.

Bank-to-Bank FX Trades

Bank-to-bank FX trades, often referred to as interbank trading, form the backbone of the FX market. This segment involves direct currency exchanges between financial institutions, such as central banks, commercial banks, and investment banks. These trades account for the majority of FX market activity and serve multiple purposes, including liquidity provision, hedging, and speculation.

The interbank FX market operates through over-the-counter (OTC) transactions rather than centralized exchanges. Transactions are executed via electronic trading platforms, proprietary systems, or through brokers, allowing banks to negotiate directly with each other.

Role of FX Trading Software in Bank-to-Bank Trades

The software used for bank-to-bank FX trades is designed to handle high transaction volumes, ensure low latency, and maintain compliance with regulatory requirements. These platforms enable banks to execute trades efficiently while providing the necessary tools for risk management, market analysis, and reporting.

Key features of bank-to-bank FX trading software include:

●	Liquidity Aggregation: Combining liquidity from various sources, such as other banks, brokers, and ECNs, to ensure competitive pricing and efficient trade execution.

●	Algorithmic Trading: Utilizing pre-programmed strategies to execute trades at optimal times and prices.

●	Straight-Through Processing (STP): Automating the entire transaction process, from trade execution to settlement, to reduce errors and increase efficiency.

●	Real-Time Market Data: Providing banks with up-to-the-moment pricing and market trends to inform trading decisions.

●	Secure Communication Protocols: Ensuring the confidentiality and integrity of transactions through encryption and secure messaging systems.

Challenges in Interbank FX Trading

1.	Volatility Management: Sudden market shifts can lead to significant losses if not managed effectively. Software solutions must offer robust risk management tools.

2.	Latency Concerns: In high-frequency trading, even microsecond delays can result in missed opportunities or suboptimal pricing.

3.	Regulatory Scrutiny: Banks must comply with complex regulatory requirements, which vary by jurisdiction and frequently change.

4.	Cybersecurity Threats: The increasing digitization of trading systems exposes banks to potential data breaches and cyberattacks.

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Trends in Bank-to-Bank FX Trading

1.	AI and Predictive Analytics: Banks are increasingly adopting AI-driven tools for market forecasting and anomaly detection.

2.	Blockchain and Distributed Ledger Technology: Enhancing transparency and security in FX settlements.

3.	Cloud-Based Solutions: Offering scalability and cost efficiency for trading platforms.

4.	Decentralized Marketplaces: Moving away from centralized systems to reduce dependence on single points of failure and enhance market access.

Importance of Innovation and Collaboration

The FX trading software development industry thrives on innovation and collaboration. As banks seek to stay competitive, they require technology partners who can deliver bespoke solutions tailored to their unique needs. Developers must work closely with banks to understand their operational challenges and create software that aligns with their goals.

Additionally, the rise of fintech companies has introduced a new layer of competition, compelling traditional software providers to enhance their offerings. Collaboration between banks, software developers, and fintech firms is increasingly common, leading to the development of hybrid solutions that leverage the strengths of each party.

The FX trading software development industry plays a pivotal role in shaping the future of currency markets. With a focus on innovation, efficiency, and compliance, software developers are empowering banks to navigate the complexities of the interbank FX market. As technology continues to evolve, the collaboration between banks and software providers will remain essential in addressing emerging challenges and capitalizing on new opportunities.

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BUSINESS

Overview

Platinum Analytics, established 2017 in Singapore, is a software developer specializing in the provision of FX trading software development solutions, data analytics solutions and technology development solutions to financial institutions with a strategic focus on serving Asia and other emergent markets. Supported by the Monetary Authority of Singapore (MAS), Platinum Analytics focuses on helping financial institutions in addressing the distinct challenges of the dynamic financial environments, such as rapid growth in currency trade volumes, the complexity of cross-border transactions, and the volatility of emerging market currencies. Platinum Analytics also operates a spot FX trading platform, the Electronic Communications Network (ECN), which provides brokerage-based trading solutions for institutional and enterprise clients which contributed a small amount of our revenue. As advised by our Singapore counsel, Drew & Napier LLC, there is no license nor permit requirement for the operation of both our software development and ECN businesses, because our spot FX trading platform does not handle transaction monies, and involves neither spot foreign exchange for the purposes of leveraged foreign exchange trading nor spot foreign exchange contracts that are traded on a margin basis.

Platinum’s strength lies in its commitment to innovation and the development of advanced software solutions that empower financial institutions to navigate the complexities of modern FX markets. Its proprietary technology is designed to be scalable, flexible, and responsive, making it ideal for institutions operating in financial hubs like Singapore. The company’s software solutions combine cutting-edge artificial intelligence with robust data analytics to support better decision-making and risk management, even in high-pressure trading environments.

Platinum’s suite of offerings—Platinum AI, Platinum ECN, and Platinum Smart Trade —are tailored to support high-volume trading, a key requirement for institutions operating in Asian financial. These products enable rapid, low-latency trade execution and provide smart data analytics for improved decision-making in these high-demand markets. In line with its focus on Asia, Platinum received a significant boost with the MAS Financial Sector Development Grant in 2019, helping it build its ECN platform.

As a software innovator, Platinum Analytics prioritizes adaptability, ensuring that its solutions can integrate with existing systems while staying agile to respond to evolving market demands. This is why some of Asia’s largest banks choose to engage Platinum to develop their state-of-the-art trading solutions.

Our Products and Services

The FX trading software development industry is defined by rapid innovation, increasing regulatory complexity, and growing demand for customization and interoperability. Within this context, Platinum Singapore has developed a suite of solutions that directly address the needs and gaps in the market.

Platinum offers a fully integrated suite of FX trading and analytics solutions tailored to the needs of financial institutions operating in dynamic and complex market environments. Our products span the entire trade lifecycle, from real-time price discovery to execution, risk management, and post-trade analytics. Each module is designed to function both independently and as part of a unified stack, offering clients the flexibility to adopt solutions at their own pace while benefiting from seamless interoperability when integrated.

Our primary products and services include:

●	Pricing Engine

This engine enables real-time price discovery by aggregating liquidity, applying customizable spreads, and generating executable pricing for multiple currency pairs. The engine supports differentiated logic for regional trading venues and is optimized for both onshore and offshore FX markets.

●	Order Management System (OMS)

Our OMS handles trade execution workflows across spot and forward FX, with full lifecycle tracking, execution routing, exception management, and support for straight-through processing (STP). The system supports compliance with regional regulations and offers role-based access control for complex banking environments.

●	Autohedger

A proprietary tool designed to manage mid-desk exposure by automatically executing hedging strategies in response to real-time position changes. It integrates directly with the OMS and supports configurable rules for timing, volume thresholds, and venue selection.

●	AI Analytics Layer

Our analytics framework applies proprietary machine learning models to generate market insights, detect pricing anomalies, forecast short-term movements, and interpret market sentiment. The models access a broad range of real-time and historical data streams, enhancing trade decision-making and risk assessment.

●	Developer APIs and Customization Tools

Clients can extend or tailor their trading workflows via sandbox environments, APIs, and plug-ins. The platform supports integration with third-party systems, custom strategy development in Python or Java, and bespoke data ingestion adapters.

●	Professional Services and Technical Integration

Our implementation teams offer clients onboarding support, API training, systems integration, and post-deployment optimization. Beyond implementation, our team collaborates closely with clients to customize product configurations, integrate proprietary logic, and adapt modules to specific regulatory or operational requirements.

We work with banks to map our solution stack directly onto their internal workflows, ensuring seamless data handoff between internal systems such as treasury management, risk control, and compliance monitoring platforms. Our systems are designed to interface with a wide range of industry-standard protocols and vendor ecosystems, enabling deep integration into the client’s broader infrastructure.

Ongoing support is provided through a combination of 24/5 helpdesk access, periodic system reviews, and hands-on workshops that ensure clients are maximizing the value of their deployments over time.

This product architecture enables us to deliver agile, AI-powered FX infrastructure to clients ranging from Tier 1 banks to regional fintech firms. Feedback from our customers reinforces the increasing importance of agile, intelligent trading systems in high-growth markets- indicating a demand for intelligent and adaptive trading systems grows in emerging markets, we believe our integrated approach offers a distinct competitive advantage.

Our Competition

The competitive environment for Platinum Singapore is shaped by the growing demand for advanced FX trading and analytics solutions, particularly in Asia and other emergent markets. Based on our experiences in the industry, and servicing Singaporean banks as our customers, we believe that the FX industry in those markets will continue to grow in the future.

The industry landscape includes major global players like Refinitiv and Bloomberg, who provide comprehensive financial data and trading platforms but often lack the specialized, adaptable AI-driven solutions Platinum offers. These traditional competitors have established infrastructures and extensive client bases, though they may be less agile in integrating cutting-edge AI technologies or customizing solutions to meet the specific demands of high-growth markets in Asia.

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Additionally, regional and niche providers are emerging as competition, targeting specific needs within the FX trading space, such as liquidity aggregation, AI-enabled analytics, and rapid trade execution. These companies may compete by offering specialized modules, low-latency trading solutions, or enhanced data services, particularly for currency pairs relevant to Asian and cross-border trading.

A brief description of each type of competitors is set out as below:

Global Competitors

Companies such as Bloomberg, Refinitiv (a London Stock Exchange Group business), and CME Group are among the most established providers of FX trading platforms and financial data services globally. These firms operate well-known systems such as Bloomberg Terminal, FXall (Refinitiv), and CME FX futures, which are widely used by institutional participants for price discovery, trade execution, and market analysis. These players offer comprehensive trading platforms, data analytics, and extensive financial data services with well-established infrastructures and vast global networks.

These companies have a significant competitive edge due to brand recognition, deep financial resources, and established client relationships worldwide.

While these large institutions offer comprehensive trading platforms and data services, their solutions are often designed for broad applicability across asset classes and geographies. As a result, they may not always provide the level of customization or responsiveness needed to support the nuanced trading requirements of institutions operating in emerging markets.

In contrast, our platform was built from inception to address the distinct characteristics of Asian FX markets—including support for split onshore/offshore trading, localized execution logic, and pricing models tailored to thinly traded or regulated currency pairs.

Based on client feedback and our experience integrating with regional banks and fintech firms, we believe our ability to deliver AI-enhanced workflows and market-aware infrastructure positions us well to meet the specialized needs of these markets.

The algorithms used in our platform are proprietary and developed entirely in-house by our data science and engineering teams. We do not use open-source models in our production environment, and we do not incorporate third-party AI tools such as GPT or general-purpose large language models (LLMs) for core decision-making.

Our AI models are built specifically for real-time financial trading. They are designed to process structured market data and unstructured contextual events—like prices, order flows, sentiment, and internal positions—in latency-sensitive environments. This includes a highly customized version of BERT that we trained in-house using FX-specific datasets to extract sentiment and event signals relevant to currency markets.

Because the FX market moves rapidly and is influenced by a wide range of global events, economic indicators, and institutional flows, general-purpose models are often too broad or slow to adapt. Our models are tailor-made for the FX domain and are trained extensively to capture the specific drivers and behaviors unique to currency markets.

Our AI components are currently in active production use across multiple clients. They are business-critical, and regularly updated as part of our core product suite.

Our use of AI in live trading decisions carries meaningful risk.

We use powerful, highly automated systems to help make pricing and trading decisions in the foreign exchange (FX) market—the largest and most liquid financial market in the world. This is powerful technology operating in a complex environment, and if something breaks, there are consequences.

Regional Competitors

Based on our experience, both in servicing our customers and attending trade shows and conferences, in Asia, several regional firms and fintech startups such as Flextrade, BidFX (SGX), and Edge Technology Group are emerging to meet the growing demand for specialized FX trading solutions. Flextrade, Edge, and Bidfx are some examples. These companies often offer services tailored to specific currency pairs and regional trading requirements.

These competitors may not have the broad service range of the global giants but can be formidable due to their specialized knowledge and focus on regulatory compliance in Asia’s unique financial environments.

This regional market is where Platinum currently positions itself in, and will continue to be Platinum’s primary focus in the near future. With its competitive strengths, Platinum believes that it competes favorably in this regional market, and is able bolster its credibility and demonstrate its understanding of local market requirements.

Niche Technology Providers

A range of technology-focused firms provide specialized services in AI analytics, liquidity aggregation, and low-latency execution that complement or compete with Platinum’s offerings.

Many of these technology providers specialize in individual components of the FX trading stack—such as pricing engines, risk management tools, or AI-based market sentiment analytics. Based on publicly available product descriptions and industry observations, these offerings are often modular in nature and designed to integrate into broader trading infrastructures.

By contrast, our platform offers an integrated solution that combines execution, analytics, and AI-enhanced decision support within a unified architecture. We believe this end-to-end approach enables clients to reduce system fragmentation and accelerate deployment timelines, particularly in complex or resource-constrained environments.

These firms may partner with or sell their technology to larger players, offering Platinum opportunities for collaboration or competitive threats if they can quickly scale or innovate in one of Platinum’s core areas.

Our Competitive Strengths

Pioneering AI-Driven Trading and Analytics Solutions

We leverage advanced AI technologies for foreign exchange (FX) trading and analytics. Our ability to integrate purpose-built AI models with sophisticated financial expertise allows us to offer a comprehensive suite of solutions. Our product suite includes real-time, cloud-based Electronic Communications Network (ECN) platforms, intelligent news analytics, and dynamic contextual pricing tools. Notably, we employ Natural Language Processing (NLP) to analyze market sentiment and Large Language Models (LLMs) to forecast market trends, providing our clients with timely and actionable insights. Our Convolutional Neural Network (CNN) models enhance prediction accuracy, enabling precise market forecasts. We believe our early adoption of AI-driven models, coupled with continuous innovation, positions us as a major player in FX trading and analytics.

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Comprehensive and Dynamic Product Portfolio

Our extensive range of products caters to every aspect of the FX trading lifecycle. The Platinum Smart Trade suite offers essential tools such as pricing engines, auto-hedging mechanisms, and order management systems. These products streamline trading operations and optimize liquidity management for our clients. Additionally, our proprietary Customer Risk Behavior Assessment System and Potential Customer Targeting System provide critical risk insights and targeted client acquisition strategies. By addressing the needs of institutional clients, banks, and private trading firms, and a willingness to provide customized solutions where other competitors may not, we have established a holistic service ecosystem that promotes efficiency, transparency, and profitability for our partners. Most importantly, our products have received recognition from the banking industry as many of our customers are large banks which rely on our systems for their core workflow.

Alignment and Market Recognition

Platinum Singapore’s product strategy is aligned with Singapore’s broader financial innovation goals. This is evidenced by our receipt of a grant from MAS, which, to our knowledge, made us one of a limited number of fintech companies focused on institutional FX to receive such recognition. Furthermore, our market position is demonstrated by a client base that includes leading financial institutions in Asia.

Extensive and Diversified Client and Partner Network

Platinum Singapore has cultivated a robust network of clients and partners, including banks, financial institutions, and FX trading firms. Our ECN provides a broad range of liquidity and relationship to a diverse range of liquidity providers, customization, and personalized service. We have forged long-term relationships with liquidity providers, brokers, and financial institutions worldwide. By facilitating seamless connections with these market participants, our platform ensures unparalleled access to liquidity and superior trade execution. Our diverse client base reflects the adaptability and scalability of our solutions, enabling us to serve global markets with precision and speed.

Our Strategies

Strategic Acquisitions and Partnerships

We aim to strengthen our market position through strategic acquisitions and the formation of joint ventures with key partners in the financial technology sector. Our goal is to expand our value chain, diversify revenue streams, and enhance our operational capacity. To accelerate our growth and seek companies and partners whose expertise, products, and market presence complement our existing offerings. Candidates for acquisition or partnership will be evaluated based on product coverage to expand our offerings beyond the FX sector into commodities and derivatives, by leveraging our technology and reputation as a platform to grow together.

Expansion of Product Offerings and Services

We are committed to broadening our product portfolio to meet the evolving needs of our clients in the FX trading sector, and to expand beyond to other financial products such as commodities, derivatives, and fixed income. Our future product roadmap includes the development of next-generation AI-based predictive models, enhanced liquidity management systems, and expanded trade execution tools. We also plan to introduce advanced customer risk profiling and sentiment analysis features to provide greater insights for our clients. By continually expanding our product range, we aim to offer a more comprehensive suite of services that caters to banks, brokers, and institutional investors. This strategy will not only enable us to grow our market share but also diversify our revenue sources, allowing for greater stability and resilience in fluctuating market conditions.

Geographical Expansion and Market Penetration

We seek to extend our market reach into new regions and strengthen our foothold in existing markets. We plan to target key financial hubs such as London, New York, and Singapore, where demand for AI-driven FX trading solutions is on the rise. Entry into new markets will be supported by strategic partnerships with local financial institutions and trading firms. Our approach involves conducting detailed market entry feasibility studies, ensuring compliance with local regulatory requirements, and leveraging our existing technological infrastructure to create a seamless market entry experience. By replicating our successful business model from other regions, we aim to establish a global presence and capture growth opportunities in high-potential markets.

Investment in Advanced Technology and Platform Optimization

As we scale our business, continuous investment in technology will remain a key priority. We have achieved much in building out the infrastructure of our products in step with institutional leaders in the market, and now have a solid foundation to grow our enterprise platforms. We intend to invest in our cloud-based ECN platform to enhance system stability, security, and execution speed. Planned upgrades include the use of more advanced AI algorithms, machine learning enhancements, and real-time trade analytics. We will also focus on user experience by developing a more intuitive platform interface and providing users with easy access to critical market data. Our enhanced platform will facilitate smoother and faster transaction processing, support a higher volume of concurrent users, and ensure robust cybersecurity protocols. These technological investments will strengthen our competitive edge, support our market expansion efforts, and drive sustained business growth.

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Our Businesses and Operations

Project and product-based business (One-off plus maintenance)

We operate a project and product-based business that focuses on the development and delivery of customized financial technology products and projects. This segment includes bespoke software development, system integration, and the creation of proprietary AI-driven financial tools. Our business model is structured around once-off development projects with ongoing maintenance and support services as required.

Traditional Offerings

Our project and product-based business provides clients with customized, end-to-end financial technology solutions. These offerings include order management systems (OMS), pricing engines, liquidity management tools, and other essential trading support infrastructure. By leveraging our experience in developing scalable, secure, and reliable financial technology products, we help our clients enhance their operational efficiency, streamline trading workflows, and improve overall system performance.

AI Solutions

In addition to traditional offerings, we deliver AI-driven financial solutions that address advanced business needs. These solutions often involve the development and deployment of predictive market analytics models, customer profiling systems, and AI-based risk assessment tools. By leveraging our expertise in machine learning, large language models (LLMs), and advanced algorithmic forecasting, we empower financial institutions to enhance market foresight, optimize decision-making, and gain deeper customer insights.

One of the key business goals of this segment is to build out infrastructure for financial markets. This infrastructure development supports the expansion of our internal technology stack and helps us enrich the broader financial market ecosystem. By doing so, we strengthen our product offerings and create synergies with our ECN business, driving growth and providing clients with comprehensive, end-to-end trading solutions.

Operational flow

Our project and product development process ensures a comprehensive, collaborative, and agile experience for our clients.

a.	Consultation and requirements gathering: We work with clients to understand their business objectives, challenges, and specific technical requirements. This collaborative process ensures a solution that aligns with their needs.

b.	Solution design and proposal: Our team creates a project blueprint, including system architecture, project timelines, and cost estimates. This proposal outlines the key deliverables and technical specifications of the product.

c.	Development and customization: We develop custom software, products, or platforms, leveraging our expertise in AI, machine learning, and advanced data analytics. The development process follows agile methodologies to ensure flexibility and rapid iteration.

d.	Testing and quality assurance: Rigorous testing is conducted to ensure that the product meets the agreed-upon specifications, with a focus on system security, stability, and performance.

e.	Deployment and go-live: Once testing is complete, the solution is deployed in the client’s environment. Our team ensures a seamless transition with minimal disruption to business operations.

f.	Ongoing maintenance and support: We provide continuous support and maintenance to address any technical issues, ensure software compatibility with updates, and deliver system enhancements as needed.

Pricing Policy

The pricing policy for our project and product-based business is designed to offer transparency, flexibility, and value for our clients. Key pricing elements include:

a) Project-based fees: Each project is priced according to its scope, complexity, and development timeline. A clear, itemized cost structure is provided at the proposal stage.

b) Customization fees: If clients require additional features, customizations, or changes beyond the initial project scope, these are billed separately as add-ons.

c) Maintenance and support fees: Ongoing maintenance, software updates, and technical support are offered through annual maintenance contracts (AMCs) or on a pay-as-you-go basis.

d) Milestone payments: Payments are linked to project milestones, ensuring that clients pay only after key deliverables have been met and approved.

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Our Suppliers

We engage various service providers to provide services necessary for our business operations, such as software vendors, overseas external brokers, and internet service providers. Except as disclosed below, most of which are independent third parties. For our project and product-based businesses, our main suppliers are as follows:

	For the years ended
	September 30, 2024		September 30, 2023
	Amount	%	Amount	%
Shanghai Borui Finance Information Limited (“Shanghai Borui”) *	490,032	63.1%	398,509	47.3%
Transcend Solutions Pte Ltd	-	0.0%	126,065	15.0%
Others	286,861	36.9%	317,695	37.7%
Total	$776,893	100%	$842,269	100%

Note:

*       Shanghai Borui is a company controlled by the CEO of the Company. As a result, the transaction with Shanghai Borui is a related party transaction.

Material terms of the agreement with Shanghai Borui are summarized as follows:

Scope of services:

For various projects of Platinum Singapore from time to time, Shanghai Borui will provide technical services to Platinum Singapore at Shanghai Borui premises, Platinum Singapore’s site, or at other places designated by Platinum Singapore, depending on the need of the respective project. Where necessary, Shanghai Borui will arrange its personnel to carry out specified work content or duty of the respective project under the instruction of Platinum Singapore. Platinum Singapore and Shanghai Borui will enter into separate statement of work for each project in which their respective duties and responsibilities are set out.

Service fees:

Shanghai Borui generally charges Platinum Singapore service fees, overtime and other related expenses according to the number and qualification of personnel required for satisfying Platinum Singapore’s demands and the standard hourly rates of such personnels set out in the master service agreement.

Payment terms:	Service fees are usually settled and payable to Shanghai Borui upon completion of various milestones set out in the relevant statement of work.

For further risks relating to the supplier transaction, see “Risks Related to Our Business-We rely significantly on a key supplier that is controlled by our Chief Executive Officer, which exposes us to risks associated with related party transactions, potential conflicts of interest, and supplier concentration.” For more information about our policies and procedures of related person transactions, see “Related Party Transactions.”

Our Customers

Our customers are mainly financial institutions. All of our major customers are unaffiliated third parties. During the years ended September 30, 2023 and 2024, respectively, we have certain customers that make up 10% or more of our revenue as follows:

	For the years ended
	September 30, 2024		September 30, 2023
	Amount	%	Amount	%
OCBC	$1,679,517	75.9%	$73,029	12.5%
Fubon Bank	512,816	23.2%	-	0.0%
DBS Bank Ltd	-	0.0%	238,201	40.9%
Cathay Bank Ltd	-	0.0%	270,690	46.5%
Others	21,454	0.9%	333	0.1%
Total	$2,213,787	100%	$582,253	100%

We enter into service agreements with our customers tailored to their needs. The salient terms of our agreements with customers include scope and details of software and services to be provided, technical specifications, development timelines, extent of customizations, details of maintenance and support services, fees and payments terms.

Material terms of Platinum Singapore’s agreements with major customers are similar, and are summarized as follows:

Scope of services:

Platinum Singapore will provide software development services relating to foreign exchange trading to its customers. The scopes, functions, specifications and requirements of the software may vary from case to case, and will be set out respectively in the agreements with customers or the relevant statement of work.

Service fees:

Platinum Singapore usually charges a fixed service fee for each software development project. Such service fees are usually determined based on various factors including scope of work, specifications and requirements of the software, expected delivery time, etc.

Payment terms:

Service fees are usually payable to Platinum Singapore in tranches upon completion of various development milestones by Platinum Singapore which are set out in the respective agreements with customers or the relevant statement of work.

Marketing

We obtain our service engagements with our customers mainly by way of referral and customary communications. We actively develop and maintain relationships with traders as key advocates to drive word-of-mouth marketing. We believe that traders who use and trust our tools would share their positive experiences with peers in the institutional FX market, spreading our reputation in the market. By fostering strong relationships with key traders and analysts, we capitalize on the interconnected nature of the trading community to expand its reach and attract new financial institutions.

Privacy Protection

In our daily operations, we mainly obtain basic business profile of our financial institution customers and non-sensitive personal data such as names and contact information of their representatives. Nevertheless, some of such data is also under the protection of the applicable data privacy laws, and therefore we have set up internal control procedures to protect personal data which include (i) requiring our employees not to retain or disclose any confidential information about business activities and other sensitive confidential data of our customers and us to any third party; and (ii) obtaining consents from our customers before collecting, using, or disclosing their personal information.

Governmental/Regulatory Approval and Compliance

The Company operates mainly as an information technology (IT) service and software provider, focusing on the development and delivery of enterprise-grade software platforms, including FX trading systems and financial analytics tools, to institutional clients. Our ECN business comprises a spot FX trading platform that does not handle transaction monies, and our spot FX trading platform involves neither spot foreign exchange for the purposes of leveraged foreign exchange trading nor spot foreign exchange contracts that are traded on a margin basis.

In addition, Platinum Singapore does not engage in activities such as financial advisory, credit rating, fund management, real estate investment trust management, dealing in capital markets products, providing financing for the acquisition or subscription of capital markets products, custodial services for securities, acquiring, disposing of, subscribing for, or underwriting capital markets products on behalf of any person, or inducing any person to do so, or any other activity that would require a license or regulatory approval under applicable laws.

Accordingly, our existing scope of business does not require any licenses or permits in Singapore. However, we may be required to obtain and maintain other approvals, licenses, permits and filings if the scope of our business changes. Any changes in laws or regulations governing the industries in which we operate in Singapore may adversely affect our business operations and financial condition.

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Intellectual Property

To date, we do not own any patents, copyrights, or trademarks. We own and maintain the registered domain www.platinumanalytics.net through Platinum Singapore. As of the date of this prospectus, we have not been subjected to any material dispute or claim for infringement upon third parties’ trademarks, licenses and other intellectual property rights in Singapore.

Insurance

Our insurance coverage mainly includes employees’ health insurance. We believe that our insurance coverage is in line with our industry norm. We review our insurance policies from time to time for adequacy in the breadth of coverage.

Facilities

Our principal executive office is located at 60 Anson Road, 17-01, Mapletree, Singapore 079914. The current monthly fee is S$5,260 (approximately US$3,924) and the current term of our license will expire on 30 June 2025.

We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

Employees

As of September 30, 2024, we employed a total number of 6 full-time employees. Our employees are employed in the areas of management, sales and marketing, accounting and finance, information technology and programming. We have employment contracts with each of our employees in compliance with the applicable employment laws in Singapore.

We believe that we maintain a good working relationship with our employees, and we do not have material labor disputes in the past. None of our employees is represented by any labor union.

Legal Proceedings

From time to time, we may be involved in legal proceedings arising in the ordinary course of business. As of the date of this prospectus, our Company and our subsidiaries are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our Company or our subsidiaries’ business, financial condition or operations.

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REGULATIONS

Regulations Related to our Business Operation in Singapore

The business operations of our Singapore operating subsidiary are subject to the laws and regulations which are of general application in Singapore. The laws and regulations set out below are not exhaustive and are only intended to provide some general information to the investors and are neither designed nor intended to be a substitute for professional advice. Prospective investors should consult their own advisers regarding the implications of such laws and regulations.

Regulations related to FX Trading

Securities and Futures Act 2001

The FX trading industry in Singapore is subject to extensive regulation. As a matter of public policy, regulatory bodies in Singapore are charged with safeguarding the integrity of the financial markets and with protecting the interests of investors participating in those markets. Due to the nature of our services and the markets we serve, these regulatory bodies can impact our businesses.

In Singapore, certain aspects of FX trading are regulated activities under the Securities and Futures Act 2001, and financial institutions conducting such activities in Singapore will need to apply for an applicable license. However, our Company operates mainly as an IT service provider, and our ECN business comprises a spot FX trading platform that does not handle transaction monies, and our spot FX trading platform involves neither spot foreign exchange for the purposes of leveraged foreign exchange trading nor spot foreign exchange contracts that are traded on a margin basis. Accordingly, our existing scope of business does not require such a license in Singapore.

As our technologies are provided in a manner to assist our clients in complying with the laws and regulations applicable to FX trading and analytics to which they are subject, the services we provide may be required to be changed in response to any changes or revisions in applicable laws and regulations. Accordingly, we monitor the rulemaking activity by the MAS and other regulatory bodies that may impact our services, and, if new laws or regulations are adopted or changes are made to existing laws or regulations applicable to our services, we expect to adapt our business practices and service offerings to continue to assist our clients in fulfilling their obligations under new or modified requirements.

Regulations related to employment and labor protection

Employment Act 1968 of Singapore (the “Employment Act”)

The rights of all employees employed under a contract of service with our subsidiaries are governed under the Employment Act. The Employment Act generally extends to all employees regardless of their designation, salary level or type of work performed, with the exception of certain groups of employees (i.e., seafarers, domestic workers and public workers). It provides employees falling within its ambit certain protections such as minimum notice periods, restrictions in relation to the deductions from wages, minimum days of annual and sick leave, maternity/paternity leave and paid childcare leave. The Employment Act also applies to employees who are foreigners so long as they fall within the definition of “employee” under the Employment Act.

As at the date of this prospectus, all of the 6 employees of our Company’s Singapore operating subsidiary, Platinum Singapore, are covered under the Employment Act and granted the aforementioned rights.

Central Provident Fund Act 1953 of Singapore (the “CPF Act”)

The Central Provident Fund (“CPF”) is a social security savings scheme funded by contributions from employers and employees formed pursuant to the CPF Act. It enables working Singapore citizens and permanent residents to set aside funds for retirement. It also addresses healthcare, home ownership, family protection and asset enhancement. Under the CPF Act, both employers and employees make monthly CPF contributions on the amount of wages at the rates set out in the CPF Act. CPF contributions are due at the end of the month and an employer has a grace period of 14 days to pay it. The employer must pay both the employer’s and employee’s share of the monthly CPF contribution. However, the employer can recover the employee’s share by deducting it from their wage when the contributions are paid for that month.

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The CPF Act provides that in general if any person convicted of an offence under the CPF Act for which no penalty is provided shall be liable on conviction to pay a fine not exceeding S$5,000 or to imprisonment for a term not exceeding six (6) months or both, and if that person is a repeat offender for the same offence, to a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or both.

Employment of Foreign Manpower Act 1990 of Singapore (the “EFMA”)

The employment of foreign workers in Singapore is governed by the EFMA and regulated by the Ministry of Manpower. In Singapore, under Section 5(1) of the EFMA, no person shall employ a foreign worker unless he has obtained in respect of the foreign worker a valid work pass. The foreign worker has to be employed and carry out duties in respect of his or her work pass. There are various employment passes available for foreign workers depending on whether the prevailing qualifying salary and other criteria are met. The number of pass holders a company can hire may also be limited by a quota (or dependency ratio ceiling) and subject to sector-specific limitations, including conditions for source countries or regions, age when applying and maximum period of employment. The employment of foreign workers is also subject to the payment of levies. Companies which hire close to the maximum quota are required to pay higher levies.

Any person who fails to comply with or contravenes Section 5(1) of the EFMA shall be guilty of an offence and shall:

(a)	be liable on conviction to a fine of not less than S$5,000 and not more than S$30,000 or to imprisonment for a term not exceeding 12 months or to both; and

(b)	on a second or subsequent conviction:

(i)	in the case of an individual, be punished with a fine of not less than S$10,000 and not more than S$30,000 and with imprisonment for a term of not less than one (1) month and not more than 12 months; and

(ii)	in any other case, be punished, with a fine not less than S$20,000 and not more than S$60,000.

Laws relating to Workplace Safety

Workplace Safety and Health Act 2006 of Singapore (the “WSHA”)

The WSHA provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of (a) his employees at work and (b) persons (not being his employees) who may be affected by any undertaking carried on by him in the workplace. These measures include, but are not limited to: (i) providing and maintaining for employees a work environment which is safe, without risk to health, and adequate as regards to facilities and arrangements for their welfare at work; (ii) ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees; (iii) ensuring that employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer; (iv) developing and implementing procedures for dealing with emergencies that may arise while those employees are at work; and (v) ensuring that employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work.

Any person guilty of an offence under the WSHA (but not including the relevant regulations) for which no penalty is expressly provided by the WSHA shall be liable on conviction:

(a) in the case of a natural person, to a fine not exceeding S$200,000 or to imprisonment for a term not exceeding two (2) years or to both; and

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(b) in the case of a body corporate, to a fine not exceeding S$500,000, and, if the contravention in respect of which he was so convicted continues after the conviction, he shall (subject to Section 52 of the WSHA) be guilty of a further offence and shall be liable to a fine:

(i) in the case of a natural person, not exceeding S$2,000 for every day or part thereof during which the offence continues after conviction; or

(ii) in the case of a body corporate, not exceeding S$5,000 for every day or part thereof during which the offence continues after conviction.

Under the WSHA, the Commissioner for Workplace Safety and Health may serve a remedial or a stop-work order in respect of a workplace, for contravention or omission of any WSHA-specified condition.

As an employer in Singapore, our Singapore operating subsidiary, Platinum Singapore, is required to adhere to the WSHA and adopt these measures to ensure the safety and health of its employees and persons (not being employees of Platinum Singapore) who may be affected by any undertaking carried on by him in our Group’s office premises in Singapore.

As at the date of this prospectus, our Group have not been served any orders by the Commissioner of Workplace Safety and Health in Singapore.

Workplace Safety and Health (Incident Reporting) Regulations (the “WSHIR”)

Under Regulation 4 of the WSHIR, where any accident at a workplace occurs which leads to the death of any employee, the employer shall, as soon as is reasonably practicable but no later than 10 days after the accident, submit a report to the Commissioner for Workplace Safety and Health.

Under Regulation 6 of the WSHIR, where an employee meets with an accident at a workplace on or after September 1, 2020, and the employee is certified by a registered medical practitioner or registered dentist to be unfit for work, or to require hospitalization or to be placed on light duties, on account of the accident, the employer shall submit a report to the Commissioner for Workplace Safety and Health of the accident within 10 days after the date the employer first has notice of the accident.

As an employer in Singapore, our Singapore operating subsidiary, Platinum Singapore, is required to adhere to the WSHIR reporting requirements in the situation where any accident occurs at our Group’s office premises or workplace which results in the injury or death of any employee.

As at the date of this prospectus, our Group have not had any workplace accidents which would require it to adhere to the WSHIR reporting requirements.

Work Injury Compensation Act 2019 of Singapore (the “WICA”)

The WICA provides that if any employment personal injury by accident arises out of and in the course of the employment is caused to an employee, the employer shall be liable to pay compensation in accordance with the provisions of WICA. The amount of compensation under the WICA in respect of any personal injury of an employee caused by accident arising out of and in the course of his employment shall be computed in accordance with a fixed formula as set out in the Fifth Schedule of the WICA, subject to a maximum and minimum limit.

Pursuant to Section 24(1) of WICA read with Regulation 3 and the Second Schedule of the Work Injury Compensation (Insurance) Regulations 2020, employers are required to maintain work injury compensation insurance for all employees doing manual work regardless of salary level and non-manual employees whose salary within the meaning of the Employment Act received from the employer does not exceed S$2,600 a month. Any employer who fails to insure himself in accordance with WICA shall be guilty of an offence and shall be liable to, on conviction, a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or to both.

As at the date of this prospectus, our Group has compiled with the requirements under the WICA (where applicable) and during the past three (3) years, none of our employees has experienced a workplace injury that is subject to WICA jurisdiction.

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Laws relating to Personal Data Protection

Personal Data Protection Act 2012 of Singapore (the “PDPA”)

The PDPA governs the collection, use and disclosure of the personal data of individuals (being data, whether true or not, about an individual, who can be identified from that data or other accessible information), and is administered and enforced by the regulator, the Personal Data Protection Commission (“PDPC”). The PDPA sets out data protection obligations which all organizations are required to comply with in undertaking activities relating to the collection, use or disclosure of personal data and to provide individuals with the right to access and correct their own personal data.

Organizations have mandatory obligations to assess data breaches they suffer, and to notify the PDPC and where applicable, the relevant individuals where the data breach is (or is likely to be) of a significant scale or resulting in (or is likely to result in) significant harm to individuals. Other obligations include accountability, protection, retention, and requirements around the overseas transfers of personal data.

Organizations are required to, among other things, (i) obtain consent from individuals and inform them of the applicable purposes before collecting, using or disclosing their personal data; and (ii) put in place reasonable measures to (a) protect the personal data in their possession or control from unauthorized access, loss or damage and (b) prevent the loss of any storage medium or device on which personal data is stored. In the event of a data breach involving any personal data in an organization’s possession or control, the PDPA requires the organization to reasonably and expeditiously assess whether the data breach is notifiable and notify the PDPC and, unless exceptions apply, the affected individuals of the data breach, if the data breach is assessed to be one that (a) is likely to result in significant harm or impact to the individuals to whom the information relates, or (b) is, or is likely to be, of a significant scale.

In addition, the PDPA also established a Do-Not-Call Registry (“DNC Registry”) which allows individuals to register their Singapore telephone numbers in any of the three Do-Not-Call Registers (“DNC Register”) to opt out of receiving specified messages via voice call, specified text messages and specified fax messages. Under the PDPA, before an organization sends a specified message to a Singapore telephone number, it must check with the DNC Registry to confirm that the number is not listed on the DNC Register, unless the personal has obtained clear and unambiguous consent in evidential form from the user or subscriber of the number.

Non-compliance with the PDPA may attract financial penalties or even criminal liability. The PDPC has broad powers to give any such directions as it thinks fit to ensure compliance, which include requiring an organization to pay a financial penalty. In this connection: (i) in the case of contravention of the parts of the PDPA which sets out the obligations of organizations relating to data protection (including the obligation to protect and care for personal data, and to conduct assessments of data breaches), the maximum financial penalty that may be imposed: (a) on an organization whose annual turnover in Singapore exceeds S$10 million is 10% of the organization’s annual turnover in Singapore, if the contravention occurs on or after October 1, 2022; and (b) in any other case is S$1 million; and (ii) in the case of contravention of the DNC requirements, the financial penalty that may be imposed is S$1 million, or may be up to 5% of the organization’s annual local turnover for more egregious cases.

In the course of operating its business, our Company’s Singapore operating subsidiary, Platinum Singapore, collects and uses personal data provided by customers and their representatives. Platinum Singapore has appointed a Data Protection Officer with an appropriate level of knowledge and specific responsibilities to ensure data protection within the Group, and has adopted a privacy policy that sets out various processes to safeguard the personal data collected from its customers, which include providing data protection training to all employees of Platinum Singapore.

As at the date of this prospectus, our Group believes that it is in compliance with all PDPA requirements.

Laws relating to Taxation

Goods and Services Tax Act 1993 of Singapore (the “GST Act”)

Goods and Services Tax (“GST”) is a broad-based consumption tax levied pursuant to the GST Act on the import of goods, as well as nearly all supplies of goods and services in Singapore. It is an indirect tax expressed as a percentage applied to the selling price of goods and services provided by GST registered entities in Singapore. The prevailing rate of GST is 9%. As GST is charged to the end consumer, the GST-registered entity does not generally incur any costs in relation to GST and merely collects taxes on behalf of the local tax authority.

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A company is required to register for GST when the turnover of its business is more than S$1 million at the end of the calendar year, or is expected to exceed S$1 million in the next 12 months. If a company fails to make a correct return by omitting or understating any output tax or any other tax for which it is accountable, it will be guilty of an offence and on conviction be required to pay a penalty equal to double the amount of tax which has been undercharged. Failure to make returns within the prescribed period under the GST Act will also expose a company to a penalty equal to 5% of the amount of tax payable, if the amount of tax outstanding is not paid within 60 days after the imposition of the 5% penalty, an additional penalty of 2% of the tax outstanding is payable for each completed month that the tax remains unpaid commencing from the date on which the tax became payable, but the total additional penalty must not exceed 50% of the amount of tax outstanding.

GST exemptions apply to the provision of most financial services, the sale and lease of residential properties, and the importation and local supply of investment precious metals. Goods that are exported and international services are zero-rated.

Income Tax Act 1947 of Singapore (the “ITA”)

The corporate income tax (“CIT”) rate in Singapore is currently 17% of its chargeable income and applies to both local and foreign companies. In addition, 75% of up to the first S$10,000, and 50% of up to the next S$190,000, of a company’s chargeable income otherwise subject to normal taxation is exempt from corporate tax. The remaining chargeable income (after the tax exemption) will be fully taxable at the prevailing CIT. The Singapore Government announced in the Singapore Budget 2024 that in order to help companies manage rising costs, a CIT rebate (the “CIT Rebate”) of 50% of the corporate tax payable will be granted to all taxpaying companies, whether tax resident or not, for the year of assessment 2024. Additionally, companies that have employed at least one local employee in 2023 will receive S$2,000 in cash payout (the “CIT Rebate Cash Grant”). The maximum total benefits of CIT Rebate and CIT Rebate Cash Grant that a company may receive is S$40,000.

Payment of corporate tax must be made within one (1) month from the date of notice after which a 5% penalty can be imposed on the unpaid tax amount. If the amount of tax outstanding is not paid within 60 days of the imposition of the 5% penalty, an additional penalty of 1% of the tax outstanding shall be payable for each completed month that the tax remains unpaid, but the total additional penalty shall not exceed 12% of the amount of tax outstanding.

Laws relating to Dividend Distributions

Companies Act 1967 of Singapore (the “Singapore Companies Act”)

The Singapore Companies Act governs the distribution of dividends in Singapore. Under the Singapore Companies Act, a Singapore company is only allowed to pay dividends out of profits. The Singapore Companies Act also prohibits dividends from being paid out of profits applied towards the purchase of the company’s own shares or gains derived by the company from the disposal of treasury shares. Distribution of dividends must also be done in accordance with the company’s constitution and the generally acceptable accounting principles in Singapore.

Laws relating to Anti-Money Laundering and Prevention of Terrorism Financing

Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 of Singapore (the “CDSA”)

The primary anti-money laundering legislation in Singapore is the CDSA, which provides for the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. Generally, the CDSA criminalizes the concealment or transfer of the benefits of criminal conduct as well as the knowing assistance of the concealment, transfer or retention of such benefits. The CDSA permits the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes.

Terrorism (Suppression of Financing) Act 2002 of Singapore (the “TSOFA”)

The TSOFA is the primary legislation for the combating of terrorism financing. The TSOFA criminalizes terrorism financing and prohibits any person in Singapore from dealing with or providing services to a terrorist entity, including those designated pursuant to the TSOFA. It was enacted to give effect to the International Convention for the Suppression of the Financing of Terrorism.

Besides criminalizing the laundering of proceeds derived from drug dealing and other serious crimes and terrorism financing, the CDSA and the TSOFA also require suspicious transaction reports to be lodged with the Suspicious Transaction Reporting Office, Singapore’s Financial Intelligence Unit within the Criminal Affairs Division of the Singapore Police Force. If any person fails to lodge the requisite reports under the CDSA and the TSOFA, it may be subject to criminal liability.

In addition, the TSOFA has extraterritorial reach, and any person outside Singapore who commits an act or omission that would constitute an offense under the TSOFA if committed in Singapore may be proceeded against, charged, tried and punished accordingly in Singapore.

As at the date of this prospectus, our Company’s Singapore incorporated subsidiary believes that it is in compliance with the provisions of the CDSA and the TSOFA.

Laws relating to Foreign Investment and Exchange Control

Singapore does not have an umbrella regime for regulating foreign investment. Instead, foreign investment is regulated (if at all) by sector. Singapore imposes no significant restrictions on the repatriation of earnings and capital, or on remittances, foreign exchange transactions and capital movements.

Laws relating to Intellectual Property

The Intellectual Property Office of Singapore administers the intellectual property legislative framework in Singapore, which includes copyrights, trademarks and patents. Singapore is a member of the main international conventions regulating intellectual property matters, and the World Trade Organization’s Agreement on Trade Related Aspects of Intellectual Property Rights.

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MANAGEMENT

Set forth below is information concerning our directors, executive officers and other key employees.

The following individuals are members of the board of directors and executive management of the registrant.

Directors and Executive Officers	Age	Position/Title
Mr. Huiyi Zheng	45	Chief Executive Officer, Director
Mr. Qihong Bao	49	Chief Technology Officer, Director
Mr. Yinjie Zhou	40	Chief Financial Officer
Ms. Anqi Lu*(1)(2)(3)	46	Independent Director Nominee, Chair of Nominating Committee
Ms. Chenling Zhang*(1)(2)(3)	41	Independent Director Nominee, Chair of Compensation Committee
Mr. Shiao-Hua Yen*(1)(2)(3)	68	Independent Director Nominee, Chair of Audit Committee

* Each of Ms. Anqi Lu, Ms. Chenling Zhang, and Mr. Shiao-Hua Yen, has accepted our appointment to be our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Our board of directors has affirmatively determined that each of Ms. Anqi Lu, Ms. Chenling Zhang, and Mr. Shiao-Hua Yen is independent under the Corporate Governance Requirements of Nasdaq Stock Market LLC.

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating Committee

The following is a brief biography of each of our executive officers and directors:

Mr. Huiyi Zheng – Our Chief Executive Officer and a Director has served at the Company since October 6, 2016. Mr. Zheng is a citizen of China, with permanent residency in Singapore. Before co-founding the Company, Mr. Zheng served in financial IT sector for more than 20 years, including at the China Foreign Exchange Trading Center (CFETS) as Comstar Marketing Director and at Thomson Reuters as Senior Account Manager. He has also worked for Dow Jones Telerate Financial Information Inc, UFJ(MUFG) China Strategic Department and UFJ(MUFG) Shanghai Branch Electronic Banking Center. Mr. Zheng received a Bachelor of Information Management and System from Shanghai University of International Business and Management and a Master of Science in Engineering in the Business Environment at the University of London, Queen Mary and Westfield College. We believe that Mr. Zheng’s co-founding of our Company, his leadership experience, and his extensive experience in the financial IT sector make him well qualified to serve as a member of our board of directors and as our Chief Executive Officer. Mr. Zheng does not currently hold, and has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Qihong Bao – Our Chief Technology Officer and a Director has served at the Company since March 11, 2020 where he is in charge of product development and technology. Mr. Bao started his career as an equities trader for Goldman Sachs, followed by the development of an algorithm trading engine at Aegis Software, a fintech startup of which he was a member. Following the sales of Aegis Software to Thomson Reuters, he worked for Thomson Reuters as a trading technologies specialist and later market development head for trading data. During his tenure, he worked multiple years in New York, London, Copenhagen, Stockholm, Singapore, and Shanghai. Mr. Bao received a Bachelor’s in Electrical Engineering at the University of Michigan, Ann Arbor. We believe that Mr. Bao’s significant experience in trading technologies and product development make him well qualified to serve as a member of our board of directors, and our Chief Technology Officer. Mr. Bao does not currently hold, and has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Yinjie Zhou – Our Chief Financial Officer has served at the Company since February 1, 2023. Mr. Zhou is a citizen of China. Prior to joining the Company, Mr. Zhou served as the CEO at Shanghai Tou Chang Investment & Management, an investment management company specializing in equity investment, with more than 10 years of working experience in financial management. This experience provided him with expertise in financial management and investment analysis. Mr. Zhou also worked for the Wanguo Constructions and Project Management Ltd as the head of the financial department. Mr. Zhou obtained his bachelor’s degree in Mathematics, Operational Research, Statistic and Economics from University of Warwick in 2006 and his executive MBA degree in Antai College of Economics & Management, Shanghai Jiao Tong University in 2018. We believe Mr. Zhou’s extensive experience in financial management and investment qualifies him to serve as a member of our board of directors and as our Chief Financial Officer. Mr. Zhou does not currently hold, and has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Ms. Anqi Lu – Ms. Lu, our independent Director nominee, will begin serving as our independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Since February 2023, Ms. Lu has been a director at Oneapex Capital Pte. Ltd., a Fund Management and Multi Family Office firm holding a Capital Markets Services License issued by the Monetary Authority of Singapore, where she manages clients’ investment portfolio, sets up Variable Capital Corporations and single-family office for corporate and private clients, and organizes fundraising and project financing for institutional clients. Since 2012, she has also been a director at TGC Private Office Pte. Ltd., where she oversees clients’ investment portfolios in various private banks and source and manages private equity and other transactions. Ms. Lu received her Bachelor Degree in Business Administration from the University of Southern California, USA, in August 2002. We believe Ms. Lu’s experience in investment management and financial oversight qualifies her to serve as an independent director and as the Chair of our Nominating Committee. Ms. Lu does not currently hold, and has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Ms. Chenling Zhang – Ms. Zhang, our independent Director nominee, will begin serving as our independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Chenling Zhang is an investor, entrepreneur and influencer. From July 2022 to April 2024, she served as a member of the supervisory board of Wolford AG, an international luxury shapewear brand. In 2021, she served as an independent director and operating partner of Primavera Capital Acquisition Corp., a NYSE-listed SPAC. In December 2022, Primavera Capital Acquisition Corporation successfully merged with Lanvin Group Holdings Limited, a fast growing global luxury group with a portfolio of heritage brands including Lanvin, Wolford, Sergio Rossi, St. John and Caruso. In 2013, with the goal of inspiring modern healthy lifestyles in China, Ms. Zhang founded Weiguoqing Beverage Shanghai Co., Ltd, a leading cold-pressed juice company, which is now a key supplier to Alibaba Group’s Freshippo supermarket chain, Costco, Shangri-la Group, Marriott Group, and other premium hospitality groups and chains across China. Ms. Zhang received her bachelor’s degree in Applied Mathematics from Harvard University in 2005. We believe Ms. Zhang’s entrepreneurial experience and her background in investment banking and private equity qualify her to serve as an independent director and as Chair of our Compensation Committee.

Mr. Shiao-Hua Yen – Mr. Yen, our independent Director nominee, will begin serving as our independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Yen has over 40 years of experience in the semiconductor and IT industries. From February 2006 to the present, he has been providing consulting services on a freelance basis to companies in the semiconductor and IT industries. From July 1999 to February 2006, he was the managing director of SUNeVISION Holdings Ltd., where he led SUNeVISION Holdings Ltd.’s in its Hong Kong listing on March 17, 2000. He has continued to oversee various projects after moving on from SUNeVISION, up until today. Mr. Yen also has extensive experience in operations and mergers and acquisitions. From 1993 to 1997, he was Greater China General Manager at Aspen Techology, Inc., where he was responsible for daily operations and management. He also led Aspen Technology, Inc. in its NASDAQ IPO in October 1994. From 1990 to 1993, he was the Greater China General Manager at Mentor Graphics Corporation. From 1985 to 1988, he was the China Manager at Applied Materials, Inc. From 1981 to 1984, he was an R&D Engineer at Phillips Semiconductor, which is now known as NXP Semiconductors N.V. Mr. Yen obtained his Bachelor of Science degree in Chemical Engineering from the University of California, Berkeley in 1981. We believe Mr. Yen’s extensive experience in the IT industry, his executive leadership roles, his experience with public company listings and M&A activities qualify him to serve as an independent director and as Chair of our Audit Committee. During the past five years, Mr. Yen has not held any other public company directorships. Our board of directors has also determined that Mr. Yen qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

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Pursuant to our third amended and restated articles of association, the minimum number of directors shall consist of not less than one person and there shall be no maximum number of directors unless otherwise determined from time to time by the shareholders in a general meeting. Unless removed or re-appointed, each director shall hold office until the expiration of his or her term, or his or her resignation from the Board, or until his or her successor shall have been elected and qualified.

For additional information, see “Description of Share Capital”.

Arrangements or Understandings

To our knowledge, there are no arrangements or understandings between any of our directors or executive officers and any other person pursuant to which any director or executive officer was or is to be selected as a director or executive officer, other than arrangements or understandings with directors or officers of our company acting solely in their capacities as such.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors upon the closing of this offering. Our board of directors has determined that Ms. Anqi Lu, Ms. Chenling Zhang, and Mr. Shiao-Hua Yen are independent under and Rule 10A-3 under the Exchange Act and the Nasdaq Listing Rule 5605(a)(2).

Duties of Directors

Under Cayman Islands law, our directors have fiduciary duties to act honestly in good faith with a view to our best interests. Our directors also have a duty to exercise the skill they actually possess with the care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended from time to time. We have the right to seek damages if a duty owed by our directors is breached.

Terms of Directors and Executive Officers

An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between us and the director, if any; but no such term shall be implied in the absence of express provision. Each director whose term of office expires shall be eligible for re-election at a meeting of the shareholders or re-appointment by or board of directors. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Employment Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibits 10.5, 10.6, 10.7 to this Registration Statement, we have agreed to employ each of our executive officers for a specified time period, which may be renewed upon both parties’ agreement thirty (30) days before the end of the current employment term. We may terminate the employment with immediate without notice and no liability to make any further payment to the employee, including but not limited to, willful breach by the employee of a condition in the agreement, conviction of a criminal offense or unsound mind or is a patient for any purpose of any statute relating to mental health. Either party may terminate the employment within thirty (30) days of notice in writing.

We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Compensation of Directors and Executive Officers

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our executive officers on an individual, rather than an aggregate, basis. For the years ended September 30, 2024 and 2023, the aggregate cash compensation paid and benefits in kind granted by the Company to its directors and members of its administrative, supervisory or management bodies (collectively, the “Covered Persons”) was USD 90,000 and USD 0, respectively. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to Covered Persons. We have also not made any agreements with Covered Persons to provide benefits upon termination of employment.

As of the date of this Prospectus, we did not have any arrangements for involving our employees, including our Covered Persons, in the capital of the Company through the grant of options, shares, or other securities of the Company.

Qualification

There is currently no shareholding qualification for directors.

Insider Participation Concerning Executive Compensation

The board of directors of the registrant, which currently consists of Huiyi Zheng and Qihong Bao, has been making all determinations regarding executive officer compensation from the time the Company first entered into employment agreements with executive officers up until the time where the three independent directors will be installed.

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon closing of this offering: an audit committee, a compensation committee and a nominating and corporate governance committee. We expect to adopt a charter for each of the three committees prior to or concurrently with the closing of this offering.

Corporate Governance

Our board of directors has adopted a code of business conduct and ethics, which is applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in this offering for:

●	each of our directors and executive officers who beneficially own our Ordinary Shares; and

●	each person known to us to own beneficially more than 5.0% of our Ordinary Shares

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on an aggregate total of 15,759,109 Ordinary Shares, comprising of 8,905,435 Class A Ordinary Shares and 6,853,674 Class B Ordinary Shares, outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering includes Ordinary Shares outstanding immediately after the completion of this offering.

The number and percentage of Ordinary Shares beneficially owned after the offering are based on an aggregate total of 17,759,109 Ordinary Shares, comprising of 10,905,435 Class A Ordinary Shares and 6,853,674 Class B Ordinary Shares, outstanding following the sale of 2,000,000 Ordinary Shares if the minimum offering amount is raised. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of the date of the prospectus, we have 21 shareholders of record, none of which are located in the United States. All related party shareholders, and 5% or more shareholders will be subject to lock-up agreements. See “Ordinary Shares Eligible For Future Sale — Lock-Up Agreements.” We will be required to have at least 300 shareholders at closing in order to satisfy the listing standard for the Nasdaq Capital Market.

	Prior to this Offering					After this Offering
	Class A Ordinary Shares Beneficially Owned		Class B Ordinary Shares Beneficially Owned		Voting Power*	Class A Ordinary Shares Beneficially Owned		Class B Ordinary Shares Beneficially Owned		Voting Power*
	Number	%	Number	%	%	Number	%	Number	%	%
Directors and Executive Officers:
Huiyi Zheng(1)	-	-	5,286,243	77.13%	72.42%	-	-	5,286,243	77.13%	71.45%
Platinum Analytics Limited(1)	-	-	5,286,243	77.13%	72.42%	-	-	5,286,243	77.13%	71.45%
Qihong Bao(2)	-	-	1,567,431	22.87%	21.47%	-	-	1,567,431	22.87%	21.18%
Yinjie Zhou	-	-	-	-	-	-	-	-	-	-
Anqi Lu	-	-	-	-	-	-	-	-	-	-
Chenling Zhang	-	-	-	-	-	-	-	-	-	-
Shiao-Hua Yen	-	-	-	-	-	-	-	-	-	-
All directors and executive officers as a group	-	-	6,853,674	100.00%	93.90%	-	-	6,853,674	100.00%	92.63%

Principal Shareholders:
Huiyi Zheng(1)	-	-	5,286,243	77.13%	72.42%	-	-	5,286,243	77.13%	71.45%
Platinum Analytics Limited(1)	-	-	5,286,243	77.13%	72.42%	-	-	5,286,243	77.13%	71.45%
Qihong Bao(2)	-	-	1,567,431	22.87%	21.47%	-	-	1,567,431	22.87%	21.18%
LUN Partners Ventures Limited(3)	1,332,953	14.97%	-	-	*	1,332,953	13.32%	-	-	*
Yi Tianqi(4)	967,519	10.86%	-	-	*	967,519	9.67%	-	-	*
Hypper Technology Limited (5)	787,958	8.85%	-	-	*	787,958	7.88%	-	-	*

*	Less than 1%
(1)	Platinum Analytics Limited, a British Virgin Islands limited liability company, is wholly-owned and managed by Huiyi Zheng, a Director and the Chief Executive Officer, who has voting and dispositive control over the Ordinary Shares held by Platinum Analytics Limited. The registered address of Platinum Analytics Limited is Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands.

(2)	Qihong Bao, a Director and the Chief Technology Officer, holds citizenship of the U.S.A.

(3)	LUN Partners Ventures Limited, a Cayman Islands limited liability company, is managed by Kaede Kotsuki, a citizen of Japan who has voting and dispositive control over the Ordinary Shares held by LUN Partners Ventures Limited. The business address of LUN Partners Ventures Limited is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands.

(4)	Yi Tianqi holds citizenship of the Republic of Singapore.

(5)	Hypper Technology Limited, a Cayman Islands limited liability company, is wholly-owned and managed by Jaehee Park, a citizen of the Republic of Korea who has voting and dispositive control over the Ordinary Shares held by Hypper Technology Limited. The registered address of Hypper Technology Limited is P.O. Box 31119 Grand Pavilion. 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands.

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RELATED PARTY TRANSACTIONS

Huiyi Zheng and Qihong Bao beneficially hold 33.54%, and 9.95% respectively, of the combined total of our outstanding Shares. Following the completion of this offering, if a minimum offering of 2,000,000 Class A Ordinary Shares is raised, Huiyi Zheng and Qihong Bao will hold 71.88%, and 21.31% respectively of the total voting power of our Ordinary Shares, and if a maximum offering of 2,300,000 Class A Ordinary Shares is raised, Huiyi Zheng and Qihong Bao will hold 71.80%, and 21.29% respectively of the total voting power of our Ordinary Shares. Huiyi Zheng and Qihong Bao will continue to have the power to act together in approving any action requiring a vote of the majority of our Ordinary Shares and to elect all of our directors.

Material Transactions with Related Parties

The Company records transactions with various related parties. These related party balances as of September 30, 2024 and 2023 and transactions for the years ended September 30, 2024 and 2023 are identified as follows:

(1)	Related party with transactions and related party relationships

Name of Related Party	Relationship to the Company
Zheng, Huiyi	CEO, Chairman of the Board of Directors
Bao, Qihong	CTO and Director of the Company
Carrie Choy	A senior officer of the Company
Shanghai Borui Finance Information Limited	An entity controlled by CEO of the Company

(2)	Significant Related Party Transactions

Sales to a related party

	For the years ended September 30,
	2024	2023
Shanghai Borui Finance Information Limited	$19,642	$-
Total	$19,642	$-

The Company provided a software development service to the related party.

Purchases from a related party

	For the years ended September 30,
	2024	2023
Shanghai Borui Finance Information Limited- software development	$389,163	$247,429
Shanghai Borui Finance Information Limited- research and development	100,869	151,080
Total	$490,032	$398,509

The related party provided IT professional outsourcing service to the Company for the Company’s software development purpose or research and development purpose.

Cash advanced to a related party

	For the years ended September 30,
	2024	2023
Shanghai Borui Finance Information Limited – advance payment	$-	$113,139
Shanghai Borui Finance Information Limited – prepaid service fee	206,133	-
Total	$206,133	$113,139

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Cash advanced from related parties

	For the years ended September 30,
	2024	2023
Zheng, Huiyi	$22,378	$95,196
Bao, Qihong	490,000	65,000
Carrie Choy	199,557	-
Total	$711,935	$160,196

(3)	Amounts due from a related party

	As of September 30,
	2024	2023
Amounts due from a related party
Shanghai Borui Finance Information Limited – prepaid service fee	215,370	-
Shanghai Borui Finance Information Limited – advance payment	159,471	177,906
Total	$374,841	$177,906

The balance of amounts due from a related party has been fully settled as of January 10, 2025.

(4)	Amounts due to related parties

	As of September 30,
	2024	2023
Amounts due to related parties
Zheng, Huiyi	$123,674	$94,234
Bao, Qihong	555,000	65,000
Carrie Choy	208,500	-
Total	$887,174	$159,234

The amounts due to Zheng, Huiyi are interest free with due date of February 27, 2026 and June 30, 2026, with amount of $95,000 and $28,674, respectively. The loans can be extended for another year upon both parties agreement.

The amounts due to Bao, Qihong are interest free with amount of $60,000 at maturity date of February 23, 2026, with amount of $5,000 at maturity date of March 25, 2026, with amount of $120,000 at maturity date of September 6, 2026 and amount of $370,000 at maturity date of September 23, 2026. The loans can be extended for another year upon the Company’s request.

The amounts due to Carrie Choy are interest free with amount of $100,000 at maturity date of August 6, 2026 and amount of $108,500 at maturity date of July 22, 2026. The loans can be extended for another year upon both parties agreement.

(5)	Subsequent significant related parties transactions

On January 10, 2025, the Company sold 100% equity interest in Platinum HK, its wholly owned subsidiary, (together with Platinum SH, Platinum HK’s wholly owned subsidiary) to Huiyi Zheng, the CEO and Chairman of the Board of Directors of the Company for HK$1. Meanwhile, all receivables and payables between the Company and Platinum HK with its subsidiary were waived-off.

Policy Concerning Related Party Transactions

On [●], the Company’s board of directors approved the adoption of its related party transaction policy, or the “Related Party Transaction Policy”, which sets forth, among others, the definition of a related party transaction and its review process which requires the submission of transaction details, including name of the related party, transaction value, timing of the transaction and nature of the transaction. All transactions determined to be a related party transaction under the Related Party Transaction Policy are submitted to the Audit Committee for review. The Audit Committee will review the related party transaction in its entirety with specific consideration to the independent nature between the related party and the transaction execution process, and that the execution of the transaction is in the best interest of the Company. If a related party transaction is a continuing transaction, the Audit Committee, at a minimum, will review the transaction on an annual basis.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000.00 divided into 100,000,000 Class A Ordinary Shares of par value of US$0.0004 each and 25,000,000 Class B Ordinary Shares of par value of US$0.0004 each.

As of the date of this prospectus, there were 8,905,435 Class A Ordinary Shares and 6,853,674 Class B Ordinary Shares issued and outstanding.

Upon the closing of this offering, we will have 10,905,435 Class A Ordinary Shares and 6,853,674 Class B Ordinary Shares issued and outstanding, assuming no exercise of the underwriters’ over-allotment option. Our authorized share capital post-offering will continue to be US$50,000.00 divided into 100,000,000 Class A Ordinary Shares of par value of US$0.0004 each and 25,000,000 Class B Ordinary Shares of par value of US$0.0004 each.

We have adopted our third amended and restated memorandum and articles of association, which will also be our post-offering amended and restated memorandum and articles of association. The following are summaries of material provisions of our third amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our shares.

History of Share Capital

The Company was established by founding shareholders under the laws of the Cayman Islands on with ordinary shares authorized 5,000,000, $0.01 par value, 88,000 ordinary shares issued and outstanding on October 6, 2016.

From June 2017 till February 17, 2022, the Company issued 1,058,117 shares to different shareholders. As of September 30, 2024, 2023 and 2022, 1,146,117 ordinary shares were issued and outstanding.

On 31 March 2025, the authorized share capital of the Company was changed from US$50,000.00 divided into 5,000,000 ordinary shares of par value of US$0.01 each, to US$50,000.00 divided into 100,000,000 Class A Ordinary Shares and 25,000,000 Class B Ordinary Shares.

All directors, officers and 5% holders have agreed to enter into lock-up agreements.

Holders of our Class A Ordinary Shares and our Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of our company. Each Class A Ordinary Share shall be entitled the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company, and each Class B Ordinary Share shall be entitled the holder thereof to twenty (20) votes on all matters subject to a vote at general meetings of our company. We will issue Class A Ordinary Shares in this offering.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares, if any, shall be in such form as the directors may determine. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. Subject to the provisions of the Companies Act and our third amended and restated memorandum and articles of association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles: (a) the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and (b) our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest.

Conversion

Subject to any applicable adjustment pursuant to our third amended and restated memorandum and articles of association, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B ordinary share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Share into Class A Ordinary Share. In no event shall Class A Ordinary Share be convertible into Class B Ordinary Share. Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to our third amended and restated memorandum and articles of association shall be effected by means of the re-designation and re-classification of each relevant Class B Ordinary Share as a Class A Ordinary Share (or in such other manner as the directors may direct that is not in contravention of applicable laws). Upon any transfer of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares are automatically and immediately converted into the equal number of Class A Ordinary Shares, except if the transfer of Class B Ordinary Shares is between Qihong Bao and Platinum Analytics Cayman Limited.

Voting Rights

Holders of our Class A Ordinary Shares and our Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of our company. Each Class A Ordinary Share shall be entitled the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company, and each Class B Ordinary Share shall be entitled the holder thereof to twenty (20) votes on all matters subject to a vote at general meetings of our company. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of not less than two-thirds of the votes cast attaching to the outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

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Transfer of Ordinary Shares

Subject to the restrictions contained in our third amended and restated articles of association, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in a common form or a form prescribed by Nasdaq (if such shares are listed on the Nasdaq Capital Market) or in any other form approved by our board of directors, executed:

●	where the ordinary shares are fully paid, by or on behalf of that shareholder; and

●	where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into our register of members.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up, or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

●	the ordinary shares transferred are fully paid up and free of any lien in favour of us; and

●	any applicable fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, related to the transfer is paid to us.

If our directors refuse to register a transfer, they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine, provided always that the registration of transfers shall not be suspended nor the register of members closed for more than 30 clear days in any year.

Liquidation

If our company shall be wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

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Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate: (a) either alone or jointly with any other person, whether or not that other person is a shareholder; and (b) whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Repurchase and Redemption of Ordinary Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors: (a) issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares; (b) with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and (c) purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

The board of directors may accept the surrender for no consideration of any fully paid share.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, unless the terms on which a class of shares was issued state otherwise, the rights attaching to a class of shares may only be varied either (i) the shareholders holding not less than two-thirds of the issued shares of that class consent in writing to the variation or (ii) the variation is made with the sanction of a special resolution passed at a separate general meeting of the shareholders holding the issued shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our third amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

Advance notice of at least 5 clear days is required for the convening of any general meeting, which shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least ninety percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

A poll shall be taken in such manner as the chairman directs. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. Our third amended and restated articles of association provides that no shareholder (other than a director) shall have any right of inspecting any account or book or document of us except as conferred by the Companies Act or as authorized by the directors or by ordinary resolution.

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Changes in Capital

We may from time to time by ordinary resolution:

●	increase its share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than its existing shares;

●	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

●	sub-divide our shares or any of them into shares of an amount smaller than that fixed by our memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which its capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on our shareholders holding a particular class of shares, we may, by special resolution, reduce our share capital in any manner authorized by the Companies Act.

Exempted Company

We are an exempted company with limited liability incorporated under the Companies Act. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently intend to comply with the Nasdaq listing rules in lieu of following home country practice after the closing of this offering. The Nasdaq listing rules requires that every company listed on the Nasdaq Capital Market hold an annual general meeting of shareholders. In addition, our third amended and restated articles of association allow our directors to call special meetings of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

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Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other things, a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (i) seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, and (ii) a majority in number representing seventy-five percent (75%) in value of creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

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Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our third amended and restated memorandum and articles of association provide that to the extent permitted by law, we shall indemnify each existing or former director (including alternate director), secretary and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere. No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of their own dishonesty. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our third amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty.

The common law duties owed by a director are those to act with skill, and care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills.

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Under statute, our directors are subject to a number of statutory obligations, which provisions prescribe penalties for breach. By way of example, material statutory provisions attracting penalties include where (i) the director willfully authorizes or permits any distribution or dividend in contravention of the Companies Act; (ii) where the director knowingly or willfully authorizes or permits any payment out of capital by a company for a redemption or purchase of its own shares when the company is insolvent; (iii) where there has been a failure to maintain the books of account, minutes of meetings, or the company’s statutory registers of members, beneficial ownership, mortgages and charges, or directors (which includes alternate directors); (iv) where there has been a failure to provide information or access to documents to specified persons as required by the Companies Act; and (v) where the director makes or authorizes a false annual return to the Registrar of Companies.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our third amended and restated articles of association provide that shareholders may approve corporate matters by way of (a) for a matter to be passed by an ordinary resolution, a written resolution signed by the requisite majority of our shareholders who would have been entitled to vote on such matter at a general meeting, and (b) for a matter to be passed by a special resolution, an unanimous written resolution signed all shareholders who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association. Our third amended and restated articles of association allow one or more of our shareholders who together hold not less than ten per cent of the rights to vote to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Other than this right to requisition a shareholders’ meeting, our third amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our third amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our third amended and restated articles of association, directors may be removed, by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) is prohibited by the law of the Cayman Islands from acting as a director, (ii) is made bankrupt or makes any arrangement or composition with his creditors generally; (iii) only held office as a Director for a fixed term and such term expires; (iv) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; (v) resigns his or her office by notice in writing to the company; (vi) is removed from office pursuant to any other provisions of our third amended and restated memorandum and articles of association; or (vii) without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands law, including the duty to ensure that, in their opinion, such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act and our third amended and restated articles of association, our company may be dissolved, liquidated or wound up by voluntarily by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our third amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders holding not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the Companies Act, our third amended and restated memorandum and articles of association may only be amended by a special resolution of shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our third amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our third amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to Companies Act and our third amended and restated articles of association, the directors have general and authority to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

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SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Class A Ordinary Shares, and while application has been made for the Class A Ordinary Shares to be listed on the Nasdaq Capital Markets, a regular trading market for our Class A Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Class A Ordinary Shares representing approximately [●]% of our Class A Ordinary Shares in issue if the Class A Ordinary Shares are offered and sold at the minimum offering amount, and approximately [●]% of our Class A Ordinary Shares in issue if the Class A Ordinary Shares are offered and sold at the maximum offering amount. All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-up Agreements

We have agreed that we will not offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, sell any option or contract to purchase, purchase any option or contract to sell, lend, or otherwise transfer or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), directly or indirectly, any of our Ordinary Shares or any securities that are convertible into or exercisable or exchangeable for our Ordinary Shares, or file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (other than a registration statement on Form S-8) without the prior written consent of the underwriter for a period ending 180 days after the commencement of sales of the offering, except issuances pursuant to the exercise of employee share options outstanding on the date hereof and certain other exceptions.

Each of our directors and executive officers, and our existing shareholders has agreed, subject to some exceptions, not to offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), directly or indirectly, any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares, without the prior written consent of the underwriter for a period ending 180 days after the commencement of sales of the offering. After the expiration of the 180-day period, Ordinary Shares held by our directors and executive officers, and our existing shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

The 180-day restricted period is subject to adjustment under certain circumstances. If (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions will continue to apply until the expiration of the 180-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless, with respect to the restricted period applicable to us, our directors and executive officers and our existing beneficial owners of 5% or more of our outstanding Ordinary Shares, such extension is waived by the underwriter.

Rule 144

All of our Class A Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Class A Ordinary Shares then outstanding, in the form of Class A Ordinary Shares or otherwise, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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TAXATION

The following are material Cayman Islands tax, Singapore tax and U.S. federal income tax considerations relevant to an investment in our Shares. This discussion does not address all of the tax consequences that may be relevant in light of the investor’s particular circumstances. Potential investors should consult their tax advisers regarding the Cayman Islands, Singapore, U.S. federal, state and local, and non-U.S. tax consequences of owning and disposing of our Shares in their particular circumstances.

Cayman Islands Taxation

The statements made herein regarding Cayman Islands tax considerations are the opinion of Ogier, our Cayman Islands legal counsel.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Shares, nor will gains derived from the disposal of our Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our Shares or on an instrument of transfer in respect of our Shares, so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands.

Singapore Taxation

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our Shares or of any person acquiring, selling or otherwise dealing with our Shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our Shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our Shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our Shares are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax consequences or liabilities resulting from the subscription for, purchase, holding or disposal of our Shares.

Corporate Income Tax

A company established outside Singapore but whose governing body, being the board of directors, usually exercises de facto control and management of its business in Singapore could be considered tax residents in Singapore. However, such control and management of the business should not be deemed to be in Singapore if physical board meetings are conducted outside of Singapore. Where board resolutions are passed in the form of written consent signed by the directors each acting in their own jurisdictions it is possible that the place of de facto control and management will be considered to be where the majority of the board are located when they sign such consent.

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A Singapore tax resident company is subject to Singapore income tax on income accruing in or derived from Singapore and on foreign-sourced income received or deemed to be received in Singapore, unless certain exemptions apply.

Foreign-sourced income in the form of dividends, branch profits and service income received or deemed to be received in Singapore by a Singapore tax resident company is exempt from Singapore income tax if the following conditions are met:

(i)	such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;

(ii)	at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%; and

(iii)	the Comptroller is satisfied that the tax exemption would be beneficial to the Singapore tax resident company.

The corporate tax rate in Singapore is currently 17%. From the year of assessment (“YA”) 2020 onwards, three-quarters of a company’s first S$10,000 of its normal chargeable income, and half of its next S$190,000 of normal chargeable income are exempt from corporate tax.

Newly incorporated companies will also, subject to certain conditions and exceptions, be eligible for tax exemption on three-quarters of the company’s first S$100,000 of normal chargeable income, and half of its next $100,000 of normal chargeable income, for each of the company’s first three YAs falling in or after YA 2020.

Dividend Distributions

Under Singapore’s one-tier corporate tax system, dividends paid by a Singapore tax resident company are exempt from Singapore income tax in the hands of its shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Gains on Disposal of our Shares

Singapore does not impose tax on capital gains. There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. Gains arising from the disposal of our Shares may be construed to be of an income nature and subject to Singapore income tax, especially if they arise from activities which the Inland Revenue Authority of Singapore regards as the carrying on of a trade or business in Singapore.

Holders of our Shares who apply, or who are required to apply, the Singapore Financial Reporting Standard (“FRS”) 39, FRS 109 or Singapore Financial Reporting Standard (International) 9 (“SFRS(I) 9”) (as the case may be) may for the purposes of Singapore income tax be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of our Shares is made.

Holders of our Shares should consult their accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding and disposal of our Shares.

Estate Duty

Singapore estate duty was abolished with respect to all deaths occurring on or after February 15, 2008.

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Shareholders, whether or not domiciled in Singapore, should consult their own tax advisors regarding the Singapore tax consequences.

Material United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	the Company’s officers or directors;

●	holders who are not U.S. Holders;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Share through such entities.

For	purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Share that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

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If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Share, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Share and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Share.

Persons considering an investment in our Class A Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Class A Ordinary Share including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Share

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions paid on our Class A Ordinary Share out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Class A Ordinary Share will meet the conditions required for the reduced tax rate. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Share. Dividends received on our Class A Ordinary Share will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Class A Ordinary Share. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Class A Ordinary Share

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Share in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Share. Any capital gain or loss will be long term if the Class A Ordinary Share have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Share, including the availability of the foreign tax credit under their particular circumstances.

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Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Share, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Share even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Share, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Share), and (ii) any gain realized on the sale or other disposition of Class A Ordinary Share. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Share;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Share, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Share qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Share held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Share and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Share over the fair market value of such Class A Ordinary Share held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Share would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Share in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

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Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Share during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A Ordinary Share.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Share and proceeds from the sale, exchange or redemption of our Class A Ordinary Share may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual Shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR Ordinary Shares, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement, the underwriters named below, for whom Kingswood Capital Partners, LLC (“Kingswood”), is acting as the representative (“Representative”), lead managing underwriter, book-runner and investment banker, have severally agreed to purchase, and we have agreed to sell to them, the number of our Class A Ordinary Shares at the initial public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriters	Number of Shares
Kingswood Capital Partners, LLC	2,000,000

Total	2,000,000

The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such Class A Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Class A Ordinary Shares covered by the underwriters’ option to purchase additional Class A Ordinary Shares.

We have granted to the underwriters an option, exercisable for 45 days after the closing of the offering, to purchase up to 300,000 additional Class A Ordinary Shares, on the same terms and conditions as set forth on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional Class A Ordinary Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Class A Ordinary Shares listed next to the names of all underwriters in the preceding table.

The underwriters will offer the Class A Ordinary Shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of [●]% per share. After this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the Representative. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

Discount, Commissions and Expenses

The underwriting discounts and commissions are equal to 7.0% of the initial public offering price set forth on the cover of this prospectus.

The following table shows the per share and total initial public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to 300,000 additional Class A Ordinary Shares.

	Per Share	Total Without Exercise of Over-allotment Option	Total With Full Exercise of Over-allotment Option
Public offering price	$4.500	$9,000,000	$10,350,000
Underwriting discounts and commissions (7.0%)	$0.315	$630,000	$724,500
Proceeds, before expenses, to us	$4.185	$8,370,000	$9,625,500

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We will also pay to the Representative, by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sale of our Class A Ordinary Shares if this offering.

We paid an advance expense deposit of $45,000 to the representative and have agreed to pay an additional advance deposit of $45,000 upon the initial public filing of the registration statement for this offering (collectively, the “Advance”), for the Representative’s anticipated out-of-pocket expenses. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

In addition, we have agreed to an allowance for the Representative’s accountable out-of-pocket expenses of the offering of up to $175,000 (inclusive of the Advance and amounts paid by us on behalf of the Representative), including, but not limited to: (i) the legal and due diligence fees and expenses incurred by the Representative; (ii) the reasonable cost for road show meetings and preparation of the roadshow presentation; and (iii) all reasonable travel and lodging expenses incurred by the Representative in connection with the roadshow.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and commissions and non-accountable expense allowance, will be approximately $933,545, which includes a maximum aggregate of $175,000 of the Representative’s accountable expenses.

Right of First Refusal

For a period of eighteen (18) months after the closing of this offering, Kingswood shall have an irrevocable right of first refusal to act as lead manager and bookrunner, or lead placement agent with respect to any public or private sale of equity or debt securities by us or any of our subsidiaries.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed, subject to certain exceptions, to a six (6) month “lock-up” period from the closing date of this offering with respect to the Company’s outstanding Class A Ordinary Shares (or securities convertible or exercisable into Class A Ordinary Shares), and our officers, directors and certain holders of 5% or more of the outstanding securities have also agreed, subject to certain exceptions, to a six (6) month “lock-up” period from the closing date of this offering with respect to the Company’s outstanding Class A Ordinary Shares (or securities convertible or exercisable into Class A Ordinary Shares) that they beneficially own. This means that, for a period of six (6) months following the closing date of this offering, we and such persons may not offer, issue, sell, contract to sell, encumber pledge or otherwise dispose of such securities without the prior written consent of the Representative (excluding any securities underlying currently outstanding convertible securities, options or warrants as approved by the Representative, the issuance of securities pursuant to our equity incentive plan, the establishment of and sale pursuant to any plan established in compliance with Rule 10b5-1 of the Exchange Act, and the issuance of any securities in connection with a strategic transaction).

Pricing of the Offering

Prior to this offering, there has been no public market for our securities. The initial public offering price of the Class A Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Class A Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

85

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares. Specifically, the underwriters may sell more Class A Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Class A Ordinary Shares in this offering because such underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Class A Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Class A Ordinary Shares on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

86

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

87

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

Nasdaq Capital Market Listing Fee	$70,000
Accounting Fees and Expenses	$145,000
Legal Fees and Expenses	$478,545
Printing and Engraving Expenses	$25,000
Miscellaneous Expenses	$25,000
Accountable expenses	$175,000
Total Expenses	$918,545

These expenses will be borne by us. Underwriting discounts and commissions will be borne by us in proportion to the numbers of ordinary shares sold in the offering.

88

LEGAL MATTERS

Loeb & Loeb LLP is acting as counsel to our company regarding U.S. securities law matters in relation with this offering. The underwriter is being represented by Ellenoff Grossman & Schole LLP with respect to legal matters of United States federal and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to Singapore law will be passed upon for us by Drew & Napier LLC. Certain legal matters as to PRC law will be passed upon for us by AllBright Law Offices (Fuzhou).

89

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

90

EXPERTS

The consolidated financial statements of the Company for the years ended September 30,2024 and September 30, 2023 included in this Registration Statement/Proxy Statement have been audited by AOGB CPA Limited, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

91

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Ordinary Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal Underwriter, voting trustee, director, officer, or employee.

92

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

93

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

94

PLATINUM ANALYTICS CAYMAN LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of PLATINUM ANALYTICS CAYMAN LIMITED

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of PLATINUM ANALYTICS CAYMAN LIMITED and its subsidiaries (the “Company”) as of September 30, 2024 and 2023, the related consolidated statements of operations and comprehensive income (loss), changes in deficit and cash flows for each of the two years in the period ended September 30, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ AOGB CPA Limited

We have served as the Company’s auditor since 2024.

Hong Kong, Hong Kong
January 23, 2025

AOGB CPA Limited, Suite 2501-03, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong

Tel: 2152-2238, Website: www.aogb.com

F-2

PLATINUM ANALYTICS CAYMAN LIMITED

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollar, except for the number of shares)

	As of September 30,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash	$323,738	$4,404
Accounts receivable, net	48,111	130,894
Software development cost in progress	-	245,592
Amounts due from a related party	374,841	177,906
Prepayments and other current assets	56,552	1,104
TOTAL CURRENT ASSETS	803,242	559,900

Property and equipment, net	45,474	79,096
Intangible assets, net	45,637	48,795
Other non-current assets	8,277	9,518
TOTAL ASSETS	$902,630	$697,309

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$84,647	$67,683
Contract liabilities	132,492	1,419,596
Accrued expenses and other liabilities	49,185	46,377
TOTAL CURRENT LIABILITIES	266,324	1,533,656

Amounts due to related parties	887,174	159,234
TOTAL LIABILITIES	1,153,498	1,692,890

COMMITMENTS AND CONTINGENCIES	-	-

DEFICIT:
Ordinary shares (5,000,000 ordinary shares authorized, $0.01 par value per share, 1,146,117 shares issued and outstanding as of September 30, 2024 and 2023)	$11,461	$11,461
Additional paid in capital	8,387,816	8,387,816
Accumulated deficit	(8,742,227)	(9,520,609)
Accumulated other comprehensive loss	92,082	125,751
TOTAL SHAREHOLDERS’ DEFICIT	(250,868)	(995,581)

TOTAL LIABILITIES AND DEFICIT	$902,630	$697,309

The accompanying notes are an integral part of these consolidated financial statements.

F-3

PLATINUM ANALYTICS CAYMAN LIMITED

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended September 30,
	2024	2023
Revenues	$2,213,787	$582,253
Revenue- third parties	2,194,145	582,253
Revenue- related parties	19,642	-
Cost of revenues	(712,953)	(303,684)
Cost of revenues- third parties	(302,452)	(77,416)
Cost of revenues- related parties	(410,501)	(226,268)
Gross profit	1,500,834	278,569

Operating expenses:
Selling, general and administrative expenses	(597,780)	(577,422)
Research and development expenses	(127,102)	(927,924)
Research and development expenses- third parties	(26,233)	(776,844)
Research and development expenses- related parties	(100,869)	(151,080)
Total operating expenses	(724,882)	(1,505,346)
Income (loss) from operations	775,952	(1,226,777)

Other income (expense):
Foreign exchange loss	(757)	(4,498)
Other income (expense), net	3,187	(5,945)
Total other income (loss), net	2,430	(10,443)

Income (loss) before income taxes	778,382	(1,237,220)

Income tax (expense) benefit	-	-
Net income (loss)	$778,382	$(1,237,220)

Other comprehensive loss
Foreign currency translation adjustments	(33,669)	(47,455)
Total comprehensive income (loss)	$744,713	$(1,284,675)

Earnings (loss) per share
Basic	$0.68	$(1.08)
Diluted	$0.68	$(1.08)

Weighted average number of ordinary shares outstanding
Basic	1,146,117	1,146,117
Diluted	1,146,117	1,146,117

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PLATINUM ANALYTICS CAYMAN LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIT

(Expressed in U.S. dollar, except for the number of shares)

			Additional		Accumulated Other
	Ordinary shares		Paid-in	Accumulated	Comprehensive	Total
	Shares	Amount	Capital	Deficit	Income (Loss)	deficit
Balance as of September 30, 2022	1,146,117	$11,461	$8,387,816	$(8,283,389)	$173,206	$289,094
Net loss	-	-	-	(1,237,220)	-	(1,237,220)
Foreign currency translation adjustment	-	-	-	-	(47,455)	(47,455)
Balance as of September 30, 2023	1,146,117	$11,461	$8,387,816	$(9,520,609)	$125,751	$(995,581)
Net income	-	-	-	778,382	-	778,382
Foreign currency translation adjustment	-	-	-	-	(33,669)	(33,669)
Balance as of September 30, 2024	1,146,117	$11,461	$8,387,816	$(8,742,227)	$92,082	$(250,868)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PLATINUM ANALYTICS CAYMAN LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$778,382	$(1,237,220)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	43,066	48,161
Amortization of operating lease right of use assets	-	60,851
Loss from disposal of property and equipment	-	7,135
Changes in operating assets and liabilities:
Accounts receivable	87,288	(95,326)
Prepayments and other current assets	1,405	142,804
Software development cost in progress	250,080	8,503
Accounts payable	12,071	54,308
Contract liabilities	(1,319,260)	254,138
Accrued expenses and other liabilities	(63)	(45,903)
Operating lease liabilities	-	(66,806)
Prepaid service fee to related parties	(206,133)	-
Net cash used in operating activities	(353,164)	(869,355)

Cash flows from investing activities:
Cash paid for acquisition of property and equipment	-	(119,038)
Repayment from a related party	24,832	-
Cash advanced to a related party	-	(113,139)
Net cash provided by (used in) investing activities	24,832	(232,177)

Cash flows from financing activities:
Prepaid of IPO expenses	(55,000)	-
Cash advanced from related parties	711,935	160,196
Net cash provided by financing activities	656,935	160,196

Effect of exchange rates changes on cash	(9,269)	(1,054)
Net increase (decrease) in cash	319,334	(942,390)
Cash, beginning of the year	4,404	946,794
Cash, end of the year	$323,738	$4,404

	September 30,	September 30,
	2024	2023
Supplemental cash flow disclosures:
Cash paid for income tax	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

PLATINUM ANALYTICS CAYMAN LIMITED (“Platinum Cayman” or “Parent Company”) is a holding company that was incorporated under the laws of Cayman Islands on October 6, 2016. Platinum, through its wholly-owned subsidiaries (collectively, “the Company”) is engaged in offering software development services, software maintenance services and other software related services to customers.

As of September 30, 2024, the Company’s subsidiaries are as follows:

Subsidiaries	Date of Incorporation	Jurisdiction of Formation	Controlled by	Percentage of direct/indirect Economic Ownership	Principal Activities
Platinum Analytics Trading Technology Limited (“Platinum BVI”)	March 14, 2017	British Virgin Island	The Company	100%	Investment Holding
Platinum Analytics Singapore Pte. Ltd (“Platinum Singapore”)	May 27, 2017	Singapore	Platinum BVI	100%	Investment Holding/ software development services
Platinum Analytics Hong Kong Limited (“Platinum HK”) (disposed on January 10, 2025)	October 18, 2016	Hong Kong,	The Company	100%	Investment Holding
Platinum Analytics Ronghui Technology (Shanghai) Limited (“Platinum SH”) (disposed on January 10, 2025)	January 17, 2017	People’s Republic of China (“PRC”)	Platinum HK	100%	Dormant

F-7

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company.

All intercompany transactions and balances between the Company and subsidiaries have been eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Uses of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements and are adjusted to reflect actual experience when necessary. Significant estimates required to be made by management include, but not limited to allowance for doubtful accounts, and realization of deferred tax assets. The Company evaluates its estimates and assumptions on an ongoing basis and its estimates on historical experience, current and expected future conditions and various other assumptions that management believes are reasonable under the circumstances based on the information available to management at the time these estimates and assumptions are made. Actual results and outcomes may differ significantly from these estimates and assumptions.

Cash

Cash comprise cash at banks and cash on hand, which includes deposits with original maturities of three months or less with commercial banks in Singapore, Cayman Island, Hong Kong and PRC. Disaggregation of cash by currency denomination is set out below:

Currency	For the years ended September 30,
	2024	2023
Singapore dollar	$6,592	$220
US dollar	317,060	3,968
RMB	86	216
Total	$323,738	$4,404

Credit Losses

From October 1, 2022, the Company adopted ASU 2016-13 Financial Instruments - Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under CECL is applicable to financial assets measured at amortized cost, including accounts receivable, deposits in prepayments and other assets. To estimate expected credit losses, the Company has identified the relevant risk characteristics of its customers and the related receivables and deposits in prepayments and other assets, which include size, types of the services or the products the Company provides, or a combination of these characteristics. The Company considers the historical credit loss experience, current economic conditions, future economic conditions (external data and macroeconomic factors) and changes in the Company’s customer collection trends in assessing the lifetime expected credit losses. The Company also provides specific provisions for allowance when facts and circumstances indicate that the receivable is unlikely to be collected. The allowance for credit losses and corresponding receivables were written off when they are determined to be uncollectible.

As of September 30, 2024 and 2023, the Company did not have any material amount of allowance for credit losses.

Accounts Receivable, net

Accounts receivable, net represent the amounts that the Company has an unconditional right to consideration, which are stated at the original amount less an allowance for credit losses.

F-8

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Software development cost in progress

Software development costs in progress represent the costs incurred to fulfill the software development service contract with customers which relates directly to a contract that the Company can specifically identify, generate, or enhance resources of the Company that will be used in satisfying performance obligations in the future as well as are expected to be recovered. Software development costs in progress primarily consisted of costs paid by the Company in advance to various vendors or employees directly related to the software development projects, which are stated at the lower of cost or net realizable value.

No impairment losses were recorded on software development cost in progress of certain projects for the years ended September 30, 2024 and 2023.

Property and equipment, net

Property and equipment, net are recorded at cost less accumulated depreciation. Depreciation is provided in the amounts sufficient to depreciate the cost of the related assets over their estimated useful lives using the straight-line method, as follows:

Useful life
Electronic equipment	3 years

We review the estimated useful lives of these assets regularly in order to determine the amount of depreciation expense to be recorded during any reporting periods. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income (loss) in other income or expenses.

Intangible assets, net

Intangible assets, net principally comprising IT system purchased. Separately acquired IT system is shown at historical cost. They have a finite useful life and are subsequently carried at cost less accumulated amortization and impairment losses. The IT system is amortized over 10 years, using the straight-line method.

F-9

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. No impairment charge was recognized for the years ended September 30, 2024 and 2023, respectively.

Fair Value of Financial Instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting standard, ASC Topic 820, Fair Value Measurements (“ASC Topic 820”) establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measurements. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, prepayments and other current assets, amount due from related parties, accounts payable, accrued expenses and other liabilities, approximates their recorded values due to their short-term maturities.

F-10

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

The Company adopted ASC Topic 606 Revenue from Contracts with Customers (“ASC 606”) on October 1, 2019 using the modified retrospective approach. Revenues were presented under ASC 606 and all subsequent ASUs that modified ASC 606 for the years ended September 30, 2024 and 2023. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the Company applies the following steps:

Step 1: Identify the contract (s) with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company derives its revenues from two sources: (1) revenue from software development service, and (2) revenue from maintenance services or other similar services. All of the Company’s contracts with customer do not contain cancelable and refund-type provisions.

(1)	Revenue from software development service

The Company’s software development service contracts are primarily on a fixed-price basis with no variable consideration, which require the Company to perform services including designing the software as agreed upon, delivering programming source code and other documents to customer. Upon delivery of the services, customer acceptance is generally required.

There are a list of specification or function modules defined in the contract. Each specification or module are considered related each other because none of them can be delivered to customers separately. In addition, source code and documentation to be delivered to customers is a package of final deliverables, because if the delivery without a source code, the documentation is worthless to customer. Therefore, the obligations are highly interrelated to the final outcomes of the deliverables as a customer requires. As a result, the Company identified that software development service contract contains a single performance obligation, which is to conduct a full package of software development service for the customer as agreed in contracts.

When assessing whether the performance obligation is satisfied at a point in time or over time, following three factors are considered:

(1)	When the Company provides the service, the customer does not receive the benefit simultaneously, because the software developed in progress could not be used by customer as a software for alternative development till it passes its test without a bug.

(2)	When the Company provides the service, it creates an asset. However, this asset is useful for the Company at any progress but worthless for customer, because even if the customer receives the source code from the Company, the customer is not able to modify it, utilize it, improve it or make it useful, if any bugs are detected. In addition, even if the source code is received, the customer is also not able to ask third party to modify it because the time cost to understand the programming logical is high. As a result, the customer is not able to create or enhance the asset created by the Company during the software developing progress.

(3)	The contract does not contain explicit contractual terms entitling the Company to invoice at any point throughout the contract period. In addition, according to attorney’s opinion, the Company may only retain the payment received from the customer and cannot claim service fee for the extra workload completed after last milestone payment. Furthermore, the last 3-4 milestones of most contracts are testing or warranty, which are considered as low workload, but the payment of the last 3-4 milestones takes 50% of total consideration. As a result, the Company considered that the cumulative amount of milestone payments paid by the customers is not expected, at all times throughout the contract, to at least correspond to the amount that would be necessary to compensate the Company for performance completed to date. Therefore, the Company concludes that the Company does not has an enforceable right to payment for performance completed to date.

Because of the above three factors, the Company concludes that the service should be recognized in time upon completion of the performance obligation, when the software is delivered to the customer, and pass the customer’s test.

F-11

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

(2)	Revenue from maintenance services or other similar services

The Company promised to provide maintenance services to customers during a period as defined in a contract. It is a distinct obligation as identified by the contract. When the Company provides the maintenance service, the customer received the benefit simultaneously. As a result, the revenue should be recognized over the time during the Company provide the service to the customer. As the total price is fixed and the service is considered evenly distributed during the period, the revenue can be amortized on a straight line basis over the contract service period. No returns, refund and other similar obligations during each reporting period.

The following table disaggregates the Company’s revenue by major sources:

	For the years ended September 30,
	2024	2023
By revenue type
Software development services	$2,123,203	$581,920
Maintenance and other similar services	90,584	333
Total	$2,213,787	$582,253

The following table summarizes the Company’s revenues recognized at a point in time or over time:

	For the years ended September 30,
	2024	2023
Timing of revenue recognition
At a point in time	$2,123,203	$581,920
Over time	90,584	333
Total	$2,213,787	$582,253

Contract liability

The Company presents the consideration that a customer pays before the Company transfers a service to the customer as a contract liability when the payment is made. Unearned revenues consist of payments received related to unsatisfied performance obligation at the end of the period, included in advance from customers in the Company’s consolidated balance sheets with the balance of $132,492 and $1,419,596 as of September 30, 2024 and 2023, respectively. The movement of advance from customer was as below.

Amount
September 30, 2022	$1,111,771
Addition	800,328
Recognized as revenue within the fiscal year ended September 30, 2023	(546,190)
Foreign currency translation adjustments	53,687
September 30, 2023	1,419,596
Addition	841,528
Recognized as revenue within the fiscal year ended September 30, 2024	(2,160,788)
Foreign currency translation adjustments	32,156
September 30, 2024	$132,492

F-12

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cost of revenues

Cost of revenues consists primarily of salary and benefits expenses and outsourced manpower costs directly related to the software project development or maintenance.

Selling, general and administrative expenses

Selling, general and administrative expenses consist primarily of travelling expenses, salaries, bonuses and benefits for employees involved in general corporate functions and those not specifically dedicated to research and development activities, depreciation and amortization of fixed assets and intangible assets, legal and other professional services fees, rental, and other general corporate related expenses.

Research and development expenses

Research and development costs are mainly comprised of salary and welfare expenses for the Company’s technical employees and outsourced manpower who work for the research and development of the Company’s new software or platforms.

Employee benefit

Laws require the Company’s entities incorporated to pay to the local labor bureau a monthly contribution calculated at a stated contribution rate on the monthly basis compensation of qualified employees. The Company has no further commitments beyond its monthly contribution. Employee social benefits included as expenses in the accompanying consolidated statements of comprehensive loss amounted to US$23,837 and US$123,441 for the fiscal years ended September 30, 2024 and 2023, respectively.

Operating leases

The Company mainly leases administrative offices and operating centers from property owners. These are all classified as operating leases. Effective October 1, 2022, the Company adopted the FASB Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASC 842”), along with several additional clarification ASU’s issued during 2018, using a modified retrospective transition approach with the cumulative effect recognized at the date of initial adoption. Upon adoption, the Company elected the package of practical expedients that allows the Company to not re-assess (i) any existing arrangements that contained a lease, (ii) the lease classification of any existing leases, and (iii) initial direct costs for any existing lease. The Company elected not to apply the hindsight policy, which allows an entity to include current considerations for existing leases when determining initial lease terms, which means, lease terms for all existing leases on the adoption date are consistently used as before. The Company elected to use the remaining lease term as of the adoption date to estimate the applicable discount rate for leases that were in place upon adoption.

The determination of whether an arrangement is or contains a lease is made at inception by evaluating whether the arrangement conveys the right to use an identified asset and whether the Company obtains substantially all of the economic benefits from and has the ability to direct the use of the asset.

The Company elected not to separate non-lease components from lease components if the lease agreements consist of both lease and non-lease components. However, for all of the Company’s long-term lease agreements, lease payment do not contain the consideration for the non-lease component and the non-lease component has its own price and is paid separately. So, the Company calculates the right-of-use (“ROU”) and lease liabilities by using the lease payment only for the use of the underlying leased assets and has no need to allocate the lease payment between the lease and non-lease component.

Under a lease, the lessees are required to recognize ROU assets and lease liabilities. ROU assets represent the Company’s right to use an underlying asset for the lease term and are recognized as the amount of the lease liabilities, adjusted for any prepaid or accrued lease payments, net of lease incentives received, unamortized initial direct costs, or impairment charges relating to the right-of-use-asset. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease and are recognized at the present value of the future lease payments at the lease commencement date. As the interest rate implicit in most of the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate at the lease commencement date to determine the present value of the future lease payments. The Company’s lease terms include options to renew or terminate the lease when it is reasonably certain that it will exercise the option.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities accounts on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expenses are recorded on a straight-line basis over the lease term.

Repayments of operating lease liabilities, variable lease payments, and short-term lease payments are classified as operating activities in the consolidated statements of cash flows.

As a result of the adoption, the Company as the lessee of operating leases recognized ROU assets and lease liabilities (including current and non-current) for operating leases of $57,335 and $62,946, respectively as of October 1, 2022. The adoption had no material impact on the Company’s consolidated statements of operations and comprehensive income (loss) for the year ended September 30, 2024 or the opening balance of retained earnings as of October 1, 2022. The short-term lease cost was incurred $23,542 and $24,183 during the fiscal years ended September 30, 2024 and 2023, respectively. The lease expenses during the fiscal years ended September 30, 2024 and 2023 were recorded as $nil and $7,043 respectively. The annual discount rate used to calculate the ROU assets and lease liability for the fiscal year ended September 30, 2023 is 5%. Discount rate is not applicable for the year ended September 30, 2024.

F-13

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Related parties include: (a) Affiliates of the entity, who directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with an entity; (b) Entities for which investments in their equity securities would be required to be accounted for by the equity method by the investing entity; (c) Trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) Principal owners, who record or known beneficial owners of more than 10 percent of the voting interests, of the entity and members of their immediate families; (e) Management of the entity and members of their immediate families; (f) Other parties with which the entity may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; (g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests. The Company disclosed all material related party transactions in the notes to these financial statements.

Goods and service tax (“GST”) and Value added tax (“VAT”)

Revenue represents the invoiced value of goods and services, net of GST or VAT. GST is applicable in Platinum Singapore. The GST is based on gross sales price and tax rates range from 7% to 9%, depending on the calendar year of sales. GST general taxpayers are allowed to offset qualified input GST paid to suppliers against their output GST liabilities. Net GST balance between input GST and output GST is recorded in accrued expenses and other liabilities.

VAT applicable rate for Platinum SH is at 6%. Subsidiaries incorporated in Cayman and Hong Kong are not subject to the value added tax under the legal frameworks of their respective jurisdictions.

Government grant

Government grants are recognized as income in other income, net or as a reduction of specific costs and expenses for which the grants are intended to compensate. Such amounts are recognized in the Consolidated Statements of Operations and Comprehensive Income (Loss) upon receipt and all conditions attached to the grants are fulfilled. For the years ended September 30, 2024 and 2023, the Company received $3,187 and $2,358 Singapore government subsidy for hiring employees and grants for employees’ training, included in other income (expenses), net.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No penalties or interest relating to income taxes have been incurred for the years ended September 30, 2024 and 2023.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis of the potential Class A Ordinary Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Class A Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

F-14

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency translation

The functional currencies of the Company are the local currency of the country in which the subsidiaries operate. The Company’s consolidated financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in functional currencies at the balance sheet date are translated at the applicable rates of exchange in effect on that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component in accumulated other comprehensive income included in consolidated statements of changes in equity. In the financial statements of the Company’s subsidiaries, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the consolidated income statements during the year in which they occur.

Since the Company operates primarily in the Singapore, PRC mainland and Hong Kong, the Company’s functional currency is the Singapore dollar (“SGD”), Chinese Yuan (“RMB”) or US dollar (“US$” or “$”). The Company’s consolidated financial statements have been translated into the reporting currency of U.S. Dollars (“US$” or “$”).

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	September 30, 2024	September 30, 2023
RMB Balance sheet items, except for equity accounts	US$1=RMB 7.0176	US$1=RMB 7.2960
RMB Items in the statements of operations and cash flows	US$1=RMB 7.2043	US$1=RMB 7.0533
SGD Balance sheet items, except for equity accounts	US$1=SGD 1.2831	US$1=SGD 1.3656
SGD Items in the statements of operations and cash flows	US$1= SGD 1.3406	US$1= SGD 1.3518

A majority of the Company’s expense transactions are denominated in Singapore dollar or RMB and a significant portion of the Company’s assets and liabilities are denominated in Singapore dollar.

The Company’s functional currency is the Singapore dollar, RMB or US dollar, and the Company’s financial statements are presented in U.S. dollars. It is difficult to predict how market forces or Singapore, PRC or U.S. government policy may impact the exchange rate between the Singapore dollar, RMB and the U.S. dollar in the future. The change in the value of the Singapore dollar and RMB relative to the U.S. dollar may affect the Company’s financial results reported in the U.S. dollar terms without giving effect to any underlying changes in the Company’s business or results of operations. Currently, the Company’s assets, liabilities, revenues and costs are denominated in Singapore dollar or RMB. To the extent that the Company needs to convert U.S. dollars into Singapore dollar or RMB for capital expenditures and working capital and other business purposes, appreciation of Singapore dollar or RMB against U.S. dollar would have an adverse effect on the Singapore dollar or RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert Singapore dollar or RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against Singapore dollar or RMB would have a negative effect on the U.S. dollar amount available to the Company.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustment resulting from the Company not using US$ as its functional currency.

F-15

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment reporting

In accordance with ASC Topic 280, Segment Reporting, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer. The Company’s CODM reviews the consolidated financial results when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, the Company has only one reportable segment. The Company operates and manages its business in software related services as a single segment. As the Company’s long-lived assets are substantially located in the Singapore and substantially the Company’s revenues are derived from the Singapore, no geographical segments are presented.

Concentrations of credit risks

Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of cash, accounts receivable and prepayments and other current assets. The maximum exposure of such assets to credit risk is their carrying amounts as at the balance sheet dates. The Company conducts credit evaluations of its customers and suppliers, and generally does not require collateral or other security from them. The Company establishes an accounting policy to provide for allowance for doubtful accounts based on the individual customer’s and supplier’s financial condition, credit history, and the current economic conditions.

(a)	Significant customers

Major customers that make up 10% or more of revenue are as below:

	For the years ended
	September 30, 2024		September 30, 2023
	Amount	%	Amount	%
Customer A	$1,679,517	75.9%	$73,029	12.5%
Customer B	512,816	23.2%	-	0.0%
Customer C	-	0.0%	238,201	40.9%
Customer D	-	0.0%	270,690	46.5%
Others	21,454	0.9%	333	0.1%
Total	$2,213,787	100%	$582,253	100%

Major customers that make up 10% or more of accounts receivable are as below:

	September 30, 2024		September 30, 2023
	Amount	%	Amount	%
Customer A	$7,080	14.7%	$92,696	70.8%
Customer C	41,031	85.3%	38,198	29.2%
Total	$48,111	100%	$130,894	100%

(b)	Significant suppliers

Major suppliers that make up 10% or more of purchase are as below:

	For the years ended
	September 30, 2024		September 30, 2023
	Amount	%	Amount	%
Supplier A	490,032	63.1%	398,509	47.3%
Supplier B	-	0.0%	126,065	15.0%
Others	286,861	36.9%	317,695	37.7%
Total	$776,893	100%	$842,269	100%

Major suppliers that make up 10% or more of accounts payable are as below:

	September 30, 2024		September 30, 2023
	Amount	%	Amount	%
Supplier C	$-	0.0%	$8,550	12.6%
Supplier D	42,703	50.4%	23,844	35.2%
Supplier E	8,165	9.6%	8,635	12.8%
Supplier F	-	0.0%	12,613	18.6%
Supplier G	13,687	16.2%	-	0.0%
Others	20,092	23.8%	14,041	20.8%
Total	$84,647	100.0%	$67,683	100.0%

F-16

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. As a result, the Company’s operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

In March 2024, the FASB issued new accounting guidance, ASU 2024-01, for leasehold improvements associated with common control leases, which is effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. The new guidance introduced two issues: terms and conditions to be considered with leases between related parties under common control and accounting for leasehold improvements. The goals for the new issues are to reduce the cost associated with implementing and applying Topic 842 and to promote diversity in practice by entities within the scope when applying lease accounting requirements. ASU 2024-01 is effective for the Company for annual and interim reporting periods beginning October, 2024. The Company concluded that no effect of the adoption of this ASU.

In October 2024, the FASB issued ASU 2024-06, Disclosure Improvements — codification amendments in response to SEC’s disclosure Update and Simplification initiative which amend the disclosure or presentation requirements of codification subtopic 230-10 Statement of Cash Flows—Overall, 250-10 Accounting Changes and Error Corrections— Overall, 260-10 Earnings Per Share— Overall, 270-10 Interim Reporting— Overall, 440-10 Commitments—Overall, 470-10 Debt—Overall, 505-10 Equity—Overall, 815-10 Derivatives and Hedging—Overall, 860-30 Transfers and Servicing—Secured Borrowing and Collateral, 932-235 Extractive Activities— Oil and Gas—Notes to Financial Statements, 946-20 Financial Services— Investment Companies— Investment Company Activities, and 974-10 Real Estate—Real Estate Investment Trusts—Overall. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to existing SEC disclosure requirements or those that must provide financial statements to the SEC for securities purposes without contractual transfer restrictions, the effective date aligns with the date when the SEC removes the related disclosure from Regulation S-X or Regulation S-K. Early adoption is not allowed. For all other entities, the amendments will be effective two years later from the date of the SEC’s removal. The Company is in the process of evaluating the effect of the adoption of this ASU.

F-17

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In November 2024, the FASB issued ASU 2024-07, which is an update to Topic 280, Segment Reporting. The amendments in this Update improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments in this update: (1) require that a public entity disclose, on an annual and interim basis, significant segment expenses that are regularly provided to the chief operating decision maker (CODM) and included within each reported measure of segment profit or loss (collectively referred to as the “significant expense principle”), (2) Require that a public entity disclose, on an annual and interim basis, an amount for other segment items by reportable segment and a description of its composition. The other segment items category is the difference between segment revenue less the segment expenses disclosed under the significant expense principle and each reported measure of segment profit or loss, (3) Require that a public entity provide all annual disclosures about a reportable segment’s profit or loss and assets currently required by Topic 280 in interim periods, and (4) Clarify that if the CODM uses more than one measure of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources, a public entity may report one or more of those additional measures of segment profit. However, at least one of the reported segment profit or loss measures (or the single reported measure, if only one is disclosed) should be the measure that is most consistent with the measurement principles used in measuring the corresponding amounts in the public entity’s consolidated financial statements. In other words, in addition to the measure that is most consistent with the measurement principles under generally accepted accounting principles (GAAP), a public entity is not precluded from reporting additional measures of a segment’s profit or loss that are used by the CODM in assessing segment performance and deciding how to allocate resources, (5) Require that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources, and (6) Require that a public entity that has a single reportable segment provide all the disclosures required by the amendments in this Update and all existing segment disclosures in Topic 280. The amendments in this Update also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in this Update are effective for fiscal years beginning after December 15, 2024, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. A public entity should apply the amendments in this Update retrospectively to all prior periods presented in the financial statements. Upon transition, the segment expense categories and amounts disclosed in the prior periods should be based on the significant segment expense categories identified and disclosed in the period of adoption. We are evaluating the effect this guidance will have on our segment disclosures.

In December 2024, the FASB issued ASU 2024-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The amendments allow investors to better assess, in their capital allocation decisions, how an entity’s worldwide operations and related tax risks and tax planning and operational opportunities affect its income tax rate and prospects for future cash flows. 5 The other amendments in this Update improve the effectiveness and comparability of disclosures by (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (SEC) Regulation S-X 210.4-08(h), Rules of General Application—General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted. We are evaluating the effect this guidance will have on our tax disclosures.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

F-18

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – ACCOUNTS RECEIVABLE, NET

	September 30, 2024	September 30, 2023
Accounts receivable	$48,111	$130,894
Less: allowance for doubtful accounts	-	-
Account receivable, net	$48,111	$130,894

During the years ended September 30, 2024 and 2023, the Company recorded no bad debt.

NOTE 4 — PREPAYMENT AND OTHER CURRENT ASSETS

Prepayment and other current assets consisted of the following:

	September 30, 2024	September 30, 2023
Prepaid expenses	$55,000	$-
Prepaid taxes	1,552	1,104
Total	$56,552	$1,104

F-19

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of the following:

	September 30, 2024	September 30, 2023
Electronic equipment	$145,376	$136,714
Subtotal	145,376	136,714
Less: accumulated depreciation	(99,902)	(57,618)
Property and equipment, net	$45,474	$79,096

Depreciation expense for the years ended September 30, 2024 and 2023 amounted to $37,041 and $42,186, respectively.

NOTE 6 — INTANGIBLE ASSETS, NET

Intangible assets, net, consist of the following:

	September 30, 2024	September 30, 2023
IT system	$62,948	$59,145
Subtotal	62,948	59,145
Less: accumulated amortization	(17,311)	(10,350)
Intangible assets, net	$45,637	$48,795

Amortization expense for the years ended September 30, 2024 and 2023 amounted to $6,025 and $5,975, respectively.

NOTE 7 —OTHER NON-CURRENT ASSETS

	As of September 30,
	2024	2023
Security deposit	$8,277	$9,518
Other non-current assets	$8,277	$9,518

F-20

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — RELATED PARTY BALANCES AND TRANSACTIONS

The Company records transactions with various related parties. These related party balances as of September 30, 2024 and 2023 and transactions for the years ended September 30, 2024 and 2023 are identified as follows:

(1)	Related party with transactions and related party relationships

Name of Related Party	Relationship to the Company
Zheng, Huiyi	CEO, Chairman of the Board of Directors
Bao, Qihong	CTO and Director of the Company
Carrie Choy	A senior officer of the Company
Shanghai Borui Finance Information Limited	An entity controlled by CEO of the Company

(2)	Significant Related Party Transactions

Sales to a related party

	For the years ended September 30,
	2024	2023
Shanghai Borui Finance Information Limited	$19,642	$-
Total	$19,642	$-

The Company provided a software development service to the related party.

Purchases from a related party

	For the years ended September 30,
	2024	2023
Shanghai Borui Finance Information Limited- software development	$389,163	$247,429
Shanghai Borui Finance Information Limited- research and development	100,869	151,080
Total	$490,032	$398,509

The related party provided IT professional outsourcing service to the Company for the Company’s software development purpose or research and development purpose.

Cash advanced to a related party

	For the years ended September 30,
	2024	2023
Shanghai Borui Finance Information Limited – advance payment	$-	$113,139
Shanghai Borui Finance Information Limited – prepaid service fee	206,133	-
Total	$206,133	$113,139

Cash advanced from related parties

	For the years ended September 30,
	2024	2023
Zheng, Huiyi	$22,378	$95,196
Bao, Qihong	490,000	65,000
Carrie Choy	199,557	-
Total	$711,935	$160,196

(3)	Amounts due from a related party

	As of September 30,
	2024	2023
Amounts due from a related party
Shanghai Borui Finance Information Limited – prepaid service fee	215,370	-
Shanghai Borui Finance Information Limited – advance payment	159,471	177,906
Total	$374,841	$177,906

The amounts due from a related party of $ 159,471 and $ 177,906 as of September 30, 2024 and 2023, respectively, represented the advance payment to management for business operation.

(4)	Amounts due to related parties

	As of September 30,
	2024	2023
Amounts due to related parties
Zheng, Huiyi	$123,674	$94,234
Bao, Qihong	555,000	65,000
Carrie Choy	208,500	-
Total	$887,174	$159,234

The amounts due to Zheng, Huiyi are interest free with due date of February 27, 2026 and June 30, 2026, with amount of $95,000 and $28,674, respectively. The loans can be extended for another year upon both parties agreement.

The amounts due to Bao, Qihong are interest free with amount of $60,000 at maturity date of February 23, 2026, with amount of $5,000 at maturity date of March 25, 2026, with amount of $120,000 at maturity date of September 6, 2026 and amount of $370,000 at maturity date of September 23, 2026. The loans can be extended for another year upon the Company’s request.

The amounts due to Carrie Choy are interest free with amount of $100,000 at maturity date of August 6, 2026 and amount of $108,500 at maturity date of July 22, 2026. The loans can be extended for another year upon both parties agreement.

F-21

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — TAXES

(a)	Corporate Income Taxes (“CIT”)

Cayman Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Singapore

Under Singapore tax laws, the corporate income tax rate varies from year to year. For the years ended September 30, 2024 and 2023, the corporate income tax rate was 17%. Platinum Singapore applied the tax rate of 17% for its provision for current income and deferred taxes. Net operating loss will be carried forward indefinitely under Singapore profits tax regulation. The accumulated operating loss were $3,888,320 and $4,562,019 as of September 30, 2024 and 2023, respectively.

Others

Subsidiaries incorporated in other countries are subject to the respective applicable corporate income tax rates of the countries where they are resident.

F-22

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — TAXES (continued)

i)	The components of the income tax provision are as follows:

	For the year ended September 30, 2024	For the year ended September 30, 2023
Current tax expense	$-	$-
Deferred tax expense (benefit)	$-	$-
Total income tax expense (benefit)	$-	$-

Income (loss) before provision for income taxes is attributable to the following geographic locations for the years ended September 30, 2024 and 2023:

	For the year ended September 30,	For the year ended September 30,
	2024	2023
Cayman	$(4,180)	$(75)
Singapore	920,807	(1,088,213)
Hong Kong and PRC	(23,128)	(101,304)
Elimination	(115,117)	(47,628)
Total Income before Income Taxes	$778,382	$(1,237,220)

ii)	The following table reconciles Singapore statutory rates to the Company’s effective tax rate:

	For the year ended September 30,	For the year ended September 30,
	2024	2023
Income tax expense at Singapore statutory income tax rate	$132,325	$(210,327)
Impact of different tax rates in other jurisdictions and elimination	18,733	291
Permanent difference	806	14,338
Effect of change in valuation allowance	(151,864)	195,698
Income tax expense (benefit)	$-	$-

F-23

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — TAXES (continued)

iii)	The following table summarizes deferred tax assets and liabilities resulting from differences between financial accounting basis and tax basis of assets and liabilities:

	September 30, 2024	September 30, 2023
Deferred tax assets:
Net operating losses	$1,497,239	$1,574,555
Total deferred tax assets	1,497,239	1,574,555
Less: Valuation allowance	(1,497,239)	(1,574,555)
Total deferred tax assets, net of valuation allowance	$-	$-

Valuation allowance movement is as follows:

	September 30, 2024	September 30, 2023
Beginning balance	$1,574,555	$1,372,010
Additions	5,479	195,698
Reversals	(157,343)	-
Foreign currency translation adjustments	74,548	6,847
Ending balance	$1,497,239	$1,574,555

(b)	Uncertain tax positions

Under relevant Singapore tax laws, tax cases are normally subject to investigation by the tax authority for up to 4 years of assessment prior to the current year of assessment for Corporate Income Tax, and 5 years from the end of the prescribed accounting period for Goods and Services Tax.

As of September 30, 2024, Corporate Income Tax returns for the years of assessment 2023 and 2024 remain open for statutory examination and the Company had no open tax investigations from the tax authority.

F-24

PLATINUM ANALYTICS CAYMAN LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was established by founding shareholders under the laws of the Cayman Islands on with ordinary shares authorized 5,000,000, $0.01 par value, 88,000 ordinary shares issued and outstanding on October 6, 2016.

From June 2017 till February 17, 2022, the Company issued 1,058,117 shares to different shareholders. As of September 30, 2024, 2023 and 2022, 1,146,117 ordinary shares were issued and outstanding.

On 31 March 2025, the authorized share capital of the Company was changed from US$50,000.00 divided into 5,000,000 ordinary shares of par value of US$0.01 each, to US$50,000.00 divided into 100,000,000 Class A Ordinary Shares and 25,000,000 Class B Ordinary Shares.

Statutory reserve and restricted net assets

As stipulated by relevant PRC laws and regulations, the Company’s subsidiaries and affiliated entities in the mainland PRC (exclusive of Hong Kong) must take appropriations from tax profit to non-distributive funds. These reserves include general reserve and the development reserve.

The statutory reserve requires annual appropriation 10% of after-tax profits at each year-end until the balance reaches 50% of a mainland PRC company’s registered capital. Other reserve is set aside at the Company’s discretion. These reserves can only be used for general enterprise expansion and are not distributable as cash dividends. No general reserve were provided as of September 30, 2024 and 2023, respectively.

Because the Company’s operating subsidiary in the mainland PRC can only be paid out of distributable profits reported in accordance with mainland PRC accounting standards, the Company’s operating subsidiary in the mainland PRC is restricted from transferring a portion of their net assets to the Company. The restricted amounts include the paid-in capital and statutory reserves of the Company’s entity in the mainland PRC. The aggregate amount of paid-in capital and statutory reserves, which represented the amount of net assets of the Company’s operating subsidiary in the mainland PRC not available for distribution, was $2,985,000 and $2,985,000 as of September 30, 2024 and 2023, respectively.

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company is subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of September 30, 2024, the Company has no significant outstanding litigation.

NOTE 12 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to January 23, 2025, the date on which the financial statements were available to be issued. Based on the review, the Company did not identify any material subsequent event except disclosed below that is required disclosure in the consolidated financial statements.

On January 10, 2025, the Company sold 100% equity interest in Platinum HK, its wholly owned subsidiary, (together with Platinum SH, Platinum HK’s wholly owned subsidiary) to Zheng, Huiyi, the CEO and Chairman of the Board of Directors of the Company with consideration of HK$1. Meanwhile, all receivables and payables between the Company and Platinum HK with its subsidiary were waived-off.

F-25

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our third amended and restated memorandum and articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former director (including alternate director), secretary and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements will be filed as Exhibit 10.1 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriters of us and our directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

There have been no recent sales of unregistered securities.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

II-1

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on June 20, 2025.

Platinum Analytics Cayman Limited

By:	/s/ Huiyi Zheng
Huiyi Zheng
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Huiyi Zheng	Chief Executive Officer, Director	June 20, 2025
Huiyi Zheng	(Principal Executive Officer)

*	Chief Financial Officer	June 20, 2025
Yinjie Zhou	(Principal Financial and Accounting Officer)

*	Chief Technology Officer, Director	June 20, 2025
Qihong Bao

* By:	/s/ Huiyi Zheng
Name:	Huiyi Zheng
Title:	Attorney-in-fact

II-3

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of Platinum Analytics Cayman Limited has signed this registration statement or amendment thereto in New York, New York, United States of America on June 20, 2025.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

II-4

EXHIBIT INDEX

Exhibit No.	Description of document
1.1**	Form of Underwriting Agreement
3.1*	Third Amended and Restated Memorandum and Articles of Association
4.1**	Specimen Class A Ordinary Share Certificate
5.1**	Opinion of Ogier, Cayman Islands counsel of the Registrant, regarding the validity of Class A Ordinary Shares being registered
8.1**	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1*	Renewal of the WeWork Membership Agreement between Platinum Analytics Singapore Ltd and WeWork Singapore Pte. Ltd
10.2*	2024 Software R& D Services Agreement between Platinum Analytics Singapore Pte Ltd and Shanghai Borui Financial Information Service Co., Ltd dated December 22, 2023
10.3*	Purchase Contract between Platinum Analytics Singapore Pte Ltd and Taipei Fubon Commercial Bank Co., Ltd
10.4*	Master Agreement between Platinum Analytics Singapore Pte. Ltd and Oversea-Chinese Banking Corporation Limited dated August 27, 2020
10.5*	Form of Chief Executive Officer Employment Contract
10.6*	Form of Chief Financial Officer Employment Contract
10.7*	Form of Chief Technology Officer Employment Contract
10.8*	Form of Indemnification Agreement
14.1*	Code of Business Conduct and Ethics of the Registrant
14.2*	Clawback Policy of the Registrant
14.3*	Insider Trading Policy of the Registrant
14.4*	Executive Compensation Recovery Policy
21.1*	List of Subsidiaries of the Registrant
23.1**	Consent of AOGB CPA Limited
23.2**	Consent of Ogier (included in Exhibits 5.1)
23.3*	Consent of AllBright Law Offices (FUZHOU)
23.4*	Consent of Drew & Napier LLC
24.1*	Power of Attorney (included in signature page hereto)
99.1*	Director Nominee Consent of Anqi Lu
99.2*	Director Nominee Consent of Chenling Zhang
99.3*	Director Nominee Consent of Shiao-Hua Yen
99.4*	Audit Committee Charter
99.5*	Compensation Committee Charter
99.6*	Nominating Committee Charter
107*	Calculation of Registration Fee

*	Previously filed.
**	Filed herewith.
^	Certain terms have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the terms upon request by the SEC.

II-5